UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FEIHE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Feihe International, Inc.
(2) Aggregate number of securities to which transaction applies:

11,617,166 shares of common stock, calculated as the sum of (A) 11,605,166 shares of common stock issued and outstanding as of March 22, 2013 subject to the transaction (consisting of 19,784,291 shares of common stock outstanding as of March 22, 2013 minus 8,179,125 shares of common stock held by Mr. You-Bin Leng, Mr. Sheng-Hui Liu and Mr. Hua Liu (collectively, the “Rollover Holders”)*), and (B) 12,000 shares of common stock underlying outstanding options as of March 22, 2013 (consisting of the 48,000 shares of common stock underlying outstanding options with an exercise price below $7.40 per share as of March 22, 2013 minus 36,000 shares of common stock underlying outstanding options held by the Rollover Holders*).

* Shares of common stock and options to purchase shares of common stock held by the Rollover Holders are all being contributed to Platinum Infant Formula Holding Limited immediately prior to the consummation of the merger and will be cancelled at the effective time of the merger for no consideration thereon.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $85,880,028.40. The maximum aggregate value of the transaction was calculated based upon the sum of (A) 11,605,166 shares of common stock issued and outstanding as of March 22, 2013 subject to the transaction (consisting of 19,784,291 shares of common stock outstanding as of March 22, 2013 minus the 8,179,125 shares of common stock held by the Rollover Holders) multiplied by $7.40 per share merger consideration, and (B) 12,000 shares of common stock underlying outstanding options as of March 22, 2013 (consisting of the 48,000 shares of common stock underlying outstanding options with an exercise price below $7.40 per share as of March 22, 2013 minus 36,000 shares of common stock underlying outstanding options held by the Rollover Holders) multiplied by $0.15 per share (which is the difference between the $7.40 per share merger consideration and the weighted average exercise price of such options of $7.25 per share). The filing fee equals the product of 0.00013640 multiplied by the maximum aggregate value of the transaction.

(4) Proposed maximum aggregate value of transaction: $85,880,028.40

(5) Total fee paid: $11,714.04

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date Filed:

Feihe International, Inc.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

__________, 2013

TO THE SHAREHOLDERS OF FEIHE INTERNATIONAL, INC.:

You are cordially invited to attend a special meeting of shareholders of Feihe International, Inc., a Utah corporation (the “Company,” “we,” “us” or “our”), to be held on _________, 2013, at _____ a.m. (Beijing time), at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016.

On March 3, 2013, we entered into an Agreement and Plan of Merger (the “merger agreement”) with Diamond Infant Formula Holding Limited, a Cayman Islands exempted company (“Holdco”), Platinum Infant Formula Holding Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Parent”), and Infant Formula Merger Sub Holding Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “merger”). At the special meeting, we will ask you to vote upon a proposal to approve the merger agreement.

If the merger is completed, at the effective time of the merger, each share of Company common stock that is outstanding immediately prior to the effective time of the merger will be cancelled in consideration for the right to receive $7.40 in cash without interest (less any applicable withholding taxes) (the “merger consideration”), except for (a) shares of common stock owned by Holdco, Parent, Merger Sub, the Company or any of the Company’s subsidiaries, which will be cancelled at the effective time of the merger for no consideration, (b) all of the shares of common stock (including shares issuable upon the exercise of vested Company options) currently beneficially owned by Mr. You-Bin Leng, the Company’s Chief Executive Officer, President, General Manager and Chairman of its board of directors, Mr. Hua Liu, the Company’s Vice Chairman and Chief Financial Officer, and Mr. Sheng-Hui Liu, a director of the Company and vice president of Heilongjiang Feihe Dairy Co., Limited, one of the Company’s subsidiaries (collectively, the “Rollover Holders,” and the shares of Company common stock beneficially owned by the Rollover Holders, the “Rollover Shares”), which, pursuant to a contribution agreement entered into between the Rollover Holders, Holdco, Parent and the Company dated March 3, 2013, will be contributed to Parent in exchange for newly issued shares of Holdco prior to the consummation of the merger and will be then cancelled for no consideration at the effective time of the merger, and (c) shares of common stock owned by shareholders who have exercised and perfected dissenters’ rights in accordance with applicable Utah law, which shares will be cancelled at the effective time of the merger and will entitle the former holders thereof to the right to receive payment of the fair value of such shares, as may be determined ultimately by a court.

Following the effective time of the merger, Holdco will be, directly or indirectly, beneficially owned by the Rollover Holders and Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd, a Cayman Islands exempted limited liability company (the “Sponsor”).

A special committee of our board of directors, consisting entirely of directors of the Company who are independent and unaffiliated with any of Holdco, Parent, Merger Sub, the Rollover Holders and the Sponsor, which we collectively refer to as the “buyer group,” or any of the management members of the Company, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its shareholders (other than the members of the buyer group and its affiliates), whom we refer to as the “unaffiliated shareholders,” and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended that our shareholders approve the merger agreement.

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders and recommends that our shareholders approve the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement.

The merger cannot be completed unless the merger agreement is approved by (i) shareholders holding at least a majority of the outstanding shares of Company common stock and (ii) shareholders (other than members of the buyer group) holding at least a majority of the outstanding shares of the Company common stock other than the Rollover Shares. Each Rollover Holder has agreed to vote all of the shares of Company common stock held by him (which, in aggregate, comprise 8,179,125 shares of Company common stock) in favor of the approval of the merger agreement at the special meeting pursuant to a voting agreement entered into between Parent, the Company and the Rollover Holders dated March 3, 2013. The Rollover Holders beneficially own approximately 41.5% of the total number of outstanding shares of Company common stock (including, for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by them that are exercisable within 60 days from the date of this proxy statement). Based on the _______ shares of Company common stock outstanding on the record date for the special meeting and assuming the Rollover Holders vote all of their shares of Company common stock in favor of the proposal to approve the merger agreement, approximately _______ shares of Company common stock held by our unaffiliated shareholders must be voted in favor of the proposal to approve the merger agreement in order for such proposal to pass.

More information about the merger is contained in the accompanying proxy statement and a copy of the merger agreement is attached thereto as Annex A. We encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

In considering the recommendation of the special committee and the board of directors, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. Each of the Rollover Holders serves on the board of the Company and/or is an executive officer of the Company or its subsidiaries. The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and executive officers that may be different from, or in addition to, the interests of our shareholders generally.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee. The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

On behalf of the board of directors and management of the Company, we would like to thank all of our shareholders for their ongoing support as we prepare to take part in this important event in our history.

Sincerely,	Sincerely,
David Dong Chairman of the Special Committee	You-Bin Leng Chairman and Chief Executive Officer

The accompanying proxy statement is dated _________, 2013 and is first being mailed to shareholders on or about _________, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON _________, 2013

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Feihe International, Inc. (the “Company,” “we,” “us” or “our”) to be held on _________, 2013, at _____ a.m. (Beijing time), at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016, for the following purposes:

1.	to approve the Agreement and Plan of Merger, dated March 3, 2013 (the “merger agreement”), by and among Diamond Infant Formula Holding Limited, a Cayman Islands exempted company (“Holdco”), Platinum Infant Formula Holding Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Parent”), Infant Formula Merger Sub Holding Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “merger”); and
2.	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

If the merger agreement is approved by the requisite vote of our shareholders and the merger is completed, holders of our shares of common stock (other than certain excluded parties) will have the right to receive $7.40 per share in cash without interest (less any applicable withholding taxes) following the effective time of the merger. Following the merger, the Company will continue its operations as a privately held company and will be beneficially owned, directly and indirectly, by Mr. You-Bin Leng, the Company’s Chief Executive Officer, President, General Manager and Chairman of its board of directors, Mr. Hua Liu, the Company’s Vice Chairman and Chief Financial Officer, and Mr. Sheng-Hui Liu, a director of the Company and vice president of Heilongjiang Feihe Dairy Co., Limited, one of the Company’s subsidiaries (collectively, the “Rollover Holders”) and Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd (the “Sponsor”) and/or its affiliates, and as a result of the merger, our common stock will no longer be listed on the New York Stock Exchange. For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached thereto as Annex A.

A special committee of our board of directors, consisting entirely of directors of the Company who are independent and unaffiliated with any of Holdco, Parent, Merger Sub, the Rollover Holders and the Sponsor, which we collectively refer to as the “buyer group,” or any of the management members of the Company, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and its shareholders (other than the members of the buyer group and its affiliates), whom we refer to as the “unaffiliated shareholders,” and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders approve the merger agreement. Our board of directors, acting on the unanimous recommendation of the special committee, deemed it advisable, fair to and in the best interests of the Company and the unaffiliated shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and the unaffiliated shareholders and recommended that our shareholders approve the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” approval of the merger agreement, and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

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The Rollover Holders beneficially own in aggregate 8,215,125 shares of Company common stock (which figure includes 36,000 shares of Company common stock that are issuable upon the exercise of Company options that are exercisable within 60 days from the date of this proxy statement) (the “Rollover Shares”), or approximately 41.5% of the total outstanding shares of our common stock. Each of the Rollover Holders is a party to the contribution agreement described in the accompanying proxy statement and have agreed with Parent, Holdco and the Company, to contribute to Parent the Rollover Shares in exchange for newly issued shares of Holdco immediately prior to the effective time of the merger. If the merger is consummated, the Rollover Holders and the Sponsor (and/or its affiliates) will beneficially own the Company, 71.05% and 28.95%, respectively.

You are entitled to vote at the special meeting (including at any adjournment or postponement of such special meeting) if you were a shareholder of record at the close of business on _______, 2013. A list of shareholders will be available for inspection at the special meeting. All shareholders of record on the record date are cordially invited to attend the special meeting in person.

The approval of the merger agreement requires the affirmative vote by both (a) shareholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date, and (b) shareholders (other than members of the buyer group) holding at least a majority of the outstanding shares of the Company common stock at the close of business on the record date other than the Rollover Shares. The approval of the adjournment of the special meeting requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The Company’s shareholders have the right to dissent from the merger. Shares of our common stock held by a shareholder who has properly exercised and perfected dissenters’ rights in accordance with the Utah Revised Business Corporation Act, which we refer to as the “URBCA,” will not be converted into the right to receive the cash payment for such shares in the merger, and will instead represent the right to receive payment of the fair value of such shares in accordance with the URBCA. See “Dissenters’ Rights” beginning on page 99 of the accompanying proxy statement.

Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee. The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

2

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

By Order of the Board of Directors,

You-Bin Leng

Chairman and Chief Executive Officer

_________, 2013

Important Notice of Internet Availability

This proxy statement and other proxy materials relating to the special meeting to be held on _________, 2013 is available on the Internet and may be viewed free of charge at www.shareholdermaterial.com/ADY.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OF COMPANY COMMON STOCK BY TELEPHONE, OVER THE INTERNET, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD, BY SIGNING AND DATING IT AND RETURNING IT PROMPTLY. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

 SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Feihe International, Inc. common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of common stock are voted at the special meeting.

If your shares are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the proposal to postpone or adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call Innisfree M&A Incorporated at 1-888-750-5834 (toll-free from the US and Canada) or 1-412-232-3651 (from other countries). Institutional holders and banks and brokers may call collect at 1-212-750-5833.

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(continued)

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SUMMARY TERM SHEET

This “Summary Term Sheet,” together with the “Questions and Answers about the Special Meeting and the Merger,” highlights selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this entire proxy statement for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 106. In this proxy statement, the terms “we,” “us,” “our,” and the “Company” refer to Feihe International, Inc. and its subsidiaries. All references to “PRC” and “China,” for purposes of this proxy statement, are to the People’s Republic of China and do not include Taiwan, Hong Kong and Macau. All references to “dollars,” “$” and “US$” in this proxy statement are to the legal currency of the U.S. All references to “RMB” in this proxy statement are to the legal currency of China.

The Parties Involved in the Merger

Feihe International, Inc.

Feihe International, Inc. is a Utah corporation and is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in China. Our principal executive offices are located at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China. Our telephone number at this address is 86 (10) 6431-9357 and our fax number is +86 (10) 6431-1050.

For a description of our history and development, business and organizational structure, see our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference. See “Where You Can Find More Information” for a description of how to obtain a copy of our Annual Report.

Diamond Infant Formula Holding Limited or “Holdco”

Diamond Infant Formula Holding Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands, formed solely for the purpose of holding the equity interests in Parent (as defined below) and arranging and entering into the related investment transactions, and is currently owned, directly or indirectly, by Mr. You-Bin Leng and MSPEA (as defined below). Holdco has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions.

Pursuant to a contribution agreement, dated March 3, 2013, by and among Mr. You-Bin Leng, Mr. Sheng-Hui Liu, Mr. Hua Liu (collectively, the “Rollover Holders”), the Company, Holdco and Parent (the “contribution agreement”), prior to the effective time of the merger (as defined below), the Rollover Holders will contribute their Rollover Shares (as defined below) to Parent in exchange for equity interests in Holdco. Pursuant to certain equity commitment letters, the Sponsor (as defined below) has committed to contribute an aggregate of $28.1 million to Holdco, and Mr. You-Bin Leng has committed to contribute an aggregate of approximately $8.2 million to Holdco, in each case, for the purposes of financing the transactions contemplated by the merger agreement (as defined below), including related fees and expenses.

The registered office of Holdco is located at c/o Intertrust Corporate Services (Company) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands and its telephone number is 852-2848-5200.

Platinum Infant Formula Holding Limited or “Parent”

Platinum Infant Formula Holding Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands solely for the purpose of owning the Company after the merger and arranging the financing for the merger. Parent is a wholly-owned subsidiary of Holdco. Parent has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. Upon completion of the merger, the Company, as the surviving company in the merger, will be a direct wholly-owned subsidiary of Parent.

The registered office of Parent is located at c/o Intertrust Corporate Services (Company) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands and its telephone number is 852-2848-5200.

Infant Formula Merger Sub Holding Inc. or “Merger Sub”

Infant Formula Merger Sub Holding Inc. is a Utah corporation and was formed by Parent solely for the purpose of effecting the merger. Merger Sub is a wholly-owned subsidiary of Parent. Upon completion of the merger, the existence of Merger Sub will cease. Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger. After the merger, Merger Sub will no longer exist. The Company will be surviving company and will continue to exist as a wholly-owned subsidiary of Parent.

The registered office of Merger Sub is located at c/o National Registered Agents, Inc., 2778 W Shady Bend Lane, Lehi, Utah, UT 84043-5676, United States and its telephone number is 852-2848-5200.

Mr. You-Bin Leng

Mr. You-Bin Leng is a director, chairman of the board of directors, chief executive officer, president and general manager of the Company. The business address of Mr. You-Bin Leng is Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China. Mr. You-Bin Leng’s telephone number is 86 (10) 6431-9357. Mr. You-Bin Leng is a citizen of the People’s Republic of China. As of the date of this proxy statement, Mr. You-Bin Leng beneficially owned approximately 39.8% of the total number of outstanding shares of Company common stock (including for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by him that are exercisable within 60 days from the date of this proxy statement).

Mr. Hua Liu

Mr. Hua Liu is a vice chairman, chief financial officer, secretary, treasurer, and director of the Company. The business address of Mr. Hua Liu is Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China. Mr. Hua Liu’s telephone number is 86 (10) 6431-9357. Mr. Hua Liu is a citizen of the People’s Republic of China. As of the date of this proxy statement, Mr. Hua Liu beneficially owned approximately 0.3% of the total numbers of outstanding shares of Company common stock (including for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by him that are exercisable within 60 days from the date of this proxy statement).

Mr. Sheng-Hui Liu

Mr. Sheng-Hui Liu is a director of the Company and vice president of Heilongjiang Feihe Dairy Co., Limited (the “Heilongjiang WFOE”), one of the Company’s subsidiaries. The business address of Mr. Sheng-Hui Liu is Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China. Mr. Sheng-Hui Liu’s telephone number is 86 (10) 6431-9357. Mr. Sheng-Hui Liu is a citizen of the People’s Republic of China. As of the date of this proxy statement, Mr. Sheng-Hui Liu beneficially owned approximately 1.4% of the total numbers of outstanding shares of Company common stock (including for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by him that are exercisable within 60 days from the date of this proxy statement).

During the past five years, none of Mr. You-Bin Leng, Mr. Sheng-Hui Liu or Mr. Hua Liu has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Morgan Stanley Private Equity Asia III, L.L.C. or “MS LLC”

Morgan Stanley Private Equity Asia III, L.L.C., a Delaware limited liability company, is the general partner of MS LP (as defined below). Its principal business is investing in securities, and the address of its principal business office is 1585 Broadway, New York, New York 10036. Its telephone number is 852-2848-5200.

Morgan Stanley Private Equity Asia III, L.P. or “MS LP”

Morgan Stanley Private Equity Asia III, L.P. is a Cayman Islands exempted limited partnership and holds 92.1% of the Sponsor. Its principal business is investing in securities, and the address of its principal business office is 1585 Broadway, New York, New York 10036. Its telephone number is 852-2848-5200.

Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd or the “Sponsor”

Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd is a Cayman Islands exempted company limited by shares and owns 100% of the issued share capital of MSPEA (as defined below). Its principal business is investment holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1- 9005, Cayman Islands. Its telephone number is 852-2848-5200.

MSPEA IMF Holding Limited or “MSPEA”

MSPEA IMF Holding Limited is a Cayman Islands exempted company limited by shares wholly owned by the Sponsor. Its principal business is investment holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1- 9005, Cayman Islands. Its telephone number is 852-2848-5200.

The name, business address, present principal occupation or employment and citizenship of each director and executive officer of the Sponsor and MSPEA, and the name, business address, present principal occupation or employment and citizenship of each executive officer of MS LLC and MS LP are set forth in Annex D hereto.

During the past five years, none of the MS Filing Persons (as defined below) nor any of their respective executive officers or directors, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

In this proxy statement, we refer to MS LLC, MS LP, the Sponsor and MSPEA, collectively as the “MS Filing Persons.” We refer collectively to Holdco, Parent, Merger Sub, the Rollover Holders and the MS Filing Persons, as the “buyer group.”

Overview of the Transaction (Page 81)

The Company, Holdco, Parent and Merger Sub entered into an Agreement and Plan of Merger (the “merger agreement”) on March 3, 2013. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “merger”). The following will occur in connection with and at the effective time of the merger:

·	each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Company common stock held by (i) the Rollover Holders, (ii) Holdco, Parent, Merger Sub, the Company or any of their respective subsidiaries, and (iii) shareholders who have properly exercised and perfected dissenters’ rights under the Utah Revised Business Corporation Act (the “URBCA”) (shares of Company common stock referred to in (i), (ii) and (iii) are collectively referred to as the “excluded shares”)) will be converted into the right to receive $7.40 per share (which amount we refer to as the “per share merger consideration”), in cash, without interest (less any applicable withholding taxes); and
·	all shares of Company common stock will be cancelled, and each certificate (or evidence of shares in book-entry form) that, immediately prior to the effective time of the merger, represents any such shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate, or dissenters’ rights if the shareholder has properly exercised and perfected dissenters’ rights under the URBCA.

Following and as a result of the merger:

·	the Company’s shareholders (other than the Rollover Holders) will no longer have any interest in, and will no longer be shareholders of, the Company, and will not participate in any of the Company’s future earnings or growth;
·	shares of Company common stock will no longer be listed on the New York Stock Exchange (“NYSE”), and price quotations with respect to shares of Company common stock in the public market will no longer be available; and
·	the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated.

The Special Meeting (Page 76)

The special meeting will be held on _________, 2013, at _____ a.m. (Beijing time), at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016. At the special meeting, you will be asked to, among other things, approve the merger agreement. Please see the section of this proxy statement captioned “Questions and Answers About the Special Meeting and the Merger” for additional information on the special meeting, including how to vote your shares of Company common stock.

Shareholders Entitled to Vote (Page 76)

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on _________, 2013, the record date for the special meeting. On that date, there were _______ shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock that you owned on that date.

Vote Required to Approve the Merger Agreement (Page 77)

Approval of the merger agreement requires the affirmative vote of (a) shareholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date, and (b) shareholders other than members of the buyer group (which shareholders we refer to as the “unaffiliated shareholders”) holding at least a majority of the outstanding shares of the Company common stock at the close of business on the record date other than the Rollover Shares (as defined below). We refer to the approval described in clause (b) above as the “approval of the unaffiliated shareholders” condition. Any shares of Company common stock owned, directly or indirectly by the buyer group, i.e., Holdco, Parent, Merger Sub, the Rollover Holders and the Sponsor, that are voted at the special meeting will be counted towards determining whether the proposal has passed pursuant to clause (a) above but not towards determining whether the approval of the unaffiliated shareholders condition has been satisfied.

As of the date of this proxy statement, the Rollover Holders beneficially own 8,215,125 shares of Company common stock (which figure includes 36,000 shares of Company common stock that are issuable upon the exercise or Company options that are exercisable within 60 days from the date of this proxy statement), constituting approximately 41.5% of the Company’s total outstanding common stock. We refer to these shares of Company common stock that are currently beneficially owned by the Rollover Holders as the “Rollover Shares” because, under the terms of a contribution agreement entered into by and among the Rollover Holders, Holdco, Parent and the Company on March 3, 2013, which we refer to as the “contribution agreement,” these shares will be contributed or “rolled over” to Parent prior to the effective time of the merger in exchange for shares of Holdco.

Pursuant to a voting agreement that was entered into on March 3, 2013 between Parent, the Rollover Holders and the Company, which we refer to as the “voting agreement,” the Rollover Holders have agreed, among other things, to vote all of the shares of Company common stock beneficially owned by them in favor of the proposal to approve the merger agreement at the special meeting. See “Special Factors—Voting Agreement; Voting by the Buyer Group at the Special Meeting” beginning on page 64 for additional information on such voting arrangements and how they may impact the approval of the merger agreement and the transactions contemplated thereby at the special meeting.

Based on the _______ shares of Company common stock outstanding on the record date for the special meeting and assuming the Rollover Holders vote all of the Rollover Shares in favor of the proposal to approve the merger agreement (which they have agreed to do pursuant to the voting agreement), _______ of shares of Company common stock held by the unaffiliated shareholders must be voted in favor of the proposal to approve the merger agreement in order for such proposal to pass.

See “The Special Meeting” beginning on page 76 for additional information.

Merger Consideration

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive the $7.40 per share merger consideration, in cash, without interest (less any applicable withholding taxes). The Rollover Shares as well as any other shares of Company common stock owned by Holdco, Parent, Merger Sub, the Company or any of their respective subsidiaries will be cancelled at the effective time of the merger without payment of any consideration thereon. Shares of Company common stock owned by shareholders who have properly exercised and perfected dissenters’ rights under the URBCA will be cancelled at the effective time of the merger without payment of the per share merger consideration and such shareholders will instead be entitled to demand payment of fair value of his, her or its shares of Company common stock, as may be determined ultimately by a court.

After we have completed the merger, a paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the per share merger consideration. Do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry form) and you have not properly exercised and perfected dissenters’ rights under the URBCA, you will automatically receive your per share merger consideration as soon as practicable after the effective time of the merger without any further action on your part. See “The Merger Agreement—Exchange Procedures and Payment Procedures” beginning on page 82 for additional information.

Treatment of Options and Restricted Shares (Page 82)

The merger agreement provides that each option to purchase Company common stock issued under the Company’s 2003 Stock Incentive Plan and the Company’s 2009 Stock Incentive Plan, which we refer to as a “Company option,” that is then unexpired and unexercised, other than the Company options held by the Rollover Holders, will, at the effective time of the merger, become fully vested and shall be cancelled and converted into the right of the former holder thereof to receive an amount in cash equal to the total number of shares of Company common stock underlying such option multiplied by the amount, if any, by which the per share merger consideration exceeds the exercise price payable per share of Company common stock issuable under such Company option. Company options which have an exercise price per share of Company common stock that is higher than the per share merger consideration (i.e., “out-of-the-money” options), will be cancelled at the effective time of the merger but will not otherwise entitle the former holder thereof to any consideration in respect thereof.

The merger agreement also provides that each restricted share award issued under the Company’s 2003 Stock Incentive Plan and the Company’s 2009 Stock Incentive Plan, which we refer to as a “restricted share” that is then outstanding and unvested will, at the effective time of the merger, become fully vested and automatically converted into the right to receive the per share merger consideration in cash without interest (less any applicable withholding taxes) just as if such restricted share had immediately prior to the effective time of the merger been a share of Company common stock. However, as of the date of this proxy statement, there were no restricted shares outstanding nor does the Company anticipate that any restricted shares will be issued prior to the effective time of the merger (and under the terms of the merger agreement, the Company is prohibited from doing so without Parent’s prior written consent).

Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger (Page 34)

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee of our board of directors (which we refer to as the “special committee”) consisting entirely of directors of the Company who are independent and unaffiliated with any member of the buyer group or any of the management members of the Company, recommends that our shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. Our board of directors and the special committee believe that the merger is fair (both substantively and procedurally) to the unaffiliated shareholders. For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the approval of the merger agreement and in determining that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders, see “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors” beginning on page 34 for additional information.

Position of the Buyer Group as to the Fairness of the Merger (Page 50)

Each of the members of the buyer group believes that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders. However, none of the members of the buyer group has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to our unaffiliated shareholders. Their belief is based upon the factors discussed under the captions, “Special Factors—Position of the Buyer Group as to the Fairness of the Merger” beginning on page 50 of this proxy statement.

Purposes and Effects of the Merger (Page 54)

If the merger is completed, all of our equity interests will be owned by Parent. Except for the Rollover Holders through their indirect interest in Parent, none of our current shareholders will have any ownership interest in, or be a shareholder of, the Company after the completion of the merger. As a result, our current shareholders (other than the Rollover Holders) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Shares of Company common stock are currently listed on the NYSE under the symbol “ADY.” Following the consummation of the merger, the Company will cease to be a publicly traded company and shares of Company common stock will no longer be traded on the NYSE.

Opinion of the Special Committee’s Financial Advisor (Page 42)

On March 3, 2013, Oppenheimer & Co. Inc. (“Oppenheimer”) rendered its oral opinion to the special committee (which was confirmed in writing by delivery of Oppenheimer’s written opinion dated the same date), as to the fairness, from a financial point of view, of the $7.40 per share merger consideration to be received by the holders of the shares of the Company common stock (other than holders of excluded shares) in the merger, as of March 3, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in preparing its opinion.

Oppenheimer’s opinion was addressed to the special committee for its benefit and use in evaluating the merger and only addressed the fairness from a financial point of view of the consideration to be received by holders of the shares of the Company common stock (other than the excluded shares) in the merger, and does not address any other aspect or implication of the merger. The summary of Oppenheimer’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in preparing its opinion. We encourage shareholders of the Company to carefully read the full text of Oppenheimer’s written opinion. However, neither Oppenheimer’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the special committee or any shareholders as to how to act or vote with respect to the merger or any related matter. Please see “Special Factors—Opinion of Oppenheimer, the Special Committee’s Financial Advisor” beginning on page 42 for additional information.

Financing of the Merger (Page 58)

Parent estimates that the total amount of funds required to complete the merger and related transactions is anticipated to be approximately $147.1 million. This amount is expected to be provided through a combination of (i) equity financing from the Sponsor and Mr. You-Bin Leng in an aggregate amount of approximately $36.3 million, (ii) the contribution of Company common stock (including shares issuable upon the exercise of their vested Company options) from the Rollover Holders (the equivalent of approximately $60.8 million based on the per share merger consideration); and (iii) debt financing from Wing Lung Bank Limited and Cathay United Bank of $50.0 million. See “Special Factors—Financing of the Merger” beginning on page 58 for additional information.

Limited Guarantee (Page 63)

Mr. You-Bin Leng and the Sponsor have agreed to guarantee 71.05% and 28.95%, respectively, of the obligations of Holdco, Parent and Merger Sub under the merger agreement to pay, under certain circumstances, a reverse termination fee to the Company and reimburse certain expenses.

Share Ownership of the Company Directors and Officers and Voting Commitments (Page 97)

As of the date of this proxy statement,

·	Mr. You-Bin Leng, who is a director, chairman of the board of directors, chief executive officer, president and general manager of the Company, beneficially owned 7,878,135 shares of Company common stock (which includes 12,000 shares of Company common stock issuable upon the exercise of Company options exercisable within 60 days of this proxy statement) or approximately 39.8% of the total outstanding shares of Company common stock;

·	Mr. Hua Liu, who is a vice chairman, chief financial officer, secretary, treasurer, and director of the Company, beneficially owned 63,783 shares of Company common stock (which includes 12,000 shares of Company common stock issuable upon the exercise of Company options exercisable within 60 days of this proxy statement) or approximately 0.3% of the total outstanding shares of Company common stock ; and

·	Mr. Sheng-Hui Liu, who is a director of the Company and vice president of the Heilongjiang WFOE, beneficially owned 273,207 shares of Company common stock (which includes 12,000 shares of Company common stock issuable upon the exercise of Company options exercisable within 60 days of this proxy statement) or approximately 1.4% of the total outstanding shares of Company common stock.

Mr. You-Bin Leng, Mr. Hua Liu and Mr. Sheng-Hui Liu are the Rollover Holders and are members of the buyer group. Pursuant to the merger agreement, provided that there is no change of recommendation by our board of directors, Parent has agreed to use its reasonable best efforts to cause all of the Rollover Holders to appear at the special meeting or otherwise cause the Rollover Shares to be counted as present thereat for purpose of determining whether a quorum is present and be voted in favor of the approval of the merger agreement.

Pursuant to the voting agreement, each of the Rollover Holders has agreed to (i) appear or otherwise cause all of the shares of Company common stock held by him to be counted as present for purpose of calculating a quorum and vote or otherwise cause to be voted all of such shares of Company common stock held by him (x) in favor of the approval of the merger agreement and the transactions contemplated thereby and any related action reasonably required in furtherance thereof and (y) against any other acquisition proposal and (ii) not enter into at any time prior to the termination of the voting agreement, any voting trust agreement or any other contract (other than the contribution agreement) with respect to any Rollover Shares.

Our directors and executive officers (other than the Rollover Holders) collectively beneficially own 45,553 shares of Company common stock (which figure includes 12,000 shares of Company common stock that are issuable upon the exercise of Company options that are exercisable within 60 days from the date of this proxy statement), or approximately 0.2% of the total outstanding shares of Company common stock. Please see “Common Stock Ownership of the Management and Certain Beneficial Owners” beginning on page 97 for additional information regarding the ownership of shares of Company common stock by the directors and executive officers of the Company.

Interests of the Company’s Directors and Officers in the Merger (Page 65)

In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a shareholder. These interests include, among others:

·	the expected indirect ownership of equity interests in Holdco and Parent by the Rollover Holders;
·	cash payment with respect to unexpired and unexercised Company options with an exercise price of less than $7.40 per share that are held by directors and officers of the Company;
·	certain directors and officers of the Company will remain directors and officers of the surviving company following the merger;
·	members of the special committee received compensation for their service in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, including the merger, which was not contingent upon the special committee’s recommendation of the merger and is not contingent on the completion of the merger; and
·	continued indemnification and liability insurance for directors and officers following completion of the merger.

The special committee and our board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters. Please see “Special Factors—Interests of Certain Persons in the Merger” beginning on page 64 for additional information.

Conditions to the Merger (Page 92)

The obligations of each of the Company, Holdco, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, please see “The Merger Agreement—Conditions to the Merger” beginning on page 92.

Regulatory Matters (Page 68)

Other than filing articles of merger with the Utah Division of Corporations and Commercial Code in accordance with the URBCA after the approval of the merger agreement by our shareholders and complying with U.S. federal securities laws, none of the parties is aware of any other required regulatory approvals in connection with the merger. See “Special Factors—Regulatory Matters” beginning on page 68.

Alternative Acquisition Proposals (Page 90)

During the period beginning on the date of the merger agreement and continuing until 11:59 p.m. (Beijing time) on April 2, 2013 (the “Go-Shop End Date”), which is the date 30 days after the date of the merger agreement, the Company is allowed to, acting under the direction of the special committee, take certain actions which are designed to initiate, solicit and encourage, whether publicly or otherwise, persons other than the buyer group to make competing proposals to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (a) beneficial ownership (as defined under section 13(d) of the Exchange Act) of 20% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (b) any one or more assets or businesses of the Company and its subsidiaries that constitute 20% or more of the revenues or assets of the Company and its subsidiaries. Such third party proposals are defined in the merger agreement (and is hereinafter referred to in this proxy statement) as “acquisition proposals.”

Until the Go-Shop End Date, we are permitted to, among other things, provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative proposals. However, starting on April 3, 2013, the Company will become subject to “no-shop” restrictions in the merger agreement that will prohibit us from soliciting acquisitions proposals from third parties or providing non-public information to or engaging in discussions or negotiations with third parties regarding acquisitions proposals. Nevertheless, notwithstanding these restrictions, after the Go-Shop End Date, the merger agreement still allows us to (a) continue to engage in the activities permitted during the period prior to the Go-Shop End Date described above with each person that, prior to the Go-Shop End Date, has made a bona fide acquisition proposal that the special committee determines in good faith (after consultation with the Company’s outside financial and legal advisors) constitutes or would reasonably be expected to result in a superior proposal (each such person is referred in this proxy statement as an “excluded party”), and (b) prior to the shareholder approval of the merger agreement, if the Company receives an unsolicited written alternative proposal that the special committee determines in good faith constitutes or could reasonably be expected to result in a superior proposal, the Company may (subject to various limitations, including our compliance with affirmative covenants to notify the buyer group and provide it with the right to match such proposal) furnish information to and engage in discussions or negotiations with such party with respect to such proposal.

In this proxy statement, we refer to a “superior proposal” as an acquisition proposal that (i) provides a higher per share value to the Company’s shareholders (other than the Rollover Holders) than the merger consideration; (ii) does not contain any closing condition with respect to the receipt of financing; and (iii) the board of directors of the Company (acting through the special committee) determines in good faith (after consultation with the Company’s outside legal and financial advisors) to be more favorable to the Company’s shareholders (other than the Rollover Holders) than the terms of the merger agreement and is reasonably capable of being consummated on the terms proposed, in each case, taking into account all financial, regulatory (including antitrust), legal and other aspects of such proposal as the special committee (or the board of directors of the Company), and where references to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%.”

Limitation on Our Board of Director’s Ability to Change its Recommendation (Page 91)

The merger agreement provides that the board of directors of the Company can only (a) withdraw or propose publicly to withdraw the its recommendation with respect to the merger or adopt, approve or recommend, or propose publicly to adopt, approve or recommend any acquisition proposal (such action is referred to herein as a “change of recommendation”); or (b) adopt, approve or recommend, or allow the Company or any of its subsidiaries to execute or enter into, any merger agreement, letter of intent, memorandum of understanding or other similar agreement constituting or related to, or that would reasonably be expected to result in any acquisition proposal (such agreements, other than certain accepted confidentiality agreements that are permitted under the merger agreement, are referred to in this proxy statement as “alternative acquisition agreements”), if at any time prior to the receipt of the requisite shareholder approvals of the merger agreement, (y) the special committee determines in good faith that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the board of directors of the Company, acting upon the recommendation of the special committee, may make a change of recommendation, or (z) if it determines in good faith (after consultation with the Company’s outside financial and legal advisors) that an acquisition proposal constitutes a superior proposal, then the board of directors may make a change of recommendation and/or authorize the Company to enter into an alternative acquisition agreement.

Notwithstanding the foregoing, the merger agreement requires that, before the board of directors of the Company can make a change of recommendation or authorize the Company to terminate the merger agreement in order to enter into an alternative acquisition agreement, the Company must first notify the buyer group and provide it with the right to match such proposal. These obligations are further described under “The Merger Agreement—Limitations on Change in Recommendation and Entry into Alternative Acquisition Agreements” beginning on page 91.

Termination of the Merger Agreement (Page 92)

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors (in the case of the Company, acting upon the recommendation of the special committee), terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the approval of the merger agreement by the Company’s shareholders.

In addition to termination by mutual consent, the merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

(a) by either of the Company or Parent:

·	if the merger is not completed on or before December 3, 2013, provided that such right to terminate the merger agreement is not available to any party whose breach of the merger agreement has been the primary cause of, the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;
·	if any governmental authority has enacted or enforced any injunction which has become final and non-appealable, provided that prior to the termination date, each of the parties has used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, such injunction and has complied in all material respects with its obligations in connection with further actions to make the merger effective under the merger agreement; and such termination right shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that has been the proximate cause of, or resulted in, such injunction; or
·	if shareholder approval has not been obtained at the special meeting or any adjournment or postponement thereof.

(c) by Parent:

·	if there is a breach or failure in any material respect of any representation, warranty or covenant of the Company set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date, provided that, Parent shall not have the right to terminate if any of Holdco, Parent or Merger Sub is then in material breach of any representations, warranties or covenants hereunder that would result in the conditions to the Company’s obligation to effect the merger not being satisfied; or

·	upon the occurrence of any events which would constitute a “Company triggering event” under the merger agreement (which events are described below under “The Merger Agreement—Termination of the Merger Agreement” beginning on page 92).
(d)	by the Company, if:
·	prior to the receipt of the shareholder approvals, based on the recommendation of the special committee and authorization of the board of directors of the Company, subject to complying with the terms of the merger agreement and payment of the termination fees, in order to enter into an alternative acquisition agreement immediately prior to or substantially concurrently with the termination of the merger agreement;
·	a breach of failure in any material respect of any representation, warranty or covenant of Holdco, Parent or Merger Sub set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date, provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties or covenants hereunder that would result in the conditions to Holdco’s, Parent’s and Merger Sub’s obligation to effect the merger not being satisfied; or
·	all of the mutual conditions to completion of the merger and all of the conditions to Holdco’s, Parent’s and Merger Sub’s obligations to complete the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the merger) and the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the merger and the merger fails to be consummated within 3 business days after the delivery of such notice.

Termination Fee (Page 94)

Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee of either $2,200,000, representing approximately 1.5% of the equity value of the Company calculated based on the $7.40 per share merger consideration, or $1,500,000, representing approximately 1% of the equity value of the Company calculated based on the $7.40 per share merger consideration, as applicable. Additionally, the Company is required to reimburse the fees and expenses incurred by Parent and its affiliates of up to $500,000 in the event the merger agreement is terminated by Parent due to the Company’s material breach of the merger agreement.

The merger agreement also provides that Parent will be required to pay the Company a termination fee of $3,650,000, representing approximately 2.5% of the equity value of the Company calculated based on the $7.40 per share merger consideration, in the event that the Company terminates the merger agreement due to a material breach by Holdco, Parent or Merger Sub or because Holdco, Parent and Merger Sub have not closed the merger within three business days of notice that all of the mutual conditions to completion of the merger and the conditions to Holdco’s, Parent’s and Merger Sub’s obligations to complete the merger are otherwise satisfied or waived.

See “The Merger Agreement—Termination Fee” beginning on page 94 for a further summary of the circumstances under which the Company is required to pay Parent a termination fee and/or reimburse fees and expenses incurred by Parent and its affiliates and circumstances where Parent is required to pay the Company a termination fee.

Remedies (Page 95)

Other than any equitable remedies to which the Company may be entitled as described below, the Company’s right to terminate the merger agreement and receive payment of (i) a reverse termination fee of $3,650,000, and (ii) reimbursement of costs and expenses as provided in the merger agreement, is the sole and exclusive remedy of the Company against Holdco, Parent, Merger Sub, and their respective affiliates or financing source for any loss or damage suffered as a result of any such breach or failure to perform under the merger agreement or other failure of the merger to be consummated.

Other than any equitable remedies to which Holdco, Parent and Merger Sub may be entitled as described below, Parent’s right to terminate the merger agreement and receive payment of (i) a termination fee of $2,200,000 or $1,500,000, as applicable, and (ii) reimbursement of costs and expenses as provided in the merger agreement, is the sole and exclusive remedy of Holdco, Parent, Merger Sub and their related parties against the Company and various Company-related parties with respect to the merger agreement and the transactions contemplated thereby.

The Company, on the one hand, and Holdco, Parent and Merger Sub, on the other hand, are each entitled to seek injunctive relief, specific performance or other equitable remedies to prevent breaches of the merger agreement, in addition to any other remedy to which it is entitled under the merger agreement (subject to certain limitations on the Company’s right to enforce specifically the obligation of Holdco, Parent and Merger Sub to cause the Sponsor and Mr. You-Bin Leng to fund the equity financing and to consummate the merger). While the Company, Holdco, Parent and Merger Sub may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the completion of the merger and monetary damages. In addition, under no circumstances will the Company, on the one hand, or Holdco, Parent and Merger Sub on the other hand, be entitled to monetary damages in excess of the aggregate amount of (a) the applicable termination fee, and (b) any indemnification, reimbursement or expense obligation of the other party pursuant to the merger agreement.

Dissenters’ Rights of Shareholders (Page 99)

Under Utah law, by taking certain specific actions and refraining from taking other certain specific actions, you may become entitled to statutory dissenters’ rights in connection with the merger. If you properly exercise your dissenters’ rights, you will have the right, under and in full compliance with Utah law, to demand payment for the fair value of your shares of Company common stock, as may be determined ultimately by a court. The fair value of your shares, as so finally determined under Utah law, could be more or less than, or the same as, per share merger consideration. The fair value determination of shares of Company common stock is subject to a number of restrictions and procedural and technical requirements. Generally, in order to exercise your dissenters’ rights you must:

·	send a timely written notice of your intent to demand payment for your shares to us at the address set forth on page 99 of this proxy statement in compliance with Utah law, which demand must be received by us before the shareholder vote is taken to approve the merger set forth in this proxy statement;
·	not vote any of your shares in favor of the merger agreement; and
·	be a shareholder of the Company as of the date the merger is approved by the shareholders.

Merely voting against the merger agreement will not protect your dissenters’ rights, which requires strict compliance with all the steps provided under Utah law. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” as well as in Annex C, which contains the full text of the relevant section of Utah law, Part 13 of the URBCA, regarding dissenters’ rights.

If you vote in favor of the approval of the merger agreement, you will waive your dissenters’ rights with respect to your shares of the Company common stock under Utah law. This proxy statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Section 16-10a-1320 of the URBCA.

Litigation Relating to the Merger (Page 72)

On October 3, 2012, the Company’s board of directors received a preliminary, non-binding proposal from Mr. You-Bin Leng and MSPEA to acquire all of the outstanding shares of common stock of the Company that were not then currently owned by them and their respective affiliates in a going private transaction for $7.40 per share in cash, subject to certain conditions (the “Going Private Proposal”). In October 2012, following the Company’s announcement of the Going Private Proposal, certain alleged shareholders of the Company filed putative class and derivative actions on behalf of the Company against the members of its board of directors and certain entities associated with MSPEA. Three cases have been brought in the Third Judicial District Court for Salt Lake County, Utah, which have been consolidated under the caption In re Feihe International Shareholder Litigation. Three cases have been brought in the Superior Court of the State of California for Los Angeles County, which have been deemed related and are pending consolidation under the caption In re Feihe International, Inc. Shareholder Litigation. The plaintiffs in both the Utah and California cases have alleged breach of fiduciary duties and aiding and abetting in connection with the proposal. The plaintiffs in both the Utah and California cases have requested rescission of the proposal, to the extent implemented, an award of unspecified damages to the Company, certain other equitable and injunctive relief, and an award of plaintiffs’ costs and disbursements, including legal fees. These cases are further described under Special Factors—Litigation Relating to the Merger” beginning on page 72.

One of the conditions to the closing of the merger is that no injunction, judgment or ruling by a court or other governmental entity shall be in effect that enjoins, restrains, prevents or prohibits consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Material U.S. Federal Income Tax Consequences (Page 69)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See “Special Factors—Material U.S. Federal Income Tax Consequences” beginning on page 69. The tax consequences of the merger to you will depend upon your own personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, non-U.S. and other tax consequences of the merger to you.

Material PRC Income Tax Consequences (Page 71)

The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the “EIT Law”) or that the gain recognized on the receipt of cash for the shares of Company common stock should be subject to PRC tax to shareholders that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for the shares of Company common stock should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for the shares of Company common stock pursuant to the merger or through the exercise of dissenters’ rights by our shareholders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 20% in the case of individuals or 10% in the case of corporations (subject to applicable treaty relief). You should consult your own tax advisor for a full understanding of the tax consequences of the merger or the exercise of dissenters’ rights to you, including any PRC tax consequences. See “Special Factors—Material PRC Income Tax Consequences” beginning on page 71 for additional information.

Accounting Treatment of the Merger (Page 73)

The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations—Related Issues.”

Market Price of the Shares (Page 103)

The reported closing sales price per share of Company common stock on the NYSE on October 2, 2012, the last trading date immediately prior to the Company’s announcement on October 3, 2012 that it had received the Going Private Proposal, was $6.10 per share. The $7.40 per share merger consideration to be paid in the merger represents a premium of approximately 21.3% to the closing price on October 2, 2012.

On March 1, 2013, the last full trading day prior to the public announcement that the Company had entered into the merger agreement with Holdco, Parent and Merger Sub, the reported closing sales price per share of Company common stock on the NYSE was $7.01 per share. The $7.40 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 5.6% to the closing price on March 1, 2013.

Where You Can Find More Information (Page 106)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (“SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 106.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?
A:	Our board of directors is furnishing this proxy statement to the holders of Company common stock in connection with the solicitation of proxies to be voted at a special meeting of shareholders or at any adjournments or postponements of the special meeting.
Q:	What matters will be voted on at the special meeting?
A:	You are being asked to vote to approve the merger agreement that we entered into on March 3, 2013 with Holdco, Parent and Merger Sub providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and Company common stock (except shares held by the Rollover Holders, Holdco, Parent, Merger Sub, the Company or any of their respective affiliates or by shareholders who have properly exercised and perfected dissenters’ rights under Utah law) will be converted into the right to receive the consideration discussed below. In addition, our common stock will cease to be listed on the New York Stock Exchange, or “NYSE,” will not be publicly traded and will be deregistered under the Exchange Act.
In addition, you are being asked to grant the Company’s management authority to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approving the merger agreement at the time of the special meeting.
Q:	As a shareholder, what will I receive in the merger?
A:	If the merger is completed, you will be entitled to receive $7.40 in cash, without interest (less any applicable withholding taxes), for each share of Company common stock that you own immediately prior to the effective time of the merger. For example, if you own 100 shares of Company common stock, you will receive $740.00 in cash (less any applicable withholding taxes) in exchange for your 100 shares.
Q:	When and where is the special meeting of Company shareholders?
A:	The special meeting of shareholders will be held on _________, 2013, at _____ a.m. (Beijing time), at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016.
Q:	When will I receive the merger consideration for my shares of Company common stock?
A:	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares of Company common stock for the merger consideration. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent payment of the merger consideration for your shares of Company common stock.

Q:	How will the Company’s outstanding options and restricted shares be treated in the merger?
A:	At the effective time of the merger, each Company option that is then outstanding shall be fully vested and shall be cancelled and converted into the right of the former holder thereof to receive an amount in cash equal to the total number of shares of Company common stock underlying such Company option multiplied by the amount, if any, by which the per share merger consideration exceeds the exercise price payable per share of Company common stock issuable under such Company option. Company options which have an exercise price per share of Company common stock that is higher than the per share merger consideration (i.e., “out-of-the-money” options), will be cancelled at the effective time of the merger but will not otherwise entitle the former holder thereof to any consideration in respect thereof.

Each restricted share that is then outstanding and unvested will, at the effective time of the merger, become fully vested and automatically converted into the right to receive the per share merger consideration just as if such restricted share had immediately prior to the effective time of the merger been a share of Company common stock. As of the date of this proxy statement, there were no restricted shares outstanding nor do we anticipate that any restricted shares will be issued by the Company prior to the effective time of the merger (and under the terms of the merger agreement, the Company is prohibited from doing so without Parent’s prior written consent).

Q:	Who will own the Company immediately after the merger?
A:	If the merger is consummated, the Company will be beneficially owned, directly or indirectly, by the Rollover Holders and the Sponsor (and/or its affiliates).
Q:	Do any of the Company’s directors or officers have interests in the merger that may differ from those of the Company’s shareholders generally?
A:	Yes. When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our executive officers may have interests with respect to the merger that are, or may be, different from, or in addition to, those of the Company’s shareholders generally. Our board of directors was aware of these additional or different interests, and considered them, when it approved the merger agreement. See “Special Factors – Interests of Certain Persons in the Merger” beginning on page 64 for a description of the rights of our directors and executive officers that come into effect in connection with the merger.
Q:	What vote of Company shareholders is required to approve the merger agreement?
A:	For us to complete the merger, both (i) shareholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date and (ii) shareholders other than members of the buyer group holding at least a majority of the outstanding shares of the Company common stock at the close of business on the record date other than the Rollover Shares must vote “FOR” the proposal to approve the merger agreement.

Pursuant to the voting agreement, the Rollover Holders have agreed to vote all of their shares of Company common stock (comprising 8,179,125 shares of Company common stock, or approximately 41.3% of the Company’s total outstanding common stock (excluding, for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by them)), in favor of the proposal to approve the merger agreement at the special meeting. At the close of business on _________, 2013, the record date, _______shares of Company common stock were outstanding and entitled to vote at the special meeting. Assuming that the Rollover Holders vote all of their shares to approve the proposal, which they have agreed to do under the voting agreement, approximately _______ shares of Company common stock held by our unaffiliated shareholders must be voted in favor of the proposal to approve the merger agreement in order for such proposal to pass.

Q:	What vote of Company shareholders is required to approve any proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies?
A:	The affirmative vote of at least a majority of the votes cast by the holders of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve any proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.
Q:	What is the effect of a failure to vote, an abstention or a broker non-vote?
A:	A failure to vote, an abstention or a broker non-vote will have the effect of a vote against the proposal to approve the merger agreement.
A failure to vote, an abstention or a broker non-vote will have no effect on the vote with respect to any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
Q:	Who is entitled to vote at the special meeting?
A:	Only shareholders of record as of the close of business on _______, 2013, the record date for the special meeting, are entitled to receive notice of the special meeting and to vote the shares of Company common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.
Q:	May I attend the special meeting and vote in person?
A:	Yes. All shareholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Shareholders will need to present proof of ownership of Company common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares through a bank or broker and want to vote in person at the special meeting, you must provide a “legal proxy” from your bank or broker.
Q:	May I vote via the Internet or telephone?
A:	If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet or by phone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or by telephone. Based on your Internet and telephone voting, the proxy holders will vote your shares according to your directions.

Your proxy voting instructions, whether by Internet, telephone or mail, cover all shares registered in your name.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your broker will not be able to vote your shares (referred to as a “broker non-vote”), which will have the same effect as a vote against the proposal to approve the merger agreement and approve the transactions contemplated thereby, including the merger, and will have no effect on the vote with respect to any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and will not be considered in determining whether such proposal has received the requisite shareholder vote.
Q:	Can I change my vote after I have delivered my proxy?
A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary prior to the vote at the special meeting. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.
Q:	What happens if I sell or otherwise transfer my shares of Company common stock before the special meeting?
A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of Company common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the per share merger consideration on each of the shares of Company common stock so transferred. In order to receive the per share merger consideration on each of the shares of Company common stock you hold, you must hold your shares through completion of the merger. Even if you sell or otherwise transfer your shares of Company common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone.
Q:	How does our board of directors recommend that I vote?
A:	Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

You should read “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors” beginning on page 34 for a discussion of the factors that our special committee and board of directors considered in deciding to recommend the approval of the merger agreement. In addition, in considering the recommendation of the special committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally. See “Special Factors—Interests of Certain Persons in the Merger” beginning on page 64.

Q:	How will our directors and executive officers vote on the proposal to approve the merger agreement?
A:	Our directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the approval of the merger agreement. As of _________, 2013, the record date for the special meeting, our directors and current executive officers (including the Rollover Holders) beneficially owned, in the aggregate, _______ shares of Company common stock, or collectively approximately ____% of the total outstanding shares of Company common stock.

In addition, on March 3, 2013, the Rollover Holders entered into the voting agreement with Parent and the Company under which they have agreed to, among other things, vote all shares of Company common stock beneficially owned by them in favor of the approval of the merger agreement.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my shares of Company common stock?
A:	Yes, but only if you comply with the specific requirements of Utah law. If you properly exercise your dissenters’ rights, you will have the right, under and in full compliance with Utah law, to demand payment of the fair value of your shares, as may be determined ultimately by a court. You will only be entitled to dissenters’ rights if you do not vote in favor of the merger agreement and you comply fully with certain other requirements of Utah law, including sending to us prior to the special meeting written notice of your intent to demand payment for your shares if the merger agreement is approved. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” as well as in Annex C, which contains the full text of the relevant section of Utah law, Section 16-10a-1301 through 16-10a-1331 of the URBCA, regarding dissenters’ rights. This proxy statement constitutes the Company’s notice to its shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Section 16-10a-1320 of the URBCA.
Q:	Should I send in my stock certificates now?
A:	No. Promptly after the merger is completed, each holder of record as of the effective time of the merger will be sent written instructions for exchanging their stock certificates for the per share merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send stock certificates with your proxy.
Q:	What constitutes a quorum for the special meeting?
A:	The shares representing a majority of the voting power of all outstanding stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, you will be asked to consider and vote on the approval of the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	Will any proxy solicitors be used in connection with the special meeting?
A:	Yes. To assist in the solicitation of proxies, the Company has engaged Innisfree M&A Incorporated as its proxy solicitor.
Q:	What happens if the merger is not completed?
A:	If the merger agreement is not approved by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under specified circumstances, we may be required to pay Parent a termination fee in connection with the merger not being completed. See “The Merger Agreement—Termination Fee” beginning on page 94.
Q:	What regulatory approvals are needed to complete the merger?
A:	We are not aware of any required regulatory approvals in connection with the merger other than filing articles of merger with the Utah Division of Corporations and Commercial Code in accordance with the URBCA after the approval of the merger agreement by our shareholders and generally complying with U.S. federal securities laws applicable to the merger and the other transactions contemplated under the merger agreement.
Q:	When is the merger expected to be completed?
A:	We are working to complete the merger as quickly as possible. We currently expect the transaction to close in the second half of 2013, but we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain the required shareholder approvals and the other closing conditions under the merger agreement must be satisfied or waived.
Q:	What is householding and how does it affect me?
A:	The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Company common stock held through brokerage firms. If your family has multiple accounts holding Company common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Are any of the Company’s named executive officers entitled to any “golden parachute compensation” in connection with the merger?
A:	No. The Company does not have any arrangements or understandings with its named executive officers concerning any type of compensation that is based on or otherwise relates to the merger. The only payments that the Company’s named executive officers will receive in connection with the merger are pursuant to the payout of Company options, as described in the section entitled “Special Factors—Interests of Certain Persons in the Merger” beginning on page 64. As a result, the advisory shareholder vote relating to “golden parachute compensation” otherwise required by Section 14A of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act is not applicable to the merger.
Q:	Will the merger be taxable to me?
A:	For a U.S. holder (as defined and subject to the qualifications described in “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 69), the receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. holder will recognize gain or loss equal to the difference between the amount of cash received by that shareholder in the merger and that shareholder’s adjusted tax basis in the shares of Company common stock exchanged for cash in the merger. Because individual circumstances may differ, we recommend that you consult your tax advisor to determine the particular tax effects to you. See “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 for a description of the material U.S. federal income tax consequences of the Merger.
Q:	What do I need to do now?
A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting. Please do not send your stock certificates with your proxy card. If you elect to exercise dissenters’ rights, you must send a timely written notice of your intent to demand payment for your shares to us at the address set forth on page 99 of this proxy statement, which demand must be received by us before the shareholder vote is taken to approve the merger, and you must comply with all other applicable provisions of Utah law.
Q:	Who can help answer my questions?
A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of the proxy materials, you should contact Innisfree M&A Incorporated at 1-888-750-5834 (toll-free from the US and Canada) or 1-412-232-3651 (from other countries). Institutional holders and banks and brokers may call collect at 1-212-750-5833.

Special factors

Background of the Merger

Events leading to the execution of the merger agreement described in this Background of the Merger occurred in China and Hong Kong. As a result, unless otherwise noted, China Standard Time is used for all dates and times given herein.

Our board of directors and management periodically review and revise our long-term strategy and objectives in light of developments in the markets in which we operate. Similarly, as part of our periodic planning and budgeting process, our management and board consider our long-term business, operational, and strategic plans. As part of this review, we have considered from time to time several strategic alternatives with the objective of increasing shareholder value, including potential commercial and strategic business partnerships, distributing certain assets to our shareholders, and the potential divestiture of assets or divisions of our Company.

During the time the Company has been public, Mr. You-Bin Leng received from time to time unsolicited inquiries from investment funds and strategic buyers that indicated an interest in potentially providing financing to or entering into strategic transactions with the Company. On some of these occasions, Mr. You-Bin Leng was asked whether, among other possible transactions, he might be interested in sponsoring a going private transaction for the Company, to which Mr. You-Bin Leng ultimately responded that he had no such interest. On a few of these occasions preliminary discussions commenced, and in 2011 preliminary due diligence commenced in connection with a possible strategic transaction, but these did not mature into any proposals or arrangements for a possible transaction.

Around the beginning of 2012, Mr. You-Bin Leng started to contemplate the feasibility of a transaction involving the Company to address the Company’s liquidity in light of various cash payments that the Company had made (and was further required to make at that time) to Sequoia Capital China Growth Fund I, LP and certain of its affiliates and designees (collectively, “Sequoia”) pursuant to a redemption agreement the Company had entered into with Sequoia on February 1, 2011 (the “Redemption Agreement”). Please see “Common Stock Transaction Information” beginning on page 98 for a summary of the Redemption Agreement with Sequoia and the Company’s obligations thereunder.

In January 2012, an affiliate of MSPEA approached Mr. You-Bin Leng on a highly preliminary basis in connection with a potential investment in the Company. On April 25, 2012, the Company and an affiliate of MSPEA entered into a letter of confidentiality undertaking which allowed MSPEA and/or its affiliates to receive confidential information from the Company for evaluating a potential investment. Over the course of several months, MSPEA, with Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as its legal advisor, explored the possibility of a number of different types of transactions involving the Company, including the possibility of a going private transaction. In exploring different types of transactions, MSPEA held preliminary discussions with Mr. You-Bin Leng to further consider whether he would be interested in participating in a transaction. In September 2012, Mr. You-Bin Leng retained Wilson, Sonsini Goodrich & Rosati (“Wilson Sonsini”) as legal counsel. From September 2012 through the delivery of the Going Private Proposal (as defined below), MSPEA and Mr. You-Bin Leng continued to discuss the feasibility of a potential going private transaction with respect to the Company.

Between June 2012 and October 3, 2012, MSPEA held a number of preliminary discussions with Wing Lung Bank (“Wing Lung”) to explore the possibility of Wing Lung Bank providing debt financing for a proposed transaction. Wing Lung Bank subsequently issued a letter to MSPEA stating that it was highly confident of its ability to provide $50.0 million of debt financing for the proposed transaction.

On October 3, 2012, Mr. You-Bin Leng and MSPEA delivered to our board of directors the Going Private Proposal, which specified their intention to acquire all of the outstanding shares of the Company common stock that were not then currently owned by Mr. You-Bin Leng in a going private transaction for $7.40 per share of common stock in cash, subject to certain conditions. In the Going Private Proposal, Mr. You-Bin Leng and MSPEA, among other things, stated that they (a) expected that the transaction would be financed with a combination of debt and equity capital and stated that MSPEA had received a “highly confident” letter from Wing Lung with respect to $50 million in debt financing, and (b) were interested only in acquiring the outstanding shares of Company common stock that Mr. You-Bin Leng and certain members of management who may choose to roll over their shares did not already own, and that Mr. You-Bin Leng did not intend to sell his stake in the Company to a third party. The Going Private Proposal further noted that Mr. You-Bin Leng and MSPEA had entered into a consortium agreement, pursuant to which Mr. You-Bin Leng and MSPEA had agreed to work exclusively together for a period of 6 months following the date of the consortium agreement to pursue the potential going private transaction, and that Skadden assumed the role of counsel to the buyer group (which, at that time, consisted of Mr. You-Bin Leng and MSPEA).

Also on October 3, 2012, the Company issued a press release regarding its receipt of the Going Private Proposal, and furnished the press release as an exhibit to its Current Report on Form 8-K.

On October 4, 2012, the board of directors of the Company held a telephonic meeting to discuss, among other things, the Going Private Proposal. Following a brief overview of the Going Private Proposal, Mr. You-Bin Leng disclosed his interests in the subject matter of the Going Private Proposal and, after an opportunity for the other directors to ask questions, recused himself from the meeting due to potential conflicts of interest arising from his role as Chairman of the board of directors of the Company (as well as other management roles at the Company) and his interest in the merger as part of the buyer group. At the meeting, the board of directors of the Company (other than Mr. You-Bin Leng) established a special committee of the board of directors consisting of directors who were independent under NYSE listing rules and unaffiliated with either Mr. You-Bin Leng or MSPEA (or their affiliates). During that meeting, the board of directors (other than Mr. You-Bin Leng) appointed Mr. David Dong, Mr. Kirk Downing and Ms. Xiaofei Ren, to the special committee and broadly empowered the special committee to engage advisers, consider and negotiate a potential transaction, and to take any related actions in connection with the Going Private Proposal or any alternative transaction. The members of the special committee were selected based on the board of directors’ determination that each of them met the independent director definition under the NYSE listing rules and was free from personal, professional or business relationships with Mr. You-Bing Leng and MSPEA or other financial or business interests or personal, professional or business relationships which could affect their ability to act impartially in discharging their duties on behalf of the Company’s shareholders other than Mr. You-Bin Leng or MSPEA (or their affiliates) in connection with the transactions contemplated by the Going Private Proposal. By unanimous written resolutions on November 22, 2012, the board of directors adopted a special committee charter providing the special committee a broad mandate of authority to exclusively: (i) consider, review and evaluate the terms and conditions of the Going Private Proposal or any alternative transaction, including negotiating the definitive agreement or agreements; (ii) advise the board of directors of the Company whether the Going Private Proposal or any alternative transaction was advisable and fair to, and in the best interests of, the Company and its unaffiliated shareholders; (iii) reject or approve the Going Private Proposal or any alternative transaction, or recommend rejection or approval of the Going Private Proposal or any alternative transaction to the board of directors of the Company; (iv) recommend to the board of directors of the Company what action, if any, should be taken by the Company with respect to the Going Private Proposal or any alternative transaction; and (v) retain legal counsel, financial advisors and such other accountants, appraisers, consultants or advisors to assist it in connection with the performance of its duty if the special committee deemed it appropriate in its sole discretion. The board of directors of the Company also agreed that it would not consider the proposed transaction or any alternative transaction without a favorable recommendation by the special committee.

Immediately after its formation, the special committee began the process of identifying suitable financial and legal advisors. During the next few days following its formation, the special committee received proposals from multiple investment banking firms and law firms to act as the special committee’s independent financial advisor and independent legal advisor, respectively. During this time, the special committee determined to first engage a qualified law firm to act as its legal advisor before selecting an independent financial advisor.

On October 5, 2012, Mr. You-Bin Leng filed with the Securities and Exchange Committee (the “SEC”) a Schedule 13D/A announcing the execution and submission of the Going Private Proposal to the board of directors of the Company and the execution of the consortium agreement.

Between October 5, 2012 and October 22, 2012, the special committee interviewed a number of law firms to serve as its independent legal counsel. On October 22, 2012, after deliberations on the experience in similar transactions, qualifications and reputation of each of these law firms, the special committee decided to engage O’Melveny & Myers LLP (“O’Melveny”) as its independent legal counsel. Subsequently, the special committee negotiated and formally executed an engagement letter with O’Melveny on October 22, 2012.

Between October 9, 2012 and October 19, 2012, several lawsuits were filed against the Company and certain officers and the members of its board of directors and certain entities associated with MSPEA in the Third Judicial District Court for Salt Lake County, Utah and the Superior Court of the State of California for Los Angeles County alleging, among other things, breaches of fiduciary duties in connection with the Going Private Proposal. Additional lawsuits were filed in the Superior Court of the State of California on November 14, 2012 and January 9, 2013.

On October 19, 2012, MSPEA engaged Cowen and Company (Asia) Limited (“Cowen”) as its financial advisor in connection with the proposed transaction, based upon, among other factors, Cowen’s extensive experience with mergers and acquisitions, including going private transactions, its history of representing China-based companies, and its ability to communicate easily in both English and Mandarin.

On October 26, 2012, the special committee held a telephonic meeting with representatives of O’Melveny to discuss the process of evaluating and determining next steps with respect to the Going Private Proposal. At this meeting, representatives of O’Melveny advised the special committee (a) of the key issues, best practices, typical steps and general timing with respect to a Rule 13e-3 going private transaction under the U.S. securities laws, including the special committee’s evaluation of the fairness of the transaction to the non-affiliated shareholders, (b) to ensure that the special committee engaged in a process free of influence from the buyer group or the management of the Company, and (c) of the importance of retaining a financial advisor that is independent, which would require the special committee to review prior retentions by the buyer group and the Company. Representatives of O’Melveny also highlighted to the special committee that in the Going Private Proposal, Mr. You-Bin Leng specifically stated that he had no intention of selling his shares of Company common stock and was committed to exclusively pursuing the transactions contemplated in the Going Private Proposal with MSPEA, thereby eliminating, as a practical matter, the likelihood of a third party proposing an alternative transaction given his substantial ownership of the Company and his corresponding ability to block any alternative transaction in his capacity as a shareholder by voting against it. Representatives of O’Melveny recommended that the special committee confirm with Mr. You-Bin Leng his stated intention not to sell his interest in the Company and his willingness to terminate exclusivity with MSPEA, since the special committee’s consideration of whether to seek alternative buyers might require Mr. You-Bin Leng to be willing to sell some or all of his interest in the Company and terminate exclusivity with MSPEA.

At the same meeting, the special committee also discussed with O’Melveny (a) the key terms of a draft confidentiality agreement prepared by O’Melveny to be executed by the Company and an affiliate of MSPEA before the provision of any due diligence materials to MSPEA, which included a standstill provision prohibiting MSPEA and its affiliates from acquiring any shares of Company common stock or any material part of the assets of the Company, entering into any extraordinary transaction involving the Company, participating in any solicitation of proxies, calling a special meeting of the shareholders of the Company and entering into any discussions with any person in respect of the foregoing without the special committee’s prior written consent, and (b) the need for a customary director and officer indemnification agreement to be entered into between the Company and each member of the special committee in light of the fact that the Company had no such agreements in place with its directors and officers, noting that members of the special committee, by virtue of their role in considering the Going Private Proposal, could be exposed to additional liability.

On October 28, 2012, the special committee held a telephonic meeting with representatives of O’Melveny to review the experience, qualifications and reputation of its financial advisor candidates. The special committee noted that it had received proposals from a total of nine global investment banks to serve as the financial adviser of the special committee. Following its review of the proposals from each of these investment banks and discussions with representatives of O’Melveny regarding their experience, qualifications and reputation, the special committee chose four banks and instructed O’Melveny to interview each of them to further evaluate, among other things, their experience in M&A transactions including representing special committees in going private transactions, ground presence in China, experience dealing with China-based companies, lack of existing material relationships with members of the buyer group or their affiliates and ability to interact in both English and Chinese.

Between October 28, 2012 and October 31, 2012, O’Melveny further interviewed each of the four investment banks chosen by the special committee and obtained further information relating to their deal team, experience, fee proposal, ground presence in China, and other related matters pertaining to their qualifications to serve as independent financial advisor to the special committee.

On October 31, 2012, representatives of O’Melveny met with the special committee and reported to the special committee the various responses and proposals received through further discussions with the four investment banks chosen by the special committee. At this meeting, the special committee discussed at length the experience, qualifications and reputation of each of the four candidates. Following such discussions, each member of the special committee expressed his or her preference to retain Oppenheimer & Co. Inc. (“Oppenheimer”) as the special committee’s independent financial advisor in light of Oppenheimer’s reputation, experience in the Chinese consumer sector, and overall proposal. At this meeting, the special committee also discussed with representatives of O’Melveny whether the fact that Oppenheimer had been previously engaged by the Company in 2010 to act as the Company’s placement agent in connection with a proposed private placement of the Company’s shares, which engagement was subsequently terminated and for which Oppenheimer received no fees, would pose a material conflict of interest. After deliberations, the special committee determined that the previous engagement of Oppenheimer by the Company did not pose any significant conflict of interest that could prevent the special committee from engaging Oppenheimer, and determined to engage Oppenheimer upon its confirmation that its prior engagement would not interfere with its evaluation of the Going Private Proposal.

Beginning in late October 2012, MSPEA held a series of discussions with Cathay United Bank (“Cathay,” and together with Wing Lung, the “Lenders”), among other potential financing sources, to explore the possibility of Cathay providing a portion of the debt financing together with Wing Lung.

O’Melveny sent a draft confidentiality agreement to be signed by MSPEA to Skadden on November 2, 2012. Following negotiations between Skadden and O’Melveny, the confidentiality agreement was executed by the Company and an affiliate of MSPEA on November 19, 2012. O’Melveny also sent a draft confidentiality agreement to be executed by Mr. You-Bin Leng to Wilson Sonsini. However, Mr. You-Bin Leng declined to execute any form of confidentiality agreement on the basis that he had no need or intention to conduct due diligence on the Company. After various rounds of discussions between representatives of O’Melveny and Wilson Sonsini from late November until early December 2012, the special committee decided not to insist that Mr. You-Bin Leng sign a confidentiality agreement with a standstill provision on the basis that Mr. You-Bin Leng was and continues to be bound by his duties as director and officer not to disclose confidential information, including other members of the buyer group, and in light of the fact that MSPEA had agreed to the standstill and Mr. You-Bin Leng had signed a consortium agreement with MSPEA to act exclusively with MSPEA with respect to the transactions contemplated under the Going Private Proposal, it would be unlikely that Mr. You-Bin Leng would act independently of MSPEA.

On November 7, 2012, the special committee and the Company formally executed an engagement letter with Oppenheimer. On the same date, the Company issued a press release announcing the formation of the special committee and that the special committee had engaged O’Melveny and Oppenheimer as its independent legal advisor and independent financial advisor, respectively, to assist it in evaluating the Going Private Proposal as well as any alternative transaction. The press release was furnished as an exhibit to the Current Report on Form 8-K filed the same day.

On November 12, 2012, the special committee held a telephonic meeting with representatives of O’Melveny and Oppenheimer. At this meeting, the special committee and representatives of O’Melveny and Oppenheimer discussed, among other things, (a) the general timetable of a going private transaction and immediate next steps for the special committee to take to evaluate the Going Private Proposal, including instructing the management of the Company to provide due diligence materials to the buyer group and (b) Oppenheimer’s plan with respect to its financial due diligence on the Company and evaluation of the fairness of the Going Private Proposal from a financial point of view. The special committee also discussed the desirability of a pre-signing market check to seek alternative transactions that may be available to the Company and its shareholders. The special committee discussed the pros and cons of conducting a pre-signing market check, the likelihood that conducting a pre-signing market check would result in any additional proposals at all, and the risk of the buyer group withdrawing the Going Private Proposal. Representatives of O’Melveny and Oppenheimer advised the special committee that Mr. You-Bin Leng had on several occasions informed the advisors to the special committee that he did not intend to sell his Company shares in an alternative transaction, and discussed the possibility of not performing a pre-signing market check in light of the fact that the Company had the right to initiate and solicit alternative acquisition proposals after the signing of the merger agreement during a reasonable go-shop period. The special committee decided to defer the decision of whether to conduct a pre-signing market check until after Oppenheimer further assessed the likelihood of receiving alternative acquisition proposals in the current market and provided preliminary financial analyses and the valuation ranges for the Company. At the same meeting, the special committee elected Mr. David Dong chairman of the special committee.

Between November 21, 2012 and November 28, 2012, Oppenheimer met with the Company management in Beijing and began its due diligence of the Company. From time to time thereafter, Oppenheimer held discussions with senior management of the Company regarding the Company’s financial projections. Mr. Hua Liu, in his capacity as the Company’s Vice Chairman and Chief Financial Officer, was involved in the preparation of the Company’s financial projections. From November 29, 2012 to December 3, 2012, Oppenheimer also interviewed certain major clients and suppliers of the Company.

On November 22, 2012, representatives of O’Melveny and Oppenheimer on behalf of the special committee had a telephonic meeting with representatives of MSPEA, Skadden, DLA Piper LLP (“DLA”), the Company’s outside legal counsel, Cowen and Wilson Sonsini. At this meeting, the advisors discussed, among other things, (i) the estimated time needed by MSPEA and its advisors to complete their legal and financial due diligence and the scope of the due diligence, (ii) the need for financing by the buyer group to consummate the going private transaction and the status of discussions with the potential financing sources, and (iii) the possibility that any third party would join the buyer group. Skadden indicated that certain members of the Company’s management were considering joining the buyer group, and Skadden would inform the special committee if any of the management members decided to join the buyer group. Skadden also noted that the buyer group was negotiating with the Lenders a debt commitment letter with respect to a $50.0 million term loan to finance the going private transaction. During the meeting, in response to various questions raised by representatives of O’Melveny, representatives of Skadden indicated that Mr. You-Bin Leng did not intend to sell his interest in the Company in any transaction and that Mr. You-Bin Leng and MSPEA were unwilling to terminate the consortium agreement.

On the same date, Skadden sent a financial and legal due diligence request list to O’Melveny and DLA. The Company then, with the assistance of DLA, started to prepare and provide due diligence materials to Skadden in response to the request list.

On November 28, 2012, Skadden provided an initial draft of the merger agreement to O’Melveny.

On December 1, 2012, O’Melveny provided to the special committee preliminary list of issues based on its review of the draft merger agreement.

On December 3, 2012, Parent entered into a commitment letter (the “Debt Commitment Letter”) with the Lenders. Under the terms and subject to the conditions of the Debt Commitment Letter, (a) the Lenders together committed to provide a $50.0 million term facility to Parent to fund a portion of the merger consideration and (b) Wing Lung committed to provide the Heilongjiang WFOE an onshore term loan facility in an amount of RMB15.0 million (the “Onshore Facility”) for the purpose of either the acquisition of fixed assets or general working capital. Both Morgan Stanley and Mr. You-Bin Leng filed with the SEC an amendment to their respective Schedule 13D announcing the execution of the Debt Commitment Letter subsequently.

On December 4, 2012, the special committee held a telephonic meeting with O’Melveny and Oppenheimer. At the meeting, O’Melveny explained to the special committee the structure and key terms of the draft merger agreement. The special committee, O’Melveny and Oppenheimer then discussed the key issues identified by O’Melveny in the draft merger agreement and their proposed position of the special committee as to the key issues. Among other things, the special committee and its advisors discussed (a) whether it was advisable to accept a “force the vote” provision which requires the Company to hold a shareholders meeting for shareholders to vote on the merger even if the special committee or the board of directors has changed its recommendation, (b) whether the merger should be conditioned on the approval of the unaffiliated shareholders, (c) the necessity and formulation of a “go-shop” period, (d) the board of directors’ ability to change their recommendation with respect to the merger, (e) the circumstances in which the board of directors can terminate the merger agreement, (f) the buyer group’s ability to terminate the merger agreement for breaches of the Company’s representations and warranties or covenants in the event Mr. You-Bin Leng had knowledge of such breaches, or directed the action that caused such breach (the “anti-sandbagging provision”), (g) the circumstances where the termination fee and reverse termination fee are payable and the amounts of such fees, and (h) whether the Company should be entitled to seek a remedy of specific performance.

On December 7, 2012, Skadden circulated an initial draft of a limited guarantee to be executed by Mr. You-Bin Leng and the Sponsor in favor of the Company, an equity commitment letter between Holdco and the Sponsor, a contribution agreement to be entered into by Holdco, Parent and the Rollover Holders, and a voting agreement to be entered into by Parent and the Rollover Holders.

In mid-December, the Company provided Oppenheimer with certain data that it intended to use in preparing its preliminary financial projections.

On December 11, 2012, the Lenders provided to Parent a draft facility agreement in connection with the debt financing. Between December 12, 2012 and March 3, 2012, Mr. You-Bin Leng, MSPEA and the Lenders held multiple meetings to discuss and negotiate the proposed terms of the facility agreement and related agreements.

On December 13, 2012, O’Melveny circulated to Skadden a revised draft merger agreement reflecting the special committee’s positions on the key terms. The revised draft merger agreement provided, among other terms, that (a) the receipt of the approval of the unaffiliated shareholders is a condition to the merger, (b) the Company may initiate, solicit and negotiate an alternative acquisition proposal during a 60-day go-shop period following the signing of the merger agreement, (c) the board of directors may terminate the merger agreement if it has made a change of recommendation and authorized the Company to enter into an acquisition agreement for a superior proposal, (d) the anti-sandbagging provision, (e) the Company is obligated to pay a termination fee that is equal to (i) 1% of the Company’s implied equity value in the event of Company’s termination for a superior proposal during the second half of the 60-day go-shop period and (ii) 2% of the Company’s implied equity value in the other circumstances, (f) Parent is obligated to pay a reverse termination fee equal to 7% of the Company’s implied equity value in certain circumstances, and (g) the Company would be entitled to seek specific performance of the buyer group’s obligations under the merger agreement. On the same date, O’Melveny provided its comments on the draft limited guarantee, equity commitment letter, voting agreement and contribution agreement to Skadden.

On December 19, 2012, Skadden provided a revised draft of the merger agreement to O’Melveny. In the revised draft merger agreement, the buyer group rejected the proposals relating to (a) the approval of the unaffiliated shareholders condition, (b) the Company’s right to seek specific performance to cause the equity financing to be funded and to enforce the consummation of the merger, and (c) the anti-sandbagging provision. The buyer group agreed to the “go-shop” provision in principle while noting that the length of the go-shop period was to be further discussed. The revised merger agreement provided for a reverse termination fee equal to 2% of the Company’s implied equity value, and a termination fee equal to (i) 2% of the Company’s implied equity value in the event of Company’s termination for a superior proposal during the go-shop period, and (ii) 1% of the Company’s implied equity value in the other circumstances.

On December 20, 2012, Skadden sent revised drafts of the limited guarantee, equity commitment letter, voting agreement and contribution agreement to O’Melveny.

On December 20, 2012, O’Melveny provided to the special committee an issues list based on its review of the revised draft merger agreement provided by Skadden and subsequently, on December 22, 2012, held a telephonic meeting with the special committee and Oppenheimer. At the meeting, the special committee discussed the issues list prepared by O’Melveny and noted that the buyer group reverted to their original positions with respect to certain key terms, including a rejection of the approval of the unaffiliated shareholders condition and the Company’s right to seek specific performance to cause the equity financing to be funded and to enforce the consummation of the merger. The special committee instructed O’Melveny and Oppenheimer to negotiate such key terms with the buyer group and Skadden and report back to the special committee.

At the same meeting on December 22, 2012, Oppenheimer updated the special committee on the status of its due diligence on the Company’s financial projections and noted that the management of the Company had not yet provided the financial projections required for Oppenheimer’s financial analyses of the offer price in the Going Private Proposal. Representatives of Oppenheimer also described to the special committee the various methodologies Oppenheimer intended to use to evaluate the offer price in the Going Private Proposal, which methodologies were comprised of selected companies analysis, selected precedent transactions analysis, and discounted cash flow analysis. The special committee instructed Oppenheimer to obtain the missing information it needed from the Company’s management as soon as possible so that Oppenheimer could complete its financial analysis of the offer price in the Going Private Proposal. The special committee and its advisors further discussed potential strategic alternatives, including (i) remaining a publicly traded company and (ii) soliciting interest from third parties in a possible alternative transaction by conducting a market check or including a go-shop provision in the merger agreement, as well as the implications of each strategy and suggested next steps. Regarding the first potential strategic alternative, after discussions with its advisors, the special committee concluded that in light of (a) the challenges to the Company’s efforts to increase shareholder value as an independent publicly traded company, including competition the Company faces from companies with substantially greater resources than the Company currently has, and (b) the negative publicity associated with PRC-based companies that had initially been listed in the U.S. through reverse mergers and the associated effect on the trading price of the Company common stock, the Company should continue to consider the proposed transaction or an alternative transaction with a third party. Regarding the second potential strategic alternative, the special committee determined that it was not necessary at this time to contact any additional potential buyers in light of Mr. You-Bin Leng’s substantial shareholding, his exclusivity arrangement with MSPEA pursuant to the consortium agreement and publicly stated intention not to sell his stake in the Company other than as contemplated in the Going Private Proposal, and the fact that a market check would likely extend the transaction timeline and could therefore lead to public uncertainty about the Company, which could have negative effects on the Company, its employees and its relationship with its customers and suppliers. The special committee determined that, in order to maximize value for the Company’s unaffiliated shareholders and also facilitate the consummation of a transaction that is fair to the Company and the unaffiliated shareholders, Oppenheimer should negotiate with the buyer group for an increase in the per share offer price. Following further discussion with O’Melveny and Oppenheimer, the special committee instructed O’Melveny to provide their comments on the merger agreement to the buyer group.

Beginning on December 24, 2012 and continuing through January 4, 2012, representatives of Oppenheimer had several negotiations with representatives of the buyer group regarding the valuation of the Company and the special committee’s desire for the buyer group to increase its per share offer price, although the precise amounts or ranges of such an increase were not discussed at this time.

On December 26, 2012, O’Melveny provided a revised draft of the merger agreement to Skadden, and provided comments on the limited guarantee, equity commitment letter, voting agreement and contribution agreement on December 27, 2012. The revised draft merger agreement included the approval of the unaffiliated shareholders condition, the specific performance right of the Company (subject to certain limitations on the Company’s ability to enforce the Parent’s obligation to cause the equity commitments to be funded), the anti-sandbagging provision and reinstated the previously proposed termination fees. On the same date, O’Melveny provided its comments on the Debt Commitment Letter to Skadden, and expressed that Skadden should negotiate to include such comments in the facility agreement to be executed between Parent and the Lenders.

On December 27, 2012, O’Melveny, MSPEA and Skadden met in Hong Kong to discuss the key outstanding issues in the revised draft of the merger agreement including the approval of the unaffiliated shareholders condition, the Company’s specific performance right, the amounts of termination fee and reverse termination fee, and the anti-sandbagging provision. The parties also discussed, among other terms, a possible “de minimis” exception to the Company’s representations on its capitalization, the closing condition on shares exercising dissenters’ rights, and the various debt financing agreements to be entered into by certain members of the buyer group, including the facility agreement.

On January 2, 2013, Skadden circulated to O’Melveny a package of deal terms proposed by the buyer group with respect to the major outstanding issues, including, among others, (a) the buyer group’s acceptance of the approval of the unaffiliated shareholders condition, (b) a 30-day go-shop period, (c) a limited version of the anti-sandbagging provision, (d) a termination fee equal to approximately 1.0% of the Company’s implied equity value for termination within the go-shop period and approximately 1.5% of the Company’s implied equity value for termination in the other circumstances, (e) a reverse termination fee equal to approximately 2.5% of the Company’s implied equity value, and (f) the buyer group’s acceptance of the Company’s limited specific performance right.

On January 2, 2013, O’Melveny apprised the special committee of the buyer group’s latest proposal with respect to non-financial deal terms, and on January 4, 2013 held a meeting with the special committee and Oppenheimer to discuss the buyer group’s latest proposal. At this meeting, after reviewing the buyer group’s latest proposal and discussing the implications of the latest deal terms on the transaction as a whole and “market” practice, the special committee determined that significant progress had been made on the major outstanding issues and that it was satisfied overall with the terms of the proposed transaction, other than the per share offer price. The special committee instructed O’Melveny to address the remaining open legal issues with respect to the merger agreement and finalize the definitive agreements with Skadden.

On January 7 and 8, 2013, representatives of O’Melveny had discussions with Skadden to discuss the outstanding legal issues on the merger agreement including the dollar amount of the “de minimis” exception to the Company’s representations on its capitalization and whether the Company should be a party to the voting agreement and the contribution agreement in order to have privity of contract under such agreements and be able to enforce such agreements against the other parties

On January 9, 2013, Skadden circulated a further revised draft of the merger agreement to O’Melveny, which substantially reflected the package proposed by the buyer group on January 2, 2013.

On January 10, 2013, representatives of Oppenheimer contacted representatives of the buyer group and, on behalf of the special committee, requested an increase in the offer price. Although representatives of Oppenheimer did not specify the precise amount by which the special committee wanted the buyer group to increase its offer price, they did mention that the special committee was looking for a “meaningful bump.”

Between January 9 and March 2, 2013, O’Melveny and Skadden continued to negotiate the legal terms of the merger agreement and the ancillary documents, and exchanged various drafts of the merger agreement and the ancillary documents. Also in the beginning of January 2013, Mr. Hua Liu and Mr. Sheng-Hui Liu confirmed that they would join the buyer group and contribute all of their shares of Company common stock to Parent in exchange for shares of Holdco in connection with the merger.

On January 15, 2013, representatives of the buyer group contacted representatives of Oppenheimer in response to the requested increase in the offer price and informed Oppenheimer that the buyer group believed that the offer price of $7.40 per share was an attractive proposition for Company shareholders and that the buyer group was not willing to raise the offer price.

On January 18, 2013, Skadden circulated a draft facility agreement to be executed among Holdco, Parent, Merger Sub, Mr. You-Bin Leng and the Lenders, and certain other debt financing agreements, including an onshore facility agreement with respect to the Onshore Facility. O’Melveny provided its comments on the draft facility agreement on January 22, 2013.

On January 18, 2013, the management of the Company provided Oppenheimer with a full set of financial projections for the period from the fiscal year ending December 31, 2012 through the fiscal year ending December 31, 2017. On January 24, 2013, the management of the Company provided Oppenheimer with detailed projections regarding the subsidies that the Company receives from local government authorities.

On January 26, 2013, the special committee held a meeting with Oppenheimer and O’Melveny. At the meeting, Oppenheimer circulated discussion materials and presented the special committee with its preliminary financial analyses of the Going Private Proposal based on the latest market information for the Company common stock and the Company’s financial projections, using the following methods: selected companies analysis, selected precedent transactions analysis, and discounted cash flow analysis. The preliminary analyses also included a premiums paid overview, which was not used by Oppenheimer as a valuation methodology but was presented merely for informational purposes. Oppenheimer explained each of the analytical methods applied and considerations taken into account in preparing the preliminary financial analyses, and answered the special committee’s questions about valuation methodologies and analyses. Oppenheimer also informed the special committee that, based on its preliminary analyses (which was subject to change based on refinement of the assumptions and financial information used in its analyses and which would be qualified in all respects by its final written opinion to be delivered to the special committee), the current offer price of $7.40 per share of Company common stock offered in the Going Private Proposal would be within the preliminary reference ranges implied by its preliminary fairness analyses. Notwithstanding the fact that the offer price of $7.40 per share of Company common stock was within the valuation ranges indicated by Oppenheimer’s preliminary financial analyses, the special committee decided to try to increase the offer price on the basis that any increase in the price would offer additional benefit to the shareholders and further assure that the transaction was both attractive and fair to the Company and the unaffiliated shareholders and that the special committee owed a fiduciary duty to the Company’s shareholders to negotiate for the best price available. As a result, the special committee instructed Oppenheimer to seek an increase in the offer price from the buyer group.

On January 28, 2013, representatives of Oppenheimer had a telephonic meeting with representatives of the buyer group and requested that the buyer group increase the offer price. On January 30, representatives of the buyer group contacted representatives of Oppenheimer and stated that they continued to believe that the $7.40 per share offer price was an attractive and fair price for the unaffiliated shareholders and that $7.40 per share was their best and final offer. During this period, O’Melveny and Skadden continued to negotiate and finalize the merger agreement and related documentation.

At a meeting held on January 31, 2013, representatives of Oppenheimer summarized to the special committee and O’Melveny the outcome of their discussions on price with representatives of the buyer group and indicated that they believed that the buyer group was unwilling to increase the original offer price. After discussions with O’Melveny and Oppenheimer, the special committee instructed both Oppenheimer and O’Melveny to reach out to their respective counterparties and try to negotiate an increase in the offer price to $7.60 per share of Company common stock, which would take the offer price beyond the high end of the range of fairness implied by certain of Oppenheimer’s valuation analyses. O’Melveny then advised the special committee that the legal terms of all of the transaction documents had been negotiated and substantially agreed based on the terms that had previously been discussed with the special committee, and subject to internal sign off by the Lenders on the debt financing agreements, the parties could be in a position to sign the transaction documents very soon. The special committee determined that in the event that the buyer group refused to increase the offer price, the special committee would be willing to approve the merger agreement based on the current offer price and make a recommendation to the board of directors of the Company to approve the merger agreement, in light of the fact that the current offer price was within the value ranges based on Oppenheimer’s preliminary financial analyses and the unaffiliated shareholders would have a meaningful chance to determine whether they felt that the offer price was fair (as consummation of the merger was conditioned on, among other things, the approval of the unaffiliated shareholders).

On February 4, 2013, representatives of the buyer group, O’Melveny, Oppenheimer and Skadden met to discuss the offer price as well as the timing of the proposed transaction. At the meeting, representatives of the buyer group indicated that the buyer group would not increase the offer price.

Following the February 4, 2013 meeting between representatives of the buyer group, O’Melveny, Oppenheimer and Skadden, O’Melveny updated the special committee on the status of price negotiations with the buyer group.

From February 5, 2013 through February 28, 2013, the members of the buyer group engaged in negotiations with each other regarding various terms relating to their respective equity and rollover contributions to Parent and Holdco under the contribution agreement and their equity commitment letters. Following these negotiations, on or about March 2, 2013, it was agreed as between the members of the buyer group that Mr. You-Bin Leng would make an additional equity contribution in an amount of approximately $8.2 million to fund the merger consideration. On February 28, 2013, representatives of Skadden informed representatives of O’Melveny of the arrangement for You-Bin Leng to make additional equity contributions to Parent, and subsequently circulated a draft of an equity contribution letter to be signed by Mr. You-Bin Leng to O’Melveny.

On March 2, 2013, Skadden circulated substantially final drafts of the merger agreement, the contribution agreement, the voting agreement, the limited guarantee, the equity commitment letters and the debt financing agreements.

On March 3, 2013, a meeting of the special committee was held with representatives of Oppenheimer and O’Melveny. Representatives of O’Melveny first discussed the special committee’s fiduciary duties in evaluating and negotiating the proposed transaction, and then reviewed the terms of the draft merger agreement with the special committee and reported on the resolutions of the open issues previously discussed with the special committee. Representatives of O’Melveny and Oppenheimer then updated the Special Committee on the status of price negotiations (including once again describing the results of the February 4, 2013 meeting between representatives of the buyer group, O’Melveny, Oppenheimer and Skadden), at which time, the special committee determined, after consultation with its advisors, that further negotiations with the buyer group were unlikely to result in any meaningful increase in the offer price. Representatives of Oppenheimer then reviewed and discussed with the special committee its financial analyses with respect to the Company and the transaction proposed by the buyer group to acquire the Shares (other than the excluded shares) at a purchase price of $7.40 per share of Company common stock. At the request of the special committee, Oppenheimer then rendered its oral opinion to the special committee (which was subsequently confirmed by delivery of its written opinion to the special committee dated the same date and attached to this proxy statement as Annex B) to the effect that, as of March 3, 2013, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, the $7.40 per share merger consideration to be received by shareholders (other than the shareholders holding excluded shares) in the merger was fair, from a financial point of view, to such shareholders. Please see “—Opinion of Oppenheimer, the Special Committee’s Financial Advisor” beginning on page 42 for additional information regarding the financial analyses performed by Oppenheimer and the opinion rendered by Oppenheimer to the special committee. The full text of the written opinion of Oppenheimer to the special committee, dated March 3, 2013, is attached as Annex B to this proxy statement.

Following a comprehensive and detailed discussion of the updated terms of the draft merger agreement, Oppenheimer’s financial presentation and financial opinion, as well as a variety of potential positive and negative factors with respect to the merger and the other transactions contemplated under the merger agreement (which factors are further described below under the caption “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors”), the special committee unanimously resolved to recommend that the board of directors of the Company approve the merger agreement and the transactions contemplated thereby, including the merger.

Following the meeting of the special committee on March 3, 2013, the board of directors held a meeting to receive the report from the special committee, including Oppenheimer’s financial presentation and fairness opinion and O’Melveny’s presentation of the terms of the merger agreement. Based upon the unanimous recommendation of the special committee and consideration of a variety of potential positive and negative factors with respect to the merger and the other transactions contemplated under the merger agreement (which factors are further described below under the caption “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors”), it adopted resolutions approving the terms of the merger agreement and the transactions contemplated thereby, including the merger, and adopted resolutions recommending that the Company’s shareholders vote for the approval of the merger agreement and the transactions contemplated thereby, including the merger. The Rollover Holders recused themselves from the deliberations of the board of directors with respect to the merger agreement and the proposed merger.

On March 3, 2013, Holdco, Parent, Merger Sub and the Company executed the merger agreement. Simultaneously, the voting agreement, the limited guarantee, the contribution agreement, and the equity commitment letters were executed by the respective parties thereto. Also simultaneously, the facility agreement and the other Finance Documents were executed by the respective parties thereto. On March 4, 2013, the Company issued a press release announcing the execution of the merger agreement, and furnished the press release, the merger agreement and certain ancillary agreements as exhibits to its Current Report on Form 8-K.

On March 4, 2013, Mr. You-Bin Leng, Mr. Sheng-Hui Liu, Mr. Hua Liu and Morgan Stanley jointly filed with the SEC a Schedule 13D announcing the execution of the merger agreement, the ancillary agreements and certain Finance Documents.

Promptly following the execution of the merger agreement, at the direction of the special committee and as part of the go-shop activities permitted under the merger agreement, Oppenheimer contacted 22 parties, including 17 financial sponsors and 5 strategic parties, to solicit interest in a possible alternative transaction. As of the date of this proxy statement, no potential buyers have indicated interests in an alternative transaction involving the Company or entered into a non-disclosure agreement with the Company, and therefore, no negotiations and discussions with any potential buyers have occurred and the Company has yet to receive any alternative takeover proposals during the go-shop period.

Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors

The board of directors of the Company determined that it was advisable and in the best interests of the Company and its shareholders to form the special committee consisting only of directors that were independent and unaffiliated with any member of the buyer group or any members of the management of the Company, for the purpose of evaluating the Going Private Proposal received from Mr. You-Bin Leng and MSPEA on October 3, 2012 and other strategic alternatives available to the Company. The board of directors of the Company appointed Mr. David Dong, Mr. Kirk Downing and Ms. Xiaofei Ren as members of the special committee. The board of directors of the Company delegated exclusive power and authority to the special committee in connection with its evaluation of the Going Private Proposal, including the exclusive power and authority to (i) formulate, establish, oversee and direct a process for the identification, evaluation and negotiation of a potential sale of the Company, (ii) evaluate and negotiate the terms of any proposed definitive or other agreements in respect of a potential sale of the Company, (iii) make recommendations to the board of directors of the Company in respect of any potential transaction, including, without limitation, any recommendation to not proceed with or to recommend that the Company’s shareholders reject a potential sale of the Company, (iv) make recommendations to the board of directors of the Company that it take other actions or consider other matters that the special committee deems necessary or appropriate with respect to any potential sale of the Company or other potential alternative transactions; and (v) exercise any other power that otherwise may be exercised by the board of directors of the Company and that the special committee may determine is necessary or advisable to carry out and fulfill its duties and responsibilities through the abandonment or completion of a potential sale of the Company. In connection with the formation of the special committee, our board of directors resolved that it would not approve or recommend to the Company’s shareholders any potential sale of the Company without the favorable recommendation of the special committee.

The special committee, at a meeting held on March 3, 2013, unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, and recommended that our board of directors adopt resolutions that:

·	determine that the merger agreement, the limited guarantee and the transactions contemplated by the merger agreement and the limited guarantee, including the merger, are advisable and fair to and in the best interests of the Company and the unaffiliated shareholders;
·	approve in all respects, the form, terms, provisions and conditions of the merger agreement, the voting agreement, the contribution agreement, the limited guarantee and the Onshore Credit Facility (as defined below) and the transactions contemplated thereby, including the merger; and
·	submit the merger agreement to the shareholders of the Company for approval at a meeting of the shareholders of the Company, and recommend that the shareholders of the Company vote for the approval of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger.

Later that day on March 3, 2013, our board of directors convened a meeting where it received the recommendation of the special committee determined, on behalf of the Company, that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders. In addition, at that meeting the Company’s board of directors approved and adopted the resolutions recommended by the special committee, which included resolutions to recommend the approval of the merger agreement by the Company’s shareholders and direct that the merger agreement be submitted to the Company’s shareholders for their approval. In reaching these determinations, our board of directors considered and adopted:

·	the special committee’s analyses, conclusions and unanimous determination that the merger agreement, the merger and the other transactions contemplated by the merger agreement were substantively and procedurally fair and advisable to and in the best interest of the Company and its unaffiliated shareholders; and
·	the special committee’s unanimous recommendation that the board of directors adopt the merger agreement, submit the merger agreement to the Company’s shareholders for approval at a special meeting of the Company’s shareholders and recommend that the shareholders vote for the approval of the merger agreement and the consummation of the merger and other transactions contemplated by the merger agreement.

The Rollover Holders were not involved in any of our board of directors’ deliberations concerning the merger agreement and recused themselves from the March 3, 2012 meeting of our board of directors because of the potential conflicts of interest arising from their roles as directors of the Company and their interest in the transactions contemplated under the merger agreement, including the merger, based on the fact that they were members of the buyer group whose current equity interest in the Company would be rolled over for an indirect equity interest in the surviving company in the merger. Please see “Special Factors—Interests of Certain Persons in the Merger” beginning on page 64 for additional information.

In the course of reaching their respective determinations regarding the fairness of the merger to the unaffiliated security holders and their decisions to recommend that our shareholders approve the merger agreement, the special committee and our board of directors consulted with and received the advice of legal and financial advisors, and discussed certain issues with the Company’s senior management team, and also considered the following substantive factors and potential benefits of the merger, each of which the special committee and our board of directors believed supported their respective decisions, but which are not listed in any relative order of importance:

·	the current and historical market prices of the shares of Company common stock, including the fact that the $7.40 per share merger consideration represents (i) a 21.3% premium over the closing price of $6.10 per share of Company common stock as quoted by the NYSE on October 2, 2012, (ii) a 23.5% premium to the volume-weighted average price of the Company common stock during the 30 trading days prior to October 2, 2012, (iii) a 22.7% premium to the volume-weighted average price of the Company common stock during the 90 trading days prior to October 2, 2012, and (iv) a 44.1% premium to the volume-weighted average price of the Company common stock during the last 180 trading days prior to October 2, 2012 (October 2, 2012 being the last trading day prior to the Company’s announcement of the receipt of the Going Private Proposal);

·	the negotiations with respect to the per share merger consideration and the special committee’s determination that, following extensive negotiations with the buyer group, $7.40 per share was the highest price that the buyer group would offer, with the special committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the special committee and its advisors;
·	the financial analyses reviewed and discussed with the special committee by representatives from Oppenheimer, as well as the oral opinion of Oppenheimer that the $7.40 per share merger consideration was fair, from a financial point of view, to the holders of the shares of Company common stock (other than holders of excluded shares), as of March 3, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in preparing its opinion;
·	the fact that the $7.40 per share merger consideration would be paid in all cash, which will allow the Company’s unaffiliated shareholders to immediately realize liquidity for their investment and provide them with certainty of the value of their shares of Company common stock;
·	the possibility that it could take a considerable period of time before the trading price of the shares of Company common stock would reach and sustain at the $7.40 per share merger consideration, as adjusted for present value;
·	the limited trading volume of the Company common stock on the NYSE;
·	the business, competitive position, strategy and prospects of the Company, the risk that it will not successfully implement its strategy and achieve its prospects, the competitive position of current and likely competitors in the industry in which the Company competes, and current industry, economic, and market conditions;
·	as a privately-held entity, the Company’s management may have greater flexibility to focus on improving the Company’s financial performance without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance;
·	as a SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which could be considered proprietary and would not be disclosed by a non-reporting company and as a result, the Company’s actual or potential competitors, customers, lenders and vendors all have ready access to this information which may help them compete against the Company and make it more difficult for the Company to negotiate favorable terms with them, as the case may be;
·	the annual costs of remaining a public company, including the cost of consulting and auditing services associated with compliance with the Sarbanes-Oxley Act of 2002 and other U.S. federal securities laws and fees and expenses of the Company’s securities counsel, and these costs are ongoing and difficult to reduce;
·	estimated forecasts of the Company’s future financial performance prepared by the Company’s management, together with the management’s view of the Company’s financial condition, results of operations, business, prospects and competitive position;
·	the possible alternatives to the merger (including the possibility of remaining a publicly traded company), and the special committee’s and our board of directors’ assessment that none of these alternatives were reasonably likely to present superior opportunities for the Company or to create greater value for its unaffiliated shareholders than the merger, taking into account risks of execution as well as business, competitive, industry and market risks;

·	the special committee’s belief that it was unlikely that any transaction with a third party could be completed at this time given the Rollover Holders’ beneficial ownership of approximately 41.5% of the total outstanding shares of Company common stock (including, for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by them that are exercisable within 60 days from the date of this proxy statement) and the express intention of Mr. You-Bin Leng not to sell his shares of Company common stock to any third party and would not work with any partner other than the Sponsor;
·	the fact that no prospective other buyers had approached the Company, the special committee or their advisors and indicated their interest in pursuing an alternative transaction with the Company since the announcement of the Going Private Proposal;
·	the fact that the merger agreement is subject to both (a) the approval of shareholders holding at least a majority of all the outstanding shares of Company common stock and (b) the approval of the unaffiliated shareholders;
·	the availability of dissenters’ rights under Utah law to the shareholders of the Company who comply with all of the required procedures under the Utah law for exercising dissenters’ rights, which allow such shareholders to demand payment for the fair value of their shares in accordance with applicable Utah law, as may be determined ultimately by a court;
·	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):
o	the absence of a financing condition in the merger agreement;
o	the likelihood and anticipated timing of completing the proposed merger in light of the scope of the limited conditions to completion, including the absence of any significant required regulatory approvals;
o	the Company’s ability to seek specific performance to cause Holdco, Parent and Merger Sub to draw down the equity financing and to consummate the merger subject to the availability of debt financing;
o	the fact the merger agreement provides that, in the event of a failure of the merger to be completed under certain circumstances, Parent will pay the Company a termination fee of $3,650,000 (which represents approximately 2.5% of the equity value of the Company calculated based on the $7.40 per share merger consideration), the payment of which is guaranteed by the Sponsor and Mr. You-Bin Leng; and
o	the fact that Holdco and Parent had obtained debt and equity financing commitments for the merger, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligations of Holdco, Parent and Merger Sub to use their reasonable best efforts to obtain the debt financing, each of which, in the reasonable judgment of the special committee, increases the likelihood of such financing being completed;

·	the other terms of the merger agreement and related agreements, including:
o	the Company’s ability under the merger agreement to conduct a 30-day go-shop process after the signing of the merger agreement on March 3, 2013 to initiate, solicit and encourage alternative acquisition proposals from third parties;
o	the Company’s ability, at any time from and after the end of the go-shop period but prior to the time the Company shareholders approve the merger agreement, to consider and respond to an unsolicited written acquisition proposal, to furnish confidential information to the person making such a proposal and to engage in discussions or negotiations with the person making such a proposal, if the special committee, prior to taking any such actions, determines in good faith that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal; and
o	our board of directors’ ability (acting upon the recommendation of the special committee), under certain circumstances, to change its recommendation that shareholders vote to approve the merger agreement;
o	our board of directors’ ability to terminate the merger agreement and enter into an alternative acquisition agreement with respect to a superior proposal on the condition that the Company shall pay Parent a termination fee of $2,200,000 or $1,500,000, as applicable, which represents approximately 1.5% or 1.0% of the equity value of the Company calculated based on the $7.40 per share merger consideration, respectively;
·	the consideration and negotiation of the merger agreement was conducted entirely under the control and supervision of the special committee, which consists of three independent directors who are unaffiliated with the buyer group or any of the management members of the Company, and that no limitations were placed on the special committee’s authority;
·	the terms and conditions of the merger agreement were the product of extensive negotiations between the special committee and its advisors, on the one hand, and the buyer group and its advisors, on the other hand; and
·	the special committee’s and our board of directors’ belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable.

In addition, the special committee and our board of directors believed that sufficient procedural safeguards were and are present to ensure that the proposed merger, based upon the terms of the merger agreement, was procedurally fair to the unaffiliated shareholders and to permit the special committee and our board of directors to represent effectively the interests of such unaffiliated shareholders. These procedural safeguards, which are not listed in any order of importance, include the fact that :

·	the special committee is comprised of three independent directors who are not (and during the entire process were not) (a) affiliated with any member of the buyer group, or (b) employees of the Company or any of its subsidiaries;
·	the special committee acted to represent solely the interests of the unaffiliated shareholders and the special committee had independent control of the negotiations with the members of the buyer group and their respective advisors on behalf of such unaffiliated shareholders;

·	the special committee was empowered to consider, attend to and take any and all actions in connection with the Going Private Proposal from Mr. You-Bin Leng and MSPEA and the transactions contemplated thereby from the date the special committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the special committee had recommended such action to our board of directors;
·	other than their receipt of director and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or board of directors’ recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement, members of the special committee do not have interests in the merger different from, or in addition to, those of the Company’s unaffiliated shareholders;
·	the determination to engage in discussions related to the proposed merger and the consideration and negotiation of the price and other terms of the proposed merger was conducted entirely under the oversight of the members of the special committee without the involvement of any director who is a Rollover Holder or is a member of the Company’s management and without any limitation on the authority of the special committee to act with respect to any alternative transaction or any related matters;
·	the special committee recognized that it had the authority not to recommend the approval of the merger or any other transaction;
·	the special committee met regularly to consider and review the proposed merger;
·	the special committee’s negotiations with the buyer group resulted in better contractual terms than initially proposed by the buyer group;
·	O’Melveny, the legal counsel to the special committee, had not previously represented the Company before being engaged in October, 2012, and has never represented Mr. You-Bin Leng or any of the Rollover Holders;
·	the merger agreement requires approval by (a) shareholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date and (b) shareholders other than members of the buyer group holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date other than Rollover Shares, which gives the Company’s unaffiliated shareholders the ability to determine whether or not to approve the merger agreement and thus whether or not to complete the merger;
·	under the merger agreement, the board of directors of the Company, based upon unanimous recommendation of the special committee, has the ability to change, withhold, withdraw, qualify or modify our recommendation that our shareholders vote to approve the merger agreement;
·	under the terms of the merger agreement, the Company has a period of 30 days to actively solicit competing proposals for the Company and furthermore, that the Company has the ability after such go-shop period to consider any acquisition proposal reasonably likely to lead to a superior proposal until the date our shareholders vote upon and approve the merger agreement; and
·	the Company is permitted to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal prior to the receipt of shareholder approval if our board of directors determines (upon recommendation of the special committee) in its good faith judgment that failure to do so would be inconsistent with its fiduciary duties, subject to compliance with the terms and conditions of the merger agreement.

The special committee and our board of directors also considered a variety of potentially negative factors discussed below concerning the merger agreement and the merger, which are not listed in any relative order of importance:

·	due to the expressed unwillingness of Mr. You-Bin Leng and other members of the buyer group to sell their shares in the Company to a third party and the central operating and strategic role Mr. You-Bin Leng currently plays at the Company, the special committee recognized that it was possible that a potential acquiror may be discouraged from making a bid for the Company;
·	the special committee recognized that the opportunity for a potential acquirer to make a bid prior to the execution of the merger agreement was limited due to the lack of a market check;
·	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on customers, employees, suppliers, and relationships with other third parties;
·	the possibility that the merger might not be completed and the negative impact of a public announcement of the merger on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;
·	the conditions to Holdco’s, Parent’s, and Merger Sub’s obligations to complete the merger and the right of Parent to terminate the merger agreement in certain circumstances, including for breaches by the Company of its representations, warranties, covenants and agreements in the merger agreement;
·	the risks and costs to the Company if the proposed merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;
·	the terms of the Rollover Holders’ participation in the merger and the fact that the Rollover Holders may have interests in the transaction that are different from, or in addition to, those of our unaffiliated shareholders (please see “Special Factors– Interests of Certain Persons in the Merger” beginning on page 64 for additional information);
·	the taxability of an all cash transaction to our unaffiliated shareholders who are U.S. holders (as defined below under “Material United States Federal Income Tax Consequences”) for U.S. federal income tax purposes;
·	the fact that, pursuant to the merger agreement, the Company must generally conduct its business in the ordinary course and is subject to a variety of other restrictions on the conduct of its business prior to closing of the merger or termination of the merger agreement, which may delay or prevent it from pursuing business opportunities that may arise or preclude actions that would be advisable if the Company were not to pursue the merger; and
·	the Company will be required to, under certain circumstances, pay Parent a termination fee of $2,200,000 or $1,500,000, as applicable, in connection with the termination of the merger agreement, which represents approximately 1.5% or 1.0% of the equity value of the Company calculated based on the $7.40 per share merger consideration, respectively.

The foregoing discussion of the factors considered by the special committee and our board of directors is not intended to be exhaustive, but rather includes all of the principal factors considered by the special committee and our board of directors. In view of the wide variety of factors considered by the special committee and our board of directors, neither the special committee nor our board of directors found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the special committee and our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that our board of directors approve, and our board of directors approved, the merger agreement and the merger based upon the totality of the information presented to and considered by it.

In the course of reaching their respective conclusions regarding the fairness of the merger to the unaffiliated shareholders of the Company and its decision to recommend the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, the special committee and our board of directors considered financial analyses presented by Oppenheimer as an indication of the going concern value of the Company. These analyses included discounted cash flow analysis, selected companies analysis, selected precedent transactions analysis, and premium analysis. All of the material analyses as presented to the special committee are summarized below under the caption “Special Factors – Opinion of Oppenheimer, the Special Committee’s Financial Advisor” beginning on page 42. The special committee and our board of directors expressly adopted these analyses and the opinion of Oppenheimer, among other factors they considered, in reaching their respective conclusions regarding the fairness of the transactions contemplated by the merger agreement, including the merger.

Neither the special committee nor our board of directors considered the liquidation value of Company’s assets because each considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the special committee and our board of directors believe that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. Each of the special committee and the board of directors believes the analyses and additional factors it reviewed provided an indication of our going concern value. The special committee and our board of directors also considered the historical market prices of our shares as described under the caption “Market Price and Dividend Information” beginning on page 103.

Neither the special committee nor our board of directors considered the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the shareholders of the Company as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company’s net book value per share as of December 31, 2012 was $10.20, based on the weighted average number of outstanding shares of Company common stock during the fiscal year 2012. Net book value does not take into account the future prospects of the Company, market conditions, trends in the dairy industry, or the business risks inherent in competing with larger companies in that industry. The special committee and our board of directors are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (a) a merger or consolidation of the Company with another company, (b) the sale or transfer of all or substantially all of the Company’s assets or (c) the purchase of all or a substantial portion of the shares of Company common stock that would enable such person to exercise control of or significant influence over the Company.

For the foregoing reasons, our board of directors believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, and recommends that the shareholders of the Company vote “FOR” the proposal to approve the merger agreement.

In connection with the consummation of the merger, certain of the Company’s directors may receive benefits and compensation that may differ from the per share merger consideration you would receive. See “Special Factors—Interests of Certain Persons in the Merger” beginning on page 64 of this proxy statement.

Except as set forth under “Special Factors — Background of the Merger,” “Special Factors — Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors” and “Special Factors — Opinion of Oppenheimer,  the Special Committee’s Financial Advisor,” no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

Our board of directors recommends that you vote “FOR” the approval of the merger agreement, and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Opinion of Oppenheimer, the Special Committee’s Financial Advisor

The special committee has engaged Oppenheimer as its financial advisor in connection with the merger. In connection with this engagement, the special committee requested that Oppenheimer evaluate the fairness, from a financial point of view, of the $7.40 per share cash consideration to be received in the merger by holders of our common stock, other than the holders of excluded shares. On March 3, 2013, at a meeting of the special committee held to evaluate the merger, Oppenheimer rendered to the special committee an oral opinion, which was confirmed by delivery of a written opinion dated March 3, 2013, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received in the merger by holders of our common stock (other than excluded shares), under the merger agreement was fair, from a financial point of view, to such holders.

The full text of Oppenheimer’s written opinion, dated March 3, 2013, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. Oppenheimer’s opinion was provided to the special committee in connection with its evaluation of the merger consideration from a financial point of view and does not address any other aspect of the merger. Oppenheimer expressed no view as to, and its opinion did not address, the underlying business decision of the Company to proceed with or effect the merger or the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Oppenheimer’s opinion does not constitute a recommendation to a shareholder as to how such shareholder should vote or act with respect to any matters relating to the merger. The summary of Oppenheimer’s opinion described below is qualified in its entirety by reference to the full text of its opinion.

In arriving at its opinion, Oppenheimer:

·	reviewed a substantially final draft of the merger agreement;
·	reviewed (i) audited financial statements of the Company for the years ended December 31, 2009, 2010 and 2011; (ii) unaudited interim financial statements of the Company for the nine months ended September 30, 2012, and (iii) certain other unaudited financial information prepared by management of the Company;
·	reviewed financial forecasts and estimates relating to the Company prepared by the management of the Company;
·	reviewed the historical market prices and trading volumes of the Company common stock;
·	held discussions with the senior management of the Company with respect to the business and prospects of the Company;
·	reviewed and analyzed certain publicly available financial data for companies that Oppenheimer deemed relevant in evaluating the Company;
·	reviewed and analyzed certain publicly available financial information for transactions that Oppenheimer deemed relevant in evaluating the merger;

·	analyzed the estimated present value of the future cash flows of the Company based on financial forecasts and estimates prepared by the management of the Company;
·	reviewed other public information concerning the Company; and
·	performed such other analyses, reviewed such other information and considered such other factors as Oppenheimer deemed appropriate.

In rendering its opinion, Oppenheimer relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with Oppenheimer by the Company and the Company’s employees, representatives and affiliates or otherwise reviewed by Oppenheimer. With respect to the financial forecasts and estimates relating to the Company utilized in its analyses, Oppenheimer assumed, at the direction of the management of the Company and with the special committee’s consent, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of the Company as to the future financial condition and operating results of the Company and the other matters covered thereby, and that the financial results in such forecasts and estimates would be achieved at the times and in the amounts projected. Oppenheimer also assumed that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by it. Oppenheimer also assumed, with the special committee’s consent, that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the merger. Oppenheimer neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company and did not conduct any physical inspection of the properties or facilities of the Company.

Oppenheimer did not express any opinion as to the underlying valuation, future performance or long-term viability of the Company or the price at which our common stock would trade at any time. Oppenheimer expressed no view as to, and its opinion did not address, any terms or other aspects or implications of the merger (other than the fairness of merger consideration to the extent expressly specified in its opinion) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the merger, including, without limitation, the ability of Holdco, Parent and Merger Sub to fund the consideration to be paid in the merger, or the fairness of the amount or nature of, or any other aspect relating to, the compensation to be received by any individual officers, directors or employees of any party to the merger, or any class of such persons, relative to the merger consideration. Oppenheimer’s opinion did not address the fairness of any consideration to be received by the holders of the excluded shares. In addition, Oppenheimer expressed no view as to, and its opinion did not address, the Company’s underlying business decision to proceed with or effect the merger nor did its opinion address the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. In connection with its engagement, Oppenheimer was not requested to, and it did not, solicit third party indications of interest prior to the date of its opinion in the possible acquisition of all or a part of the Company. Oppenheimer’s opinion was necessarily based on the information available to it and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of its opinion. Although subsequent developments may affect its opinion, Oppenheimer does not have any obligation to update, revise or reaffirm its opinion. Oppenheimer was not legal, tax, regulatory or accounting advisor and relied on the assessments made by the Company and the Company’s advisors with respect to such issues. Oppenheimer’s opinion did not address any legal, tax, regulatory or accounting matters. In addition, Oppenheimer’s opinion did not constitute a solvency opinion or a fair value opinion, and it did not evaluate the solvency or fair value of the Company under any federal or state laws relating to bankruptcy, insolvency or similar matters.

This summary is not a complete description of Oppenheimer’s opinion or the financial analyses performed and factors considered by Oppenheimer in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Oppenheimer arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Oppenheimer believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Oppenheimer’s analyses and opinion.

In performing its analyses, Oppenheimer considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the Company’s control. No company, business or transaction used in the analyses is identical to the Company or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The assumptions and estimates contained in Oppenheimer’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, Oppenheimer’s analyses are inherently subject to substantial uncertainty.

Oppenheimer was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiation between us and Parent, and the decision to enter into the transaction was solely that of our board of directors (upon the recommendation of the special committee). Oppenheimer’s opinion and financial presentation were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee or our board of directors with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses reviewed with the special committee in connection with Oppenheimer’s opinion dated March 3, 2013. The financial analyses summarized below include information presented in tabular format. In order to fully understand Oppenheimer’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Oppenheimer’s financial analyses.

Selected Companies Analysis

Oppenheimer reviewed financial and stock market information of the Company and the following six public companies with operations in the dairy products industry in China that are listed in the U.S. (in the case of the second and fifth companies), Hong Kong (in the case of the first and the sixth companies) or Japan (in the case of the third and fourth companies). Although none of the companies listed below is directly comparable to the Company, Oppenheimer selected these companies on the basis that each was a publicly traded company listed in the U.S., Hong Kong or Japan with operations in the dairy products industry in China, which is the industry in which the Company operates, and because the Company is listed. The companies listed below are referred to as the selected companies.

·	Biostime International Holdings Limited
·	Mead Johnson Nutrition Company
·	Megmilk Snow Brand Co., Ltd.
·	Morinaga Milk Industry Co., Ltd.
·	Synutra International Inc.
·	Yashili International Holdings Limited

Based on publicly available research analysts’ estimates, public filings and other publicly available information, Oppenheimer reviewed, among other things, (i) enterprise values of the selected companies, calculated as fully diluted market value based on closing stock prices on March 1, 2013, plus debt and minority interest, less cash and other adjustments, as multiples of estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA and (ii) the trading price of the selected companies, as multiples of estimated earnings per share, referred to as EPS, in each case for the calendar years 2012, 2013 and 2014. The selected companies analysis indicated the following ranges and averages:

	Enterprise Value (in millions)	Enterprise Value / EBITDA Multiples						Price / Earnings Multiples
		2012		2013		2014		2012		2013		2014
Biostime International Holdings Limited	$2,441	16.5	x	12.7	x	10.3	x	23.1	x	18.0	x	15.4	x
Mead Johnson Nutrition Company	$16,046	16.9	x	15.1	x	13.4	x	24.4	x	22.7	x	19.9	x
Megmilk Snow Brand Co., Ltd.	$1,694	5.1	x	5.1	x	4.7	x	9.2	x	9.8	x	9.5	x
Morinaga Milk Industry Co., Ltd.	$1,615	4.5	x	4.5	x	4.3	x	14.1	x	14.9	x	13.1	x
Synutra International Inc.	$478	NA		NA		NA		NM		NM		19.7	x
Yashili International Holdings Limited	$910	8.7	x	7.1	x	5.3	x	16.3	x	13.8	x	12.1	x
Median	$1,655	8.7	x	7.1	x	5.3	x	16.3	x	14.9	x	14.2	x

Oppenheimer then applied a range of selected multiples of estimated EBITDA for the calendar years 2012, 2013 and 2014 of 7.4x to 10.0x, 6.1x to 8.2x and 4.5x to 6.1x, respectively, and applied a range of selected multiples of estimated EPS for calendar years 2012, 2013 and 2014 of 13.8x to 18.7x, 12.6x to 17.1x and 12.1x to 16.4x, respectively, in each case derived from the selected companies to corresponding data of the Company, to determine per share equity reference ranges. The range of selected multiples of EBITDA and EPS represented plus or minus 15% of the median EBITDA and EPS multiples from the relevant analysis. Financial data for the Company was based on publicly available information and data provided by our management. This analysis indicated the following implied per share equity value reference range which was based on the average of the results of the estimated calendar year 2012, 2013 and 2014 EBITDA and EPS of the selected companies, as compared to the per share merger consideration:

Implied per Share Reference Range	Per Share Merger Consideration
$5.64 - $7.44	$7.40

Selected Precedent Transactions Analysis

Oppenheimer reviewed the enterprise values of the following twelve transactions involving companies with operations in the dairy products or other food and beverage processing industries. The transactions listed below are referred to as the selected precedent transactions and the table below sets forth a summary of relevant information reviewed by Oppenheimer for its selected precedent transactions analysis.

Announcement Date	Target	Acquiror	Implied Enterprise Value (in millions)	Enterprise Value / EBITDA Multiples
December 2012	Morningstar Foods, LLC	Saputo Cheese USA Inc.	$1,450	9.4x
August 2012	Histon Sweet Spreads Limited	Hain Frozen Foods UK Limited	$316	5.2x
August 2012	Avid Health, Inc.	Church & Dwight Co. Inc.	$650	11.2x
August 2012	Sonton Food Industry Co. Ltd.	Ishikawa Shoji K.K.	$86	3.2x
July 2012	Premier Foods plc, Elephant Atta Business	Westmill Foods Limited	$53	5.3x
June 2012	Premier Foods plc, Vinegar and Sour Pickles Business	Mizkan Group Corporation	$64	6.6x
April 2012	Pfizer Nutrition Inc.	Nestlé S.A.	$11,850	19.8x
January 2012	Robert Wiseman Dairies plc	Müller Dairy (UK) Ltd.	$429	5.8x
December 2011	Premier Foods plc, Chivers, Gateaux, McDonnells and Erin Brands	Boyne Valley Group Ltd.	$54	4.4x
April 2011	Parmalat SpA	Société pour le Financement de l’Industrie Laitière SAS	$4,563	8.9x
February 2011	Wimm-Bill-Dann Foods OJSC	Pepsi-Cola (Bermuda) Limited	$6,691	22.3x
February 2011	Big Bear Group Ltd.	Raisio plc	$127	6.9x
Median			$372	6.7x

Oppenheimer reviewed, among other things, enterprise values for the selected precedent transactions, calculated as the purchase price paid for the target companies in the selected precedent transactions, plus debt and minority interest, less cash and other adjustments, as a multiple of such target companies’ latest 12 months EBITDA publicly available at the time of the announcement of the relevant transaction. Oppenheimer then applied a range of selected multiples of EBITDA for the latest twelve month period of 5.7x to 7.8x derived from the selected precedent transactions to corresponding data of the Company, to determine per share equity reference ranges. The range of selected multiples of EBITDA represented plus or minus 15% of the median EBITDA multiple from the relevant analysis. Financial data for the selected precedent transactions were based on publicly available information at the time of the announcement of the relevant transaction. Financial data for the Company was based on publicly available information and data provided by our management. This analysis indicated the following implied per share equity value reference range for the Company as compared to the per share merger consideration:

Implied per Share Reference Range	Per Share Merger Consideration
$6.33 - $8.66	$7.40

Discounted Cash Flow Analysis

Oppenheimer performed a discounted cash flow analysis on the Company, calculating the estimated present value of the unlevered, after-tax free cash flow that the Company was forecasted to generate during the fiscal year 2013 through fiscal year 2017 based on internal estimates of our management. Oppenheimer calculated terminal values for the Company by applying a range of EBITDA multiples of 7.0x to 9.0x to the Company’s fiscal year 2017 estimated EBITDA. The range of EBITDA multiples represent an approximation of the EBITDA multiple range derived from the selected companies. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 11.5% to 13.5%, reflecting estimates of the Company’s weighted average cost of capital using the capital asset pricing model and assuming that the selected companies’ median capital structure represents the optimal capital structure. This analysis indicated the following implied per share reference ranges for the Company, as compared to the per share merger consideration:

Implied per Share Reference Range	Per Share Merger Consideration
$4.61 - $6.48	$7.40

Premium Paid Analysis

Oppenheimer also reviewed, for informational purposes, the premiums paid in certain completed all-cash going-private transactions in U.S. listed Chinese companies announced since October 2010 and applied to the closing prices of our shares one day, one week and four weeks prior to October 3, 2012 (a selected range of premiums derived from corresponding pre-announcement periods for such transactions), which indicated an implied per share equity value reference range for the Company of approximately $6.88 to $8.45 per share. Oppenheimer noted that this review of selected transaction premium analysis is not a valuation methodology but was presented merely for informational purposes.

For informational purposes, Oppenheimer also reviewed the historical trading prices of our common stock during the 52-week period ended on March 1, 2013, noting that the low and high closing prices of shares of Company common stock for such period were $2.90 and $9.30 per share, respectively. Oppenheimer further observed that the per share merger consideration of $7.40 was within the range of such 52-week low and high trading prices.

Miscellaneous

We agreed to pay Oppenheimer for its financial advisory services in connection with the merger (i) an engagement fee of $50,000, which was payable promptly following Oppenheimer’s initial retention, (ii) an opinion fee of $350,000, which was payable upon delivery of Oppenheimer’s opinion (regardless of the conclusions reached therein), and (iii) a transaction fee of $150,000, which is payable upon the consummation of the merger. We also have agreed to reimburse Oppenheimer for its reasonable expenses for certain designated items approved by us, and to indemnify Oppenheimer and related parties against liabilities relating to, or arising out of, its engagement.

Oppenheimer and its affiliates in the past have performed investment banking and other services for the Company unrelated to the merger, for which services Oppenheimer and its affiliates did not receive compensation. Notably, Oppenheimer was engaged by the Company as a placement agent in connection with a proposed private placement of the Company’s securities (which engagement was terminated in June 2010 and for which Oppenheimer received no consideration from the Company). In the ordinary course of business, Oppenheimer and its affiliates may actively trade securities of the Company for its and its affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Oppenheimer may also seek to provide financial advisory services to the Company in the future, for which Oppenheimer would expect to receive compensation.

The special committee selected Oppenheimer to act as its financial advisor in connection with the merger based on Oppenheimer’s reputation and experience and its familiarity with the Company and its business. Oppenheimer is an internationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. The issuance of Oppenheimer’s opinion was approved by an authorized committee of Oppenheimer.

Certain Financial Projections

The Company’s management does not, as a matter of course, make available to the public future financial projections. However, in connection with their financial analysis of the merger, the Company’s management provided certain financial projections for fiscal years 2012 through 2017 to the special committee, the Company’s board of directors and Oppenheimer. See “—Background of the Merger.” Oppenheimer’s financial analysis below contains the material portions of these financial projections. The projections were last updated by management on January 24, 2013. As confirmed with the Company’s management, there have been no material changes to the financial position, results of operations, business and prospects of the Company and the industry in which the Company operates between January 24, 2013 and March 3, 2013 and the assumptions for the following financial projections for fiscal years 2012 through 2017 have not changed.

These financial projections, which were based on the Company’s management’s projection of the Company’s future financial performance as of the date provided, were prepared for internal use and to assist Oppenheimer with its financial analysis, and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or U.S. generally accepted accounting principles, or GAAP. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to these financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability. These financial projections are being provided in this proxy statement solely to give shareholders access to the information that was made available to Oppenheimer and the special committee and is not included in this proxy statement in order to influence any shareholder or any other person to make any voting or investment decision with respect to the merger. Shareholders are cautioned not to rely on this information in making voting or investment decisions.

In compiling the financial projections, the Company’s management took into account historical performance, combined with estimates regarding revenues, gross profit, EBITDA and net income. Although the projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the projections were prepared. However, this information is not fact and should not be relied upon as being indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction, general business, economic, regulatory, market and financial conditions, and other factors described under the caption “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict and beyond the control of the Company’s management, may cause the projections or the underlying assumptions not to be reflective of actual future results. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented or that were not anticipated after the time the projections were prepared, or to the completion of the merger or the impact of any failure to complete the merger. As a result, the projections may not be realized, and actual results may be materially different than those contained in the projections.

The following is the projected financial information provided by the Company to Oppenheimer on January 24, 2013:

	Management Projections (1) Fiscal Year Ending December 31,
($ millions)	2012E(2)	2013E	2014E	2015E	2016 E	2017 E
Revenue	$272.8	$290.4	$307.5	$326.6	$346.7	$366.3
Gross Profit(3)	$150.4	$159.1	$169.2	$179.3	$189.8	$200.4
EBITDA(3)(4)	$22.2	$21.0	$21.8	$22.2	$22.5	$23.0
Net Income(3)	$13.2	$14.5	$13.7	$14.8	$15.1	$15.9

(1)	In preparing these projections, the Company’s management necessarily made certain assumptions about future financial factors affecting our business, including, primarily, that (i) our top customers would remain stable and revenues from our top customers would continue to represent a large portion of our total revenues, (ii) major cost items would increase in line with our revenue increase, (iii) capital expenditures from 2013 to 2017 would be approximately 1-6% of our annual revenues, and (iv) our blended tax rate from 2013 to 2017 would be approximately 25%. For information on factors which may cause our future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” on page 74 and the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, incorporated by reference into this proxy statement.

(2)	At the time these projections were prepared, our management estimates for our fiscal year ended December 31, 2012 had not yet been finalized. Accordingly, management estimates for our fiscal year ended December 31, 2012 may vary materially from our audited financial statements. The projected net income of 2012 does not include (i) the estimated gain of approximately $3.7 million from disposal of the assets of one of the Company’s subsidiaries in Langfang City of Hebei Province in China and (ii) the one-time tax credit adjustment of approximately $4.4 million in the third quarter of 2012. If the foregoing two one-off gains were included, the projected net income of 2012 would be approximately $21.3 million.
(3)	Financial projections are made on a non-GAAP basis, excluding share-based compensation expenses.
(4)	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization.

Certain of the prospective financial information set forth herein, including EBITDA, may be considered non-GAAP financial measures. The Company provided this information to Oppenheimer because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The Company did not prepare prospective financial information related to stock-based compensation.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

NONE OF THE COMPANY OR OUR AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

The financial projections are forward-looking statements. For information on factors which may cause our future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” on page 74 and the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference into this proxy statement.

Position of the Buyer Group as to the Fairness of the Merger

Under SEC rules governing “going-private” transactions, each member of the buyer group is required to express its beliefs as to the fairness of the proposed merger to the Company’s unaffiliated shareholders. The buyer group is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the buyer group as to the fairness of the proposed merger are not intended and should not be construed as a recommendation to any shareholder of the Company as to how to vote on the proposal to approve the merger agreement. The buyer group has interests in the merger that are different from those of the other shareholders of the Company by virtue of their continuing interests in the surviving company after the consummation of the merger. These interests are described under “Special Factors—Interests of Certain Persons in the Merger.”

The buyer group believes the interests of the unaffiliated shareholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The buyer group attempted to negotiate a transaction that would be most favorable to them, and not to the unaffiliated shareholders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to such unaffiliated shareholders. The buyer group did not participate in the deliberations of the special committee regarding, and did not receive any advice from the special committee’s independent legal or financial advisors as to, the fairness of the proposed merger to the unaffiliated shareholders. The buyer group did not perform, or engage a financial advisor to perform, any independent valuation or other analysis for the buyer group to assist them in assessing the substantive and procedural fairness of the proposed merger to the unaffiliated shareholders.

Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the special committee and the Company’s board of directors discussed in “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors” of this proxy statement (which considerations and findings are adopted by the buyer group solely for the purposes of making the statements in this section), the buyer group believes the proposed merger is substantively and procedurally fair to the unaffiliated shareholders based upon the following factors:

·	the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with any member of the buyer group, was established and given absolute authority to, among other things, review, evaluate and negotiate the terms of the proposed merger and to decide not to engage in the proposed merger;
·	none of members of the special committee is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such members has any financial interest in the merger that is different from those of the unaffiliated shareholders, other than the members’ receipt of board and special committee compensation (which are not contingent upon the consummation of the proposed merger or special committee’s or board’s recommendation of the proposed merger) and their indemnification and liability insurance rights under the merger agreement;
·	while Mr. You-Bin Leng is the chairman of the board of directors and chief executive officer of the Company, because of his participation in the transaction as described under the section captioned “Special Factors—Interests of Certain Persons in the Merger,” he did not serve on the special committee, nor did any member of the buyer group participate or have any influence over the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;
·	the special committee retained and was advised by its independent legal and financial advisors who are experienced in advising committees such as the special committee in similar transactions;
·	the special committee and the Company’s board of directors had no obligation to recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, or any other transaction;
·	the merger was unanimously approved by the special committee and the Company’s board of directors;

·	in addition to the statutory shareholder approval requirement under Utah law, approval of the merger agreement is subject to the approval of holders of a majority of the issued and outstanding shares of Company common stock (excluding the Rollover Shares), giving such unaffiliated shareholders a meaningful opportunity to consider and vote upon the approval of the merger agreement;
·	notwithstanding that the buyer group may not rely upon the opinion provided by Oppenheimer to the special committee, the special committee received an opinion from Oppenheimer stating that, as of the date of the merger agreement, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Oppenheimer in preparing its opinion, the $7.40 per share consideration to be received by the unaffiliated shareholders in the merger was fair, from a financial point of view, to such holders;
·	under the terms of the merger agreement, in certain circumstances prior to obtaining the requisite shareholder approvals of the merger, the Company is permitted to provide information to and participate in discussions or negotiations with persons making takeover proposals and the board of directors of the Company is permitted to withdraw or modify its recommendation of the merger agreement;
·	the ability of the Company to terminate the merger agreement (in accordance with the terms of the merger agreement) upon acceptance of a superior proposal;
·	the current and historical market prices of the shares of Company common stock, including the fact that the $7.40 per share merger consideration represents (i) a 21.3% premium over the closing price of $6.10 per share of Company common stock as quoted by the NYSE on October 2, 2012, (ii) a 23.5% premium to the volume-weighted average price of the Company common stock during the 30 trading days prior to October 2, 2012, (iii) a 22.7% premium to the volume-weighted average price of the Company common stock during the 90 trading days prior to October 2, 2012, and (iv) a 44.1% premium to the volume-weighted average price of the Company common stock during the last 180 trading days prior to October 2, 2012 (October 2, 2012 being the last trading day prior to the Company’s announcement of the receipt of the Going Private Proposal);
·	the per share merger consideration of $7.40 is payable entirely in cash, thus allowing the unaffiliated shareholders to realize liquidity and a determined value for their investment;
·	Mr. You-Bin Leng has agreed to guarantee 71.05%, and the Sponsor has agreed to guarantee 28.95% of the obligations of Holdco, Parent and Merger Sub under the merger agreement to pay, under certain circumstances, a termination fee to the Company and reimburse certain expenses of the Company;
·	the availability of dissenters’ rights to the unaffiliated shareholders who comply with all of the required procedures under Utah law for exercising dissenters’ rights, which allow such holders to demand payment for the fair value of their stock as may be determined ultimately by a court, in lieu of receiving the merger consideration; and
·	the proposed merger will provide liquidity for the unaffiliated shareholders without incurring brokerage and other costs typically associated with market sales.

The buyer group did not consider the Company’s net book value, which is defined as total assets minus total liabilities, as a factor. The buyer group believes that net book value, which is an accounting concept based on historical costs, is not a material indicator of the value of the Company as a going concern because it does not take into account the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry. The buyer group did not consider the Company’s liquidation value to be a relevant valuation method because they consider the Company to be a viable, going concern and because the Company will continue to operate its business following the merger. The buyer group did not establish, and did not consider, a going concern value for the Company common stock as a public company to determine the fairness of the proposed merger consideration to the unaffiliated shareholders. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the Company common stock, the per share merger consideration of $7.40 represented a premium to the per share going concern value of the Company.

The buyer group is not aware of, and thus did not consider in its fairness determination, any offers or proposals made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company’s assets, or the purchase of the Company voting securities that would enable the holder to exercise control over the Company.

The buyer group did not receive any independent reports, opinions or appraisals from any outside party related to the proposed merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the merger to the unaffiliated shareholders.

The foregoing discussion of the information and factors considered and given weight by the buyer group in connection with their evaluation of the substantive and procedural fairness to the unaffiliated shareholders of the merger agreement and the transactions contemplated by the merger agreement, including the proposed merger, is not intended to be exhaustive, but is believed by the buyer group to include all material factors considered by them. The buyer group did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the substantive and procedural fairness of the merger agreement and the proposed merger to the unaffiliated shareholders. Rather, the buyer group made the fairness determinations after considering all of the foregoing as a whole.

The buyer group believes these factors provide a reasonable basis for its belief that the proposed merger is both substantively and procedurally fair to the unaffiliated shareholders. This belief, however, is not intended to be and should not be construed as a recommendation by the buyer group to any shareholder of the Company as to how such shareholder should vote with respect to the approval of the merger agreement.

Purposes and Reasons of the Buyer Group for the Merger

Under SEC rules governing “going-private” transactions, each member of the buyer group is deemed to be an affiliate of the Company and required to express its reasons for the merger to the unaffiliated shareholders. Each member of the buyer group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the buyer group, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated shareholders will receive $7.40 per share of Company common stock. After shares of Company common stock cease to be publicly traded, Parent will bear 100% of the rewards and risks of ownership of the Company. In addition, the merger will allow the Rollover Holders to maintain their investments in the Company through their commitments to hold equity interests in Holdco as described in this proxy statement under the section captioned “Special Factors—Financing of the Merger—Rollover Financing,” and at the same time enable Mr. You-Bin Leng to maintain a leadership role with the surviving company.

The buyer group believes that, after the Company becomes a privately-held company, the Company’s management will have greater operational flexibility to focus on improving the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance. The buyer group believes that, as a privately-held company, the Company will have greater flexibility to make decisions that might negatively affect short-term results but that could increase the Company’s value over the long term. In contrast, as a publicly-traded company, the Company faces pressure from public shareholders and investment analysts to make decisions that might produce improved short-term results, but which are not necessarily beneficial in the long term.

As a privately-held company, the Company will be relieved of other expenses, burdens and constraints imposed on companies that are subject to public reporting requirements under the federal securities laws of the United States. The need for the management of the Company to be responsive to the concerns of the unaffiliated shareholders and to engage in dialogue with the unaffiliated shareholders can also at times distract management’s time and attention from the effective operation and improvement of the business.

The buyer group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company being a privately-held company as described above and because Holdco and Parent were able to obtain debt and equity financing commitment from Wing Lung Bank, Cathay United Bank, the Sponsor and Mr. You-Bin Leng, in each case on terms satisfactory to the buyer group.

Effects of the Merger on the Company

Private Ownership

Shares of Company common stock are currently listed on the NYSE under the symbol “ADY.” It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately held company beneficially owned by the Rollover Holders and the Sponsor. Following the completion of the merger, the shares of Company common stock will cease to be listed on NYSE, and price quotations with respect to sales of the shares of Company common stock in the public market will no longer be available. In addition, ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the shares of Company common stock under the Exchange Act will be terminated. After the effective time of the merger, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies, and our shareholders will no longer enjoy the rights or protections that the United Sates federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.

Upon completion of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares) will convert into the right to receive $7.40 per share in cash without interest (less any applicable withholding taxes). At the effective time of the merger, each outstanding ordinary share of Merger Sub will be converted into one fully paid and non-assessable ordinary share of the surviving company. As a result, current shareholders of the Company, other than the Rollover Holders, will no longer have any equity interest in, or be shareholders of, the Company upon completion of the merger. As a result, our shareholders, other than the Rollover Holders, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, our current shareholders, other than the Rollover Holders, will not be exposed to the risk of loss in relation to their investment in the Company.

At the effective time of the merger, each Company option, unexpired and unexercised, shall be cancelled and converted into the right to receive cash, at the effective time of the merger, in an amount equal to the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by the amount, if any, by which $7.40 exceeds the exercise price payable per share issuable under such option. Each outstanding restricted share shall be automatically converted into the right to receive $7.40 per share merger consideration in cash without interest (less any applicable withholding taxes).

Directors and Management of the Surviving Company

If the merger is completed, under the merger agreement the current articles of incorporation and bylaws of the Company will be replaced in its entirety by the articles of incorporation and bylaws of Merger Sub, as in effect prior to the completion of the merger (except that (i) all references to the name “Infant Formula Merger Sub Holding Inc.” in the articles of incorporation and the bylaws of the surviving company shall be amended to refer to the name of the surviving company as “Feihe International, Inc.,” and (ii) all references to the share capital shall be described consistent with the articles of merger). In addition, the directors of Merger Sub immediately prior to the completion of the merger (identified below in Annex D—Directors and Executive Officers of each Filing Person) will become the directors of the surviving company and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the surviving company.

Primary Benefits and Detriments of the Merger

The primary benefits of the merger to the Company’s unaffiliated shareholders include the following:

·	the receipt by such shareholders per share merger consideration, representing (i) a 21.3% premium over the closing price of $6.10 per share of Company common stock as quoted by the NYSE on October 2, 2012, (ii) a 23.5% premium to the volume-weighted average price of the Company common stock during the 30 trading days prior to October 2, 2012, (iii) a 22.7% premium to the volume-weighted average price of the Company common stock during the 90 trading days prior to October 2, 2012, and (iv) a 44.1% premium to the volume-weighted average price of the Company common stock during the last 180 trading days prior to October 2, 2012 (October 2, 2012 being the last trading day prior to the Company’s announcement of the receipt of the Going Private Proposal); and
·	the avoidance of the risk associated with any possible decrease in the Company’s future revenues and free cash flow, growth or value following the merger.

The primary detriments of the merger to the Company’s unaffiliated shareholders include the following:

·	such shareholders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and
·	in general, the receipt of cash pursuant to the merger or through the exercise of dissenters’ rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See “Special Factors—Material U.S. Federal Income Tax Consequences.”

The primary benefits of the merger to the buyer group include the following:

·	if the Company successfully executes its business strategies, the value of the buyer group’s equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to the buyer group;
·	the Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces public shareholders and investment analyst pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

·	the buyer group will be the indirect beneficiary of the reduction of costs and administrative burden associated with operating the Company as a publicly traded company, including the costs associated with regulatory filings and compliance requirements which recur on an annual basis and were approximately $1.0 million in 2012;
·

the buyer group will become the indirect beneficiary of any future use of the Company’s U.S. federal and PRC net operating loss carryforwards; provided, however, that the realization of any benefit resulting from such net operating loss carryforwards is uncertain as their use depends on future operating performance;

·	the Company will have more freedom to focus on long-term strategic planning in a highly competitive business;
·	the Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations; and
·	the Company will be able to deploy new products or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet quarterly forecasts set by analysts.

The primary detriments of the merger to the buyer group include the following:

·	all of the risk of any possible decrease in the Company’s revenues, free cash flow or value following the merger will be borne by the buyer group;
·	the business risks facing the Company, including increased competition and government regulation, will be borne by the buyer group;
·	an equity investment in the surviving company by the buyer group following the merger will involve substantial risk resulting from the limited liquidity of such an investment;
·	following the merger, there will be no trading market for the surviving company’s equity securities; and
·	following the merger, the Company will have substantially more debt than it currently has.

The Company’s Net Book Value and Net Earnings

Parent does not currently own any interest in the Company. Immediately after the closing of the merger, Parent will own 100% of the outstanding common stock of the Company and will have a corresponding interest in our net book value and net earnings. Parent is wholly-owned by Holdco and immediately after the closing of the merger, each shareholder of Holdco will have an indirect interest in our net book value and net earnings in proportion to such shareholder’s ownership interest in Holdco. Our net income attributable to our shareholders for the fiscal year ended December 31, 2012 was approximately $21.2 million and our net book value as of December 31, 2012 was approximately $201.8 million.

The table below sets out the indirect interest in the Company’s net book value and net earnings for each member of the buyer group before and after the merger, based on the historical net book value and net earnings of the Company as of December 31, 2012.

	Ownership Prior to the Merger(1)				Ownership After the Merger
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$’000	%	$’000	%	$’000	%	$’000	%
You-Bin Leng	80,340.2	39.8	8,426.9	39.8	138,160.0	68.5	14,491.6	68.5

Sheng-Hui Liu	2,786.1	1.4	292.2	1.4	4,202.7	2.1	440.8	2.1

Hua Liu	650.5	0.3	68.2	0.3	981.2	0.5	102.9	0.5

Holdco	0	0	0	0	201,757.6	100	21,162.3	100

Parent	0	0	0	0	201,757.6	100	21.162.3	100

Merger Sub	0	0	0	0	0	0	0	0

Each of the MS Filing Persons	0	0	0	0	58,413.7	29.0	6,127.0	29.0

(1)	Ownership percentages are based on 19,784,291 shares of Company common stock outstanding as of the date of this proxy statement and reflect the shares of Company common stock issuable upon the exercise of Company options held by the Rollover Holders that are exercisable within 60 days from the date of this proxy statement.

Plans for the Company after the Merger

After the effective time of the merger, Parent anticipates that the Company will continue its current operations, except that it will (a) cease to be an independent publicly traded company and will instead be a wholly owned subsidiary of Parent and (b) have substantially more debt than it currently has. There are no current plans to repay the debt taken out to finance the merger other than in accordance with the terms of the facility agreement. After the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the Company, and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Alternatives to the Merger

The board of directors of the Company did not independently determine to initiate a process for the sale of the Company. As noted above, the special committee was formed on October 4, 2012, in response to the receipt of the Going Private Proposal. The special committee determined the price offered by the buyer group represented an attractive valuation for shareholders, as a result of which the special committee determined that the proposal merited further consideration. As further noted above, while exploring the proposal the special committee considered the potential benefits to the Company and its shareholders of possible alternatives to a sale to the buyer group. In considering these alternatives, the special committee took into account all information that was available to the special committee, including the Company’s long term projections, as well as the special committee’s knowledge and understanding of the business, operations, management, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent entity. After evaluating such information, the special committee determined that remaining as a public company was less favorable to the Company’s shareholders than the merger given the potential risks, rewards and uncertainties associated with such alternatives.

The special committee, with the assistance of its advisors, negotiated and secured a post-signing go-shop provision in the merger agreement, pursuant to which the Company has been conducting a go-shop process to initiate, solicit and encourage alternative acquisition proposals from third parties. As part of the go-shop process, representatives of Oppenheimer reached out to 17 private equity firms and 5 strategic investors. As of the date of this proxy statement, none of the parties contacted executed a confidentiality agreement with the Company and no proposals have been received.

In electing to approve the merger agreement, the special committee determined (and our board of directors adopted the special committee’s determination) that the merger represents the best value reasonably obtainable for the Company’s unaffiliated shareholders. In addition, since our board of directors receipt of the Going Private Proposal on October 3, 2012, the Company has not received any other actionable offer from any third party for (i) a merger or consolidation of us with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company, nor has the Company received any such proposals for the two-year period preceding the date of this proxy statement. The special committee also took into account the fact that, for a period of 30 days following the date of the merger agreement, the merger agreement permitted the Company to actively solicit competing acquisition proposals and after such go-shop period to consider any acquisition proposal reasonably likely to lead to a superior proposal until the date our shareholders vote upon and approve the merger agreement (and, if such proposal is a superior proposal, recommend such proposal to the Company’s shareholders). The special committee also took into account that, prior to the receipt of shareholder approval, the Company can terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal, subject to the payment of a termination fee to Parent as provided in the merger agreement. In this regard, the special committee recognized that it has flexibility under the merger agreement to respond to an acquisition proposal from a third party. The special committee (and adopting the special committee’s determination by our board of directors) did not consider any other form of transaction such as a tender offer because the special committee believed that the proposed transaction was the most direct and least confusing to unaffiliated shareholders in terms of deal structure.

Effects on the Company if the Merger is not Completed

If our shareholders do not approve the merger agreement or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Company common stock provided by the merger agreement. Instead, unless the Company is sold to a third party, we will remain an independent publicly traded company, the management expects to operate the business in a manner similar to that in which it is being operated today. The shares of the Company common stock will continue to be listed and traded on the NYSE, provided that the Company continues to meet the NYSE’s listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, if the merger is not completed, our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the board of directors of the Company will evaluate and review the business operations, properties and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize shareholder value. If our shareholders do not approve the merger agreement or the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Also, under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a termination fee, in each case, as described under the caption “The Merger Agreement—Termination Fee” beginning on page 94.

Financing of the Merger

The buyer group estimates that the total amount of funds necessary to consummate the merger and related transactions will be approximately $147.1 million. Parent and Merger Sub expect this amount to be provided through a combination of debt financing, equity financing and the contribution of Rollover Shares to Parent immediately prior to the merger. Neither Parent nor Merger Sub has entered into any alternative financing arrangements or alternative financing plans.

Debt Financing

On March 3, 2013, Parent entered into a facility agreement (the “facility agreement”) with Wing Lung Bank Limited and Cathay United Bank pursuant and subject to which Wing Lung Bank Limited and Cathay United Bank have agreed to provide, in equal portion, a five-year term loan in an aggregate amount of $50.0 million to fund the merger and pay certain fees and expenses contemplated by the facility agreement and the merger agreement.

Conditions to Financing. The funding of the term loan under the facility agreement is subject to the satisfaction or waiver of the following conditions:

·	receipt by the Lenders of the documentary conditions precedent required under Schedule 1 of the facility agreement;
·	no major default (as defined in the facility agreement) that is continuing or would result from the proposed borrowing;
·	all of the major representations (as defined in the facility agreement) being true;
·	no closing material adverse effect (as defined in the facility agreement) has occurred and not been cured or is then occurring since the date of the merger agreement;
·	receipt by the facility agent (as defined in the facility agreement) of the relevant bank receipts evidencing the irrevocable wire transfers to the paying agent of the Founder Equity Commitment (as defined below) and the Sponsor Equity Commitment (as defined below), and receipt by the facility agent of copies of the equity commitment letters executed by Mr. You-Bin Leng and the Sponsor;
·	receipt by the facility agent of a letter from Parent, signed by an authorized signatory of Parent, confirming that (a) all of the conditions precedent to the merger have been satisfied or waived in accordance with the terms of the merger agreement other than payment of the merger consideration and those conditions precedent that by their nature are to be satisfied on the closing date of the merger, and (b) the merger agreement remains in full force and effect and has not been rescinded or repudiated by any party to it; and
·	receipt by the facility agent of evidence that each of the Company and the target group members (as defined in the facility agreement) has used its respective reasonable best efforts to cause the taking of corporate actions by each of the Company and the other target group members reasonably necessary to register each property mortgage as soon as reasonably practicable after the date of the facility agreement.

Furthermore, the proceeds of the term loan will not be released unless the following are delivered to the facility agent within three business days following the utilisation date:

·	a copy of the stamped articles of merger;
·	evidence that the new directors of each corporate obligor (as defined in the facility agreement) have been appointed according to the merger agreement; and
·	a copy of the resolution in the agreed form of the new directors of each corporate obligor referred to in the paragraph immediately above, approving, authorizing and/or ratifying all actions taken on behalf of the corporate obligor in accordance with, and with respect to the transactions contemplated by, the Finance Documents.

Interest Rate. The interest rate of the term loan is LIBOR plus 5.5% per annum for each interest period (as defined in the facility agreement).

Prepayments and Amortization. Parent is required to repay the term loan by installments on each repayment date (as defined in the facility agreement) with the five-year period starting from the utilization date. Parent may, if it gives the facility agent not less than ten (10) business days’ prior notice, prepay the whole or any part of the term loan (but, if in part, the amount paid must be an amount that reduces the amount of the term loan by a minimum amount of $5 million and a multiple of $1 million). Parent is required to make certain mandatory prepayments (the amount of which in each case is calculated in accordance with the provisions of the facility agreement) upon the occurrence of any of the following:

·	an IPO (as defined in the facility agreement);
·	a change of control (as defined in the facility agreement);
·	an issuance of any convertible securities by any group member (as defined in the facility agreement);
·	a transfer by the Sponsor or any of its affiliates of any equity interest (as defined in the facility agreement) it owns in Holdco to an entity other than its affiliates;
·	the aggregate beneficial ownership of the Sponsor and its affiliates (whether direct or indirect) in Holdco, prior to an IPO, falling below 50% of such ownership on an as-converted basis immediately after the effectiveness of the merger;
·	certain sales or other dispositions of any assets by any group members;
·	to the extent the Company’s excess cash flow (as defined in the facility agreement) for any financial year exceeds $2 million; or
·	use of funds standing to the credit of the interest reserve account, each collection account and each target US account (as defined in the facility agreement) other than in accordance with the facility agreement.

Furthermore, if it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by the facility agreement or to fund, issue or maintain its participation in the loan, Parent shall repay that Lender’s participation in the loan on the last day of the interest period occurring after the facility agent has notified Parent or, if earlier, the date specified by the Lender in the notice delivered to the facility agent.

Parent does not currently have any plans or arrangements to refinance the term loan.

Security. The obligations of Parent under the facility agreement will be secured by:

·	a guarantee from each guarantor (as defined in the facility agreement);
·	a first priority pledge of 75% of the equity interest of Holdco beneficially owned by Mr. You-Bin Leng at the effective time of the merger in favor of the security agent, and an undertaking by Mr. You-Bin Leng (subject to certain exceptions) not to transfer or dispose of the remaining 25% of the equity interest of Holdco beneficially owned by Mr. You-Bin Leng at the effective time of the merger without the prior written consent of the security agent;
·	a first priority pledge of 100% of the equity interest of the Company held by Parent at the effective time of the merger in favor of the security agent;
·	a first priority pledge of 100% of the equity interest of Feihe China Nutrition Company held by the Company in favor of the security agent;
·	a first priority pledge of 100% of the equity interest of Parent held by Holdco in favor of the security agent;

·	a first priority pledge of 100% of the equity interest of the Heilongjiang WFOE held by Feihe China Nutrition Company in favor of the security agent;
·	a first priority pledge of 100% of the equity interest of each of Gannan Flying Crane Dairy Products Co., Ltd., Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Ltd. and Langfang Flying Crane Dairy Products Co., Ltd. held by the Company in favor of the security agent; and
·	a first priority pledge of assets of Holdco, Parent, the Company and Feihe China Nutrition Company in favor of the facility agent and the security agent.

Other Terms. The facility agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, restrictions on indebtedness, disposal of assets, declaration of dividends and mergers and consolidations. The facility agreement also includes customary events of default.

In connection with the facility agreement, the Heilongjiang WFOE has entered into a line of credit agreement (the “Line of Credit”) and a loan agreement (the “Onshore Loan Agreement”) with Wing Lung Bank Limited, Shanghai Branch (“Wing Lung Shanghai”) on March 3, 2013, pursuant to which Wing Lung Shanghai has agreed to provide the Heilongjiang WFOE with an onshore term loan in an amount of RMB 15 million (the “Onshore Credit Facility”) for general working capital purposes and a credit line of RMB70,000,000 (which amount includes such RMB15,000,000 term loan). Drawdown of the Onshore Credit Facility is conditioned upon, among other things, the registration of certain mortgages over the real estate interests of the Company’s subsidiaries in China as security for the obligations of the Company’s subsidiaries under the Line of Credit and the Onshore Loan Agreement.

In addition, Parent, the Heilongjiang WFOE, Gannan Flying Crane Dairy Products Co., Ltd., the Lenders, the facility agent and the security agent under the facility agreement and Wing Lung Shanghai entered into an intercreditor deed on March 3, 2013. The intercreditor deed provides, among other things, that (a) no voluntary prepayment of the Onshore Credit Facility or the Line of Credit may be made before the obligations under the facility agreement have been fully repaid and discharged; (b) Wing Lung Shanghai shall not release all or any part of the RMB security (as defined in the intercreditor deed) without the prior written consent of the security agent; and (c) upon enforcement of the RMB security, Wing Lung Shanghai shall deposit any excess proceeds into the PRC escrow accounts (as defined in the Onshore Loan Agreement) after the payment in full of all outstanding amounts due to it under the Onshore Loan Agreement and the Line of Credit, and such deposited proceeds shall be distributed to Parent.

Equity Financing

Founder Equity Commitment. On March 3, 2013, Mr. You-Bin Leng entered into an equity commitment letter with Holdco pursuant to which Mr. You-Bin Leng committed, simultaneous with the closing of the merger, to purchase or cause the purchase of, directly or indirectly through one or more intermediate entities, at or prior to the effective time, equity interests of Holdco for approximately $8.2 million (the “Founder Equity Commitment”), cause Holdco, upon receipt of the Founder Equity Commitment, to purchase equity interests of Parent for an aggregate amount equal to the Founder Equity Commitment, and cause Parent, upon receipt of such amount, to use such amount only to (a) fund a portion of the merger consideration and (b) pay related fees and expenses pursuant to the merger agreement. The Founder Equity Commitment is conditioned upon the satisfaction or waiver by Holdco of each of the conditions to Holdco’s, Parent’s and Merger Sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing of the merger).

Sponsor Equity Commitment. On March 3, 2013, the Sponsor entered into an equity commitment letter with Holdco pursuant to which the Sponsor committed, simultaneous with the closing of the merger, to purchase or cause the purchase of, directly or indirectly through one or more intermediate entities, at or prior to the effective time, equity interests of Holdco for $28,100,000 (the “Sponsor Equity Commitment,” and together with the Founder Equity Commitment, the “Equity Commitment”), cause Holdco, upon receipt of the Sponsor Equity Commitment, to purchase equity interests of Parent for an aggregate amount equal to the Sponsor Equity Commitment, and cause Parent, upon receipt of such amount, to use such amount only to (a) fund a portion of the merger consideration and (b) pay related fees and expenses pursuant to the merger agreement. The Sponsor Equity Commitment is conditioned upon the satisfaction or waiver by Holdco of each of the conditions to Holdco’s, Parent’s and Merger Sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing of the merger).

In the event that Holdco and Parent do not require the full amount of the Equity Commitment to consummate the merger, the amount to be funded under each of the Founder Equity Commitment and the Sponsor Equity Commitment is subject to reduction on a pro rata basis to a level sufficient to, in combination with the other financing arrangements contemplated by the merger agreement, consummate the transactions contemplated by the merger agreement, including the payment of customary fees and expenses in connection with the merger. Each of the Founder Equity Commitment and the Sponsor Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the merger agreement in accordance with its terms, and (b) the closing of the merger, at which time the obligation to fund the Equity Commitment will be discharged provided that each of Mr. You-Bin Leng and the Sponsor has fully performed his or its respective obligation. The Equity Commitment may be enforced by Holdco in accordance with the terms of each equity commitment letter, or by the Company pursuant to the Company’s right to seek specific performance of Holdco’s obligation to cause each of Mr. You-Bin Leng and the Sponsor to fund the Equity Commitment pursuant to and subject to the merger agreement.

Rollover Financing

On March 3, 2013, the Rollover Holders entered into a contribution agreement with Parent, Holdco and the Company pursuant to which the Rollover Holders collectively committed to contribute, immediately prior to the consummation of the merger, their shares of Company common stock to Parent at a value of $60.8 million, equal to (a) an aggregate of 8,215,125 shares of Company common stock (including shares issuable upon the exercise of vested Company options) contributed by such Rollover Holder multiplied by (b) the per share merger consideration of $7.40, in exchange for certain newly issued shares of Holdco. The exercise price of each such vested Company option is $7.25, and the Rollover Holders intend to exercise such Company options prior to the effective time of the merger.

In addition, under the contribution agreement, the Rollover Holders are prohibited from transferring or otherwise encumbering or disposing of their voting or economic interest in the Rollover Shares to any person other than (a) to an affiliate of such Rollover Holder provided that such affiliate agrees in writing in a form reasonably acceptable to Parent and the Company to be bound by the contribution agreement, or (b) to Parent as contemplated under the contribution agreement. The consummation of the contribution by each Rollover Holder to Parent is required to occur immediately prior to the closing of the merger. The contribution agreement will terminate immediately upon the valid termination of the merger agreement pursuant to its terms.

Liability Cap and Limitation on Remedies

Other than any equitable remedies to which the Company may be entitled as described below, the Company’s rights to terminate the merger agreement and receive payment of (i) a reverse termination fee of $3,650,000, and (ii) reimbursement of certain costs and expenses under certain circumstances pursuant to the merger agreement are the sole and exclusive remedies of the Company against Holdco, Parent, Merger Sub, their respective affiliates or financing source for any loss or damage suffered as a result of any such breach or failure to perform under the merger agreement or other failure of the merger to be consummated.

Other than any equitable remedies to which Holdco, Parent and Merger Sub may be entitled as described below, Parent’s right to terminate the merger agreement and receive payment of (i) a termination fee of $2,200,000 or $1,500,000, as applicable, and (ii) any reimbursement of costs and expenses under certain circumstances pursuant to the merger agreement, are the sole and exclusive remedies of Parent and its related parties against the Company and various Company-related parties with respect to the merger agreement and the transactions contemplated thereby.

The Company, Holdco, Parent and Merger Sub are each entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which it is entitled under the merger agreement. However, the Company’s right to enforce specifically the obligation of Holdco, Parent and Merger Sub to cause the Sponsor and Mr. You-Bin Leng to fund the equity financing and to consummate the merger is subject to (a) all the mutual conditions and the conditions of Holdco, Parent and Merger Sub to consummate the merger having been satisfied or waived; (b) Holdco, Parent and Merger Sub having failed to complete the closing of the merger by the closing date specified in the merger agreement following the satisfaction or waiver of such conditions; (c) the debt financing or, if applicable, the alternative financing, having been funded in accordance with the terms thereof or will be funded at the closing of the merger if the equity financing is funded at the closing of the merger; and (d) the Company has irrevocably confirmed in writing that, if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger agreement will occur. However, under no circumstances is the Company entitled to enforce or seek to enforce Parent’s right to cause the equity financing to be funded or to consummate the merger if the debt financing (or, if applicable, the alternative financing) has not been funded (or will not be funded at the closing of the merger agreement if the equity financing is funded at the closing of the merger agreement).

While the Company, Holdco, Parent and Merger Sub may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the completion of the merger and monetary damages. In addition, under no circumstances will the Company, on the one hand, or Holdco, Parent and Merger Sub on the other hand, be entitled to monetary damages in excess of the aggregate amount of (a) the applicable termination fee, and (B) any indemnification, reimbursement or expense obligation of the other party pursuant to the merger agreement.

Limited Guarantee

On March 3, 2013, Mr. You-Bin Leng and the Sponsor entered into a limited guarantee with the Company pursuant to which each of Mr. You-Bin Leng and the Sponsor has agreed to guarantee 71.05% and 28.95%, respectively, of the obligations of Holdco, Parent and Merger Sub under the merger agreement to pay, under certain circumstances, the $3.65 million termination fee to the Company. Each of Mr. You-Bin Leng and the Sponsor has also agreed to guarantee 71.05% and 28.95%, respectively, of the obligations of Parent and Merger Sub under the merger agreement to reimburse reasonable and documented out-of-pocket costs incurred by the Company in connection with the cooperation provided by the Company to the buyer group in connection with the debt financing.

The limited guarantee will terminate as of the earliest of: (i) the effective time of the merger; (ii) the termination of the merger agreement in accordance with its terms by mutual consent of the parties thereto or in circumstances where Parent’s reverse termination fee is not payable; and (iii) in the case of a termination of the merger agreement for which Parent’s reverse termination fee is payable, the date falling six months after such termination unless the Company has previously made a claim under the limited guarantee prior to such date, in which case the limited guarantee will terminate upon the final, non-appealable resolution of such action and satisfaction by Mr. You-Bin Leng and the Sponsor of any obligations finally determined or agreed to be owed by Mr. You-Bin Leng and the Sponsor, consistent with the terms of the limited guarantee. However, if the Company or any of its affiliates asserts a claim other than as permitted under the limited guarantee, including a claim against certain specified non-recourse parties or a claim in excess of the guaranteed amounts, the limited guarantee will immediately terminate and become null and void, Mr. You-Bin Leng and the Sponsor will be entitled to recover and retain all payments previously made pursuant to the limited guarantee and none of Mr. You-Bin Leng, the Sponsor and certain specified non-recourse parties will have any liability under the limited guarantee, the merger agreement, the equity commitment letters or any other related documents, or any of the transactions contemplated by the limited guarantee, the merger agreement, the equity commitment letters or any other related documents.

Voting Agreement; Voting by the Buyer Group at the Special Meeting

On March 3, 2013, concurrently with the execution of the merger agreement, Parent, the Company and the Rollover Holders entered into the voting agreement, pursuant to which the Rollover Holders agreed that, from the date of the voting agreement until the termination of the voting agreement in accordance with its terms, each Rollover Holder would appear at any shareholders’ meeting of the Company or otherwise cause the Rollover Shares to be counted as present for the purposes of establishing a quorum and vote or cause to be voted the Rollover Shares in favor of the approval of the merger agreement and transactions contemplated therein. The voting agreement terminates on the earliest of: (a) the termination of the merger agreement in accordance with its terms, and (b) the effective time of the merger.

Pursuant to the voting agreement, the Rollover Holders have agreed to vote 8,179,125 shares of Company common stock held by them, constituting approximately 41.3% of the Company’s total common stock outstanding (excluding, for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by them), in favor of the proposal to approve the merger agreement at the special meeting.

Interests of Certain Persons in the Merger

In considering the recommendation of the special committee and our board of directors with respect to the merger, you should be aware that each member of the buyer group has interests in the transaction that are different from, and/or in addition to, the interests of our shareholders generally. The Company’s board of directors and special committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve the merger agreement and the transactions contemplated thereby, including the merger, and recommend that our shareholders vote in favor of approving the merger agreement and the transactions contemplated thereby, including the merger.

Interest of the Buyer Group

As a result of the merger, Mr. You-Bin Leng, the Company’s Chief Executive Officer, President, General Manager and Chairman of its board of directors, Mr. Hua Liu, the Company’s Vice Chairman and Chief Financial Officer, and Mr. Sheng-Hui Liu, a director of the Company and vice president of the Heilongjiang WFOE, through Holdco, will indirectly hold 68.5%, 2.1% and 0.5% (including shares issuable upon the exercise of vested Company options), respectively, of the fully diluted equity interest of Parent, which will own 100% of the Company immediately following the completion of the merger. MSPEA will indirectly hold 29.0% of the fully diluted equity interest of Parent immediately following the completion of the merger. Because of the indirect equity ownership of the buyer group in Parent, each of them will enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by Parent as merger consideration to the unaffiliated shareholders. The buyer group will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company and they will have no certainty of any future opportunity to sell their shares in Parent at an attractive price, or that any dividends paid by Parent will be sufficient to recover their investment.

The merger may provide additional means to enhance shareholder value for the buyer group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to them, such as through dividends or other distributions.

Treatment of Shares, Company Options and Company RSUs, including those Held by Directors and Executive Officers

At the effective time of the merger:

·	the vesting and exercisability of each then unexpired and unexercised Company option will be fully accelerated and shall be cancelled and converted into the right of the former holder thereof to receive cash in an amount equal to the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by the amount, if any, by which the per share merger consideration exceeds the exercise price payable per share of Company common stock issuable under such option; and
·	the vesting of all then unvested restricted shares outstanding shall be fully accelerated and shall be automatically converted into the right of the holder thereof to receive the per share merger consideration just as if such restricted share had immediately prior to the effective time of the merger been a share of Company common stock.

As of the date of this proxy statement, there were no restricted shares outstanding nor do we anticipate that any restricted shares will be issued by the Company prior to the effective time of the merger (and under the terms of the merger agreement, the Company is prohibited from doing so without Parent’s prior written consent).

The following table sets forth, for each of our directors and executive officers (other than the Rollover Holders) holding Company options as of the date of this proxy statement, (a) the number of shares of Company common stock owned by such person, (b) the cash payment that will be made in respect of such shares at the effective time of the merger, (c) the aggregate number of shares of Company common stock subject to the Company options owned by such person, (d) the cash payment that will be made in respect of such Company options at the effective time of the merger, and (e) the total cash payment such person may receive in respect of all payments described in this table if the merger is consummated (in all cases before applicable withholding taxes).

	Shares		Company Options
Name of Directors and Executive Officers	Shares beneficially Owned	Cash Payment therefor at the Closing	Shares Underlying	Cash Payment therefor at the Closing	Total Cash Payments
Kirk Downing	21,333	157,864	12,000	1,800	159,664
Jingjun Mu	0	0	0	0	0
Xiaofei Ren	0	0	0	0	0
David Dong	12,220	90,428	0	0	90,428

Indemnification and Insurance

Pursuant to the merger agreement, Parent has agreed that:

·	The articles of incorporation and bylaws and indemnification or similar agreements of the surviving company will contain provisions with respect to indemnification, advancement and exculpation that are no less favorable to the directors, officers or employees of the Company as those contained in the articles of incorporation and bylaws and indemnification or similar agreements of the Company as presently in effect, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of the indemnified parties, unless such modification is required by applicable law.
·	The surviving company will maintain the Company’s and its subsidiaries’ existing directors’ and officers’ liability insurance for a period of six (6) years after the effective time of the merger on terms with respect to coverage and amount no less favorable than the existing insurance; provided that the surviving company will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. In the alternative, the Company may purchase a six-year “tail” prepaid policy prior to the effective time of the merger on terms and conditions no less advantageous to the indemnified parties as the existing insurance maintained by the Company.
·	The surviving company will (and will cause its subsidiaries to) comply with the Company’s obligations to indemnify and hold harmless the current or former directors or officers of the Company or any of its subsidiaries against liabilities in connection with any claim, action, suit, proceeding or investigation arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to have occurred prior to or at the effective time of the merger, to the extent provided under the Company’s or any of its subsidiaries’ organizational documents or agreements and to the fullest extent permitted by law; or (ii) any acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

The Special Committee

On November 7, 2012, our board of directors established the special committee to consider the Going Private Proposal. The special committee is composed of our three independent directors, including Mr. Kirk Downing, Mr. David Dong and Ms. Xiaofei Ren. Mr. David Dong serves as the chairman of the special committee. Other than their receipt of board and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or our board of directors’ recommendation of the merger), their indemnification and liability insurance rights under the merger agreement and their right to receive merger consideration for the shares and options, if any, held by them upon the closing of the merger, none of the members of the special committee has a financial interest in the merger or any of transactions contemplated thereby and none of them is related to any of the buyer group. Our board of directors did not place any limitations on the authority of the special committee regarding its investigation and evaluation of the merger.

We compensate the members of the special committee in exchange for their service in such capacity at a rate of $8,000 per month for each of Messrs. David Dong and Kirk Downing and at a rate of $4,000 per month for Ms. Xiaofei Ren, in each case, as monthly stipend. The aggregate amount of the monthly stipend shall not exceed $80,000 for each of Messrs. David Dong and Kirk Downing or $40,000 for Ms. Xiaofei Ren without the approval of disinterested directors. Each of Messrs. David Dong and Kirk Downing will receive a lump sum payment of $80,000 and Ms. Xiaofei Ren will receive a lump sum payment of $40,000 (in each case, less the total amount of monthly stipend already paid to such member) if the merger is completed or terminated before such member has received aggregate monthly stipend payments equal to such lump sum payment, as applicable.

Position with the Surviving Company

After the completion of the merger, Mr. You-Bin Leng expects to continue to serve as chairman of the board of directors of the surviving Company. It is anticipated that the executive officers of the Company will hold positions with the surviving company that are substantially similar to their current positions.

Compensation to Named Executive Officers of the Company in Connection with the Merger

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their shareholders with the opportunity to vote to approve, on an advisory non-binding basis, any “golden parachute compensation” triggered by merger or acquisition transactions to their named executive officers. The Company does not have any arrangements or understandings with its named executive officers concerning any type of compensation that is based on or otherwise relates to the merger. The only payments that the Company’s named executive officers (other than the Rollover Holders) will receive in connection with the merger are pursuant to the payout of shares of Company common stock and unexpired and unexercised Company options with a strike price per share of Company common stock less than the $7.40 per share merger consideration, as previously described in this proxy statement. The Rollover Holders will not receive any payments in connection with the merger, but will be entitled to receive shares of Holdco (and thereby indirect beneficial ownership of the surviving company in the merger) pursuant to the contribution agreement, as further described under the caption “Special Factors—Financing of the Merger” beginning on page 58. As a result, the advisory shareholder vote relating to “golden parachute compensation” otherwise required by Section 14A of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act is not applicable to the merger.

Estimated Fees and Expenses

Fees and expenses incurred or to be incurred by the Company and the buyer group in connection with the merger are estimated at the date of this proxy statement to be as follows:

Description	Amount
Financing fees and expenses and other professional fees	$
Legal fees and expenses	$
Special committee fees	$
Miscellaneous (including accounting, filing fees, printer, proxy solicitation and mailing costs)	$
Total	$

These expenses will not reduce the merger consideration to be received by the shareholders of the Company, and the expenses incurred or to be incurred by the buyer group will be borne by MSPEA and Mr. You-Bin Leng on a proportional basis. If the merger is consummated, the party incurring any costs and expenses in connection with the merger and the merger agreement shall pay such costs and expenses.

Relationship Between Us and the Buyer Group

Relationship with Rollover Holders

All Rollover Holders are members of the company’s management. The Rollover Holders are parties to the contribution agreement described above on page 62 of this proxy statement and have agreed with Holdco, Parent and the Company to contribute to Parent shares of Company common stock owned by them in exchange for equity securities of Holdco. As such, Rollover Holdco will have interests in the Company after the merger. All Rollover Holders received compensation for their services as employees of the Company.

Negotiations, Transactions or Material Contacts

Except as set forth above or elsewhere in this proxy statement, none of the members of the buyer group, nor any of their respective directors, executive officers or other affiliates had any negotiations, transactions or material contacts with us or any of our directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

·	filing the articles of merger with the Utah Division of Corporations and Commercial Code in accordance with the URBCA after the approval of the merger agreement by our shareholders; and
·	complying with U.S. federal securities laws.

None of the parties is aware of any other required regulatory approvals.

Dissenters’ Rights

Under Utah law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock of the Company, as may be determined ultimately by a court. The fair value so determined could be more or less than, or the same as, per share merger consideration. Any of our shareholders electing to exercise dissenters’ rights must comply with the provisions of Part 13 of the URBCA, which we refer to as Part 13, in order to perfect their rights. Merely voting against the merger agreement will not protect your dissenters’ rights, which requires strict compliance with all the steps provided under Utah law. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” as well as in Annex C, which contains the full text of the relevant section of Utah law, Part 13 of the URBCA, regarding dissenters’ rights. This proxy statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Section 16-10a-1320 of the URBCA

Material United States Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences to holders of shares of Company common stock upon the exchange of shares of Company common stock for cash pursuant to the merger. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to dispose of shares of Company common stock in the merger, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). In addition, this summary is not a complete description of all the tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations for holders of shares of Company common stock received in connection with the exercise of employee stock options or otherwise as compensation, holders that validly exercise their rights under Utah law to object to the merger, or holders subject to special treatment under U.S. federal income tax law (such as insurance companies, banks, tax-exempt entities, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, tax-deferred or other retirement accounts, holders subject to the alternative minimum tax, U.S. persons that have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States or holders that hold shares of Company common stock as part of a hedge, straddle, integration, constructive sale or conversion transaction). This summary only addresses the federal income tax consequences of the merger and does not address any tax consequences of transactions effected prior to, concurrently with, or after the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation the acquisition by Parent of the Rollover Shares from the Rollover Holders. In addition, this summary does not discuss any consequences to shareholders of the Company that will directly or indirectly hold an ownership interest in Parent or the Company after the merger, to holders of options or warrants to purchase shares of Company common stock, any aspect of state, local or foreign tax law that may be applicable to any holder of shares of Company common stock, or any U.S. federal tax considerations other than U.S. federal income tax considerations. This summary assumes that holders own shares of Company common stock as capital assets.

We have not sought and will not seek any opinion of counsel or any ruling from the Internal Revenue Service with respect to the matters discussed herein. We urge holders of shares of Company common stock to consult their own tax advisors with respect to the specific tax consequences to them in connection with the offer and the merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

U.S. Holders

Except as otherwise set forth below, the following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of shares of Company common stock that is an individual citizen or resident of the United States, a domestic corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes), any estate the income of which is subject to U.S. federal income tax regardless of its source, and any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust (a “U.S. Holder”).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging the shares of Company common stock pursuant to the offer or pursuant to the merger.

Payments with Respect to Shares of Company Common Stock

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for shares of Company common stock pursuant to the merger will generally recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Company common stock. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company common stock is more than one year at the time of the exchange of such holder’s shares of Company common stock for cash. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. There are limitations on the deductibility of capital losses. Holders of our common stock should consult their tax advisors regarding the determination and allocation of their tax basis in their stock surrendered in the merger.

Backup Withholding Tax and Information Reporting

Payments made with respect to shares of Company common stock exchanged for cash in the merger may be subject to information reporting, and such payments will be subject to U.S. federal backup withholding tax unless the U.S. Holder (i) furnishes an accurate tax identification number or otherwise complies with applicable U.S. information reporting or certification requirements (typically, by completing and signing an IRS Form W-9) or (ii) is a corporation or other exempt recipient and, when required, demonstrates such fact. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s United States federal income tax liability, if any, provided that such U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to a Non-U.S. Holder of shares of Company common stock. The term “Non-U.S. Holder” means a beneficial owner, other than a partnership, of shares of Company common stock that is not a U.S. Holder.

Non-U.S. Holders should consult their own tax advisors to determine the specific U.S. federal, state, local and non-U.S. tax consequences that may be relevant to them.

Payments with Respect to Shares of Company Common Stock

Payments made to a Non-U.S. Holder with respect to shares of Company common stock exchanged for cash pursuant to the merger generally will be exempt from U.S. federal income tax, unless:

(a)     the gain on shares of Company common stock, if any, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment in the United States) in which event (i) the Non-U.S. Holder will be subject to U.S. federal income tax as described under “U.S. Holders,” but such Non-U.S. Holder should provide an IRS Form W-8ECI instead of an IRS Form W-9, and (ii) if the Non-U.S. Holder is a corporation, it may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty);

(b)     the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the Non-U.S. Holder will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Company common stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year; or

(c)     the Non-U.S. Holder is an individual subject to tax pursuant to U.S. tax rules applicable to certain expatriates.

Backup Withholding Tax and Information Reporting

In general, a Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to a payment made with respect to shares of Company common stock exchanged for cash in the merger if the Non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the Non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s United States federal income tax liability, if any, provided that such Non-U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.

Material PRC Income Tax Consequences

Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises,” and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council promulgated the Regulation on the Implementation of PRC Enterprise Income Tax Law, effective as of January 1, 2008, which defines the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Further, on April 22, 2009, the State Administration of Taxation issued a Tax Circular, Guoshuifa [2009] No. 82 on Certain Issues regarding the Determination of Offshore Companies Controlled by PRC Companies as Resident Enterprises pursuant to “De Facto Management Bodies” Standard, or Circular 82, which took effect on January 1, 2008. According to Circular 82, any company established pursuant to laws and regulations other than PRC laws but that is controlled by companies or company groups within China shall be deemed as a resident enterprise for PRC tax purposes if all the following conditions are met: (i) the senior management in charge of the daily operation and management of the company are based within China or the premises where the senior management performs its duties are located within China; (ii) the financial matters (such as raising funds, financing or financial risk management) and human resources matters (such as appointment and dismissal of employees or their payrolls) are decided by companies or individuals within China or require approval from companies or individuals within China; (iii) primary property, books and accounts, company seals and board and shareholder meeting minutes are kept or placed within China; and (iv) 50% or more of the directors with voting rights or senior management habitually reside within China. According to Circular 82, in determining the location of de facto management, the principle of “substance over form” should be followed. Although Circular 82 was issued to regulate the PRC tax resident judgment of companies established overseas and controlled by PRC companies, which is not applicable in our case, the criteria in Circular 82 may be used as a reference for the State Administration of Taxation’s view on this issue. Under the EIT Law and its implementation regulations, PRC income tax at the rate of 10% is applicable to any gain recognized by a “non–resident enterprise” from transfer of its equity in a resident enterprise, provided that the “non–resident enterprise” (i) does not have an establishment or place of business in the PRC or (ii) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC.

In addition, under the PRC Individual Income Tax Law, a PRC resident who disposes of an asset in or outside of China is subject to PRC income tax at the rate of 20%; and a non PRC resident who disposes of an asset in China is also subject to the same tax rate (subject to applicable tax treaty relief, if any).

The EIT Law and its implementation rules are relatively new and ambiguities exist with respect to the interpretation of the provisions relating to resident enterprise issues. Therefore, there is uncertainty regarding whether PRC tax authorities would deem the Company to be a resident enterprise. Although there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company does not believe that it should be considered a resident enterprise under the EIT Law or that the gain recognized on the receipt of cash for your shares of Company common stock should otherwise be subject to PRC income tax to holders of such shares of Company common stock that are not PRC residents. Due to the aforementioned uncertainty, the Company cannot assure you, however, that it will not be deemed to be a resident enterprise under the EIT Law and its implementation rules.

In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises’ Equity Transfer Income (“Circular 698”), issued by the PRC State Administration of Taxation, which became effective as of January 1, 2008, if the non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, which was located in a tax jurisdiction that: (a) has an effective tax burden less than 12.5% or (b) does not tax foreign-sourced income of its residents, the non-resident enterprise shall be required to file with the relevant taxation authorities certain information about the transfer. Where any such taxation authorities, upon review and examination of the documents submitted by the non-resident enterprise, consider that the non-resident enterprise has adopted an abusive arrangement in order to avoid PRC tax, they will disregard the existence of the overseas holding company and re-characterize the offshore share transfer transaction and as a result, gains derived from such offshore share transfer transaction may be subject to PRC withholding tax at the rate of 10%. An exemption from the application of Circular 698 is available if the equity transfer qualifies for the “listed stock exemption” under Article 1 of Circular 698, which pursuant to SAT announcement [2011] No. 24, provides that in order to qualify, the buying and selling of shares of publicly traded companies must be effected through public stock exchanges and none of the transaction terms are predetermined between the transferor and transferees. Also, although it appears that the offshore indirect equity transfers of PRC resident enterprises by individual transferors should technically fall outside of the scope of reporting under Circular 698, there is uncertainty in the practical application of Circular 698. While it may be reasonable to take the position that the merger falls outside the scope of reporting under Circular 698, Circular 698 may be determined by the tax authorities to be applicable to the merger where non-resident corporate shareholders were involved, if the PRC tax authorities consider that the offshore entities being transferred do not have sufficient commercial substance and the merger was undertaken without reasonable commercial purpose. As a result, the non-resident corporate shareholders may become at risk of being taxed under Circular 698.

We have not sought and will not seek any opinion of counsel or any clarification from the tax authorities with respect to the matters discussed herein. We urge holders of shares of Company common stock to consult their own tax advisors for a full understanding of the specific tax consequences of the merger to them in light of their own particular circumstances, including any PRC tax consequences.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the shares of Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

Litigation Related to the Merger

In October 2012, following the Company’s announcement of the Going Private Proposal, certain alleged shareholders of the Company filed putative class and derivative actions on behalf of the Company against the members of its board of directors and certain entities associated with MSPEA.

Three cases have been brought in the Third Judicial District Court for Salt Lake County, Utah, which have been consolidated under the caption In re Feihe International Shareholder Litigation. The cases that were consolidated are Frank v. Feihe Int’l, No. 120906911 (October 9, 2012); Tobin v. Leng, No. 120906914 (October 9, 2012) and One Horizon Foundation v. Leng, No. 120907167 (October 19, 2012).

Three cases have been brought in the Superior Court of the State of California for Los Angeles County, which have been deemed related and are pending consolidation under the caption In re Feihe International, Inc. Shareholder Litigation. The cases that were related and are pending consolidation are Fan v. Leng, No. BC495605, Taylor v. Leng, No. GC050326 and Dong v. Leng, No. BC498856.

The plaintiffs in both the Utah and California cases have alleged breach of fiduciary duties and aiding and abetting in connection with the proposal. The plaintiffs in both the Utah and California cases have requested rescission of the proposal, to the extent implemented, an award of unspecified damages to the Company, certain other equitable and injunctive relief, and an award of plaintiffs’ costs and disbursements, including legal fees.

One of the conditions to the closing of the merger is that no order by a court or other governmental entity shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Accounting Treatment of the Merger

The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations—Related Issues.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, financial projections, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

The following factors, among others, could cause actual results or matters related to the merger to differ materially from what is expressed or forecasted in the forward-looking statements:

·	the satisfaction of the conditions to consummation of the merger, including the approval of the merger agreement by our shareholders;
·	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;
·	debt financing may not be obtained on or prior to the effective time of the merger because of the failure of the buyer group to meet the closing conditions or for other reasons, which may result in the merger not being consummated promptly or at all;
·	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;
·	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the prices of the shares of our common stock;
·	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;
·	diversion of our management’s attention from our ongoing business operations;
·	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financing that will be obtained for the merger;
·	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger; and
·	other risks detailed in our filings with the SEC, including the information set forth under the caption in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. See “Where You Can Find More Information” on page 106.

We believe that the assumptions on which our forward-looking statements are based are reasonable. However, many of the factors that will determine our future results are beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s shareholders as part of the solicitation of proxies by the Board for use at the special meeting described below.

Date, Time and Place

We will hold the special meeting on _________, 2013, at _____ a.m. (Beijing time), at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

1.	to approve the merger agreement (see “The Merger Agreement” beginning on page 81); and
2.	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Record Date; Shareholders Entitled to Vote; Quorum

Only holders of record of shares of Company common stock at the close of business on _________, 2013, the record date, are entitled to notice of and to vote at the special meeting. On the record date, _______ shares of Company common stock were issued and outstanding and held by _______ holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the special meeting on each proposal. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016.

A quorum of shareholders is necessary to hold a valid special meeting. Under our bylaws and as required under the URBCA, a quorum will be present at the special meeting if the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date are present, in person or by proxy. The inspector of elections appointed for the special meeting will determine the existence of a quorum and will tabulate the votes cast at the special meeting. Shares of Company common stock represented by proxies reflecting abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to approve the merger agreement nor the adjournment proposal and therefore are not entitled to vote your shares of common stock on these matters without your specific instructions. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Proposal 1 – Approval of the Merger Agreement

The approval of the merger agreement by our shareholders requires (i) the affirmative vote of shareholders holding at least a majority of the outstanding shares of the Company common stock at the close of business on the record date and (ii) approval of the unaffiliated shareholders. As described above, approval of the unaffiliated shareholders requires that Company shareholders other than members of the buyer group, holding at least a majority of the outstanding shares of the Company common stock at the close of business on the record date other than the Rollover Shares, vote in favor of approving the merger agreement at the special meeting (or any adjournment or postponement thereof). The condition that the merger agreement must be approved by the unaffiliated shareholders is not mandated by Utah law but was negotiated by the special committee in order to further protect the interests of the Company’s shareholders (other than the buyer group) in connection with the merger.

Pursuant to a voting agreement, the Rollover Holders have agreed to vote 8,179,215 shares held by them, constituting approximately 41.3% of the Company’s total common stock outstanding (excluding, for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by them), in favor of the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, at any shareholders’ meeting of the Company. Based on the _______ shares of Company common stock outstanding on the record date for the special meeting and assuming that the Rollover Holders vote all of their shares to approve the proposal, which they have agreed to do, _______ shares must be voted by shareholders other than members of the buyer group in favor of the proposal to approve the merger agreement for it to be passed.

Failures to vote, abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to approve the merger agreement.

Proposal 2 - Approval of the Adjournment of the Special Meeting

 The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of at least of a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Failures to vote, abstentions and broker non-votes, if any, will have no effect on the vote with respect to any proposal to adjourn the special meeting.

Recommendation of Our Board of Directors and Special Committee

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, approved and declared it advisable to enter into the merger agreement and effect the transactions contemplated by the merger agreement, including the merger, and recommended that our shareholders approve the merger agreement.

The Board recommends that our shareholders vote “FOR” the approval of the merger agreement.

Stock Ownership and Interests of Certain Persons

As of _________, 2013, the record date for the special meeting, our directors and current executive officers (other than the Rollover Holders) beneficially owned, in the aggregate, _______ shares of Company common stock, or collectively approximately _____% of the outstanding shares of Company common stock. See “Common Stock Ownership of Management and Certain Beneficial Owners” beginning on page 97 for additional information. Our directors and current executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the approval of the merger agreement. Pursuant to the voting agreement, Mr. You-Bin Leng together with the other Rollover Holders have agreed to vote all of the 8,179,215 shares of Company common stock currently held by them, constituting approximately 41.3% of the Company’s total common stock outstanding (excluding, for purposes of this calculation, shares of Company common stock issuable upon the exercise of Company options held by them), in favor of the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, at any shareholders’ meeting of the Company.

Certain members of our management and the Board have interests that may be different from, or in addition to, those of our shareholders generally. For more information, please read “Special Factors—Interests of Certain Persons in the Merger” beginning on page 64.

Voting Procedures

Registered shareholders may vote by mail, telephone, the Internet or in person at the special meeting. Voting via the Internet is a valid proxy voting method under the laws of the State of Utah (our state of incorporation). Instructions regarding telephone and Internet voting are provided on the proxy card. A control number located on the proxy card is designed to verify each shareholder’s identity and allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee. The availability of telephone or Internet voting will depend on the voting process of your bank, broker or other nominee.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Shareholders owning shares of Company common stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

If you do not choose to vote by telephone, the Internet, or in person, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You may specify your choices by marking the appropriate boxes on the proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the proposal to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to approve the merger agreement.

Your vote is important. Accordingly, regardless of whether you plan to attend the special meeting, you are urged to vote by telephone, by the Internet, or by signing and returning the accompanying proxy card. If you do attend, you may vote by ballot at the special meeting, thereby canceling any proxy previously given. However, attendance at the special meeting will not revoke a proxy unless you actually vote in person at the meeting.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting. A shareholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, the Internet or telephone with a later date or by appearing at the special meeting and voting in person. A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Rights of Shareholders Who Dissent to the Merger

Under Utah law, by taking certain specific actions and refraining from taking other certain specific actions, you may become entitled to statutory dissenters’ rights in connection with the merger. This means that you are entitled to receive payment based on the fair value of your shares of Company common stock instead of receiving the merger consideration. If the fair value for your shares cannot be resolved between you and the Company, the Company may elect to have the fair value of your shares of Company common stock determined by a Utah court, and you will receive payment based on the final valuation instead of receiving the merger consideration. The fair value so determined could be more or less than, or the same as, per share merger consideration.

To exercise your dissenters’ rights, you must deliver to us a written notice of your intent to demand payment for your shares if the merger agreement is approved before the vote is taken on the merger agreement and you must NOT vote in favor of the approval of the merger agreement. However, merely voting against the merger agreement will not protect your dissenters’ rights, which requires strict compliance with all the steps provided under Utah law. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” beginning on page 99 as well as in Annex C, which contains the full text of the relevant section of Utah law, Part 13 of the URBCA, regarding dissenters’ rights.

Solicitation of Proxies

This proxy solicitation is being made by the Company on behalf of the board of directors of the Company and will be paid for by the Company. In addition, we have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies in connection with the special meeting at a cost of approximately $15,000 plus expenses. We will also indemnify Innisfree M&A Incorporated against certain losses arising from its provision of such services on our behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will pay all expenses of filing, printing and mailing this proxy statement.

Other Matters

At this time, we know of no other matters that have been be properly submitted for business at the special meeting nor do we expect that any matters will be brought before the special meeting other than the proposals (i) to approve the merger agreement and (ii) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Assistance

For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

Shareholders may call: :1-888-750-5834 (toll-free from the US and Canada) or

1-412-232-3651 (from other countries).

Institutions, banks and brokers may call collect at:1-212-750-5833

The merger Agreement

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the proposed merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Holdco, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Holdco, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Structure and Completion of the Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement. Merger Sub is a Utah company formed solely for purposes of the merger. Parent is a Cayman Islands exempted company that will be, at the effective time of the merger, beneficially owned by the Rollover Holders and the Sponsor. If the merger is completed, the Company will cease to be a publicly traded company. The closing will occur on a date to be specified by the Company and Parent, which will be no later than the third business day immediately after all of the closing conditions have been satisfied or waived. At the closing, Merger Sub and the Company will file articles of merger with respect to the merger with the Utah Division of Corporations and Commercial Code. The merger will become effective upon such filing or on such other date as Parent and the Company will agree in writing.

We currently expect the merger to be completed in the second half of 2013, subject to all conditions to the merger having been satisfied or waived. We cannot assure you that all conditions to the merger will be satisfied or waived by then or at all. We are working to complete the merger as quickly as possible.

Articles of Incorporation and Bylaws of the Surviving Company; Directors and Officers of the Surviving Company

Upon completion of the merger, under the merger agreement the articles of incorporation and bylaws of Merger Sub, as in effect at the effective time of the merger, will be the articles of incorporation and bylaws of the surviving company (except that at the effective time of the merger, they will be amended to reflect that the name of the surviving company is “Feihe International, Inc.”). The directors of Merger Sub immediately prior to the effective time of the merger will become the initial directors of the surviving company and the officers (other than the directors) of the Company immediately prior to the effective time of the merger will become the initial officers of the surviving company.

Treatment of Options and Restricted Shares

The vesting and exercisability of each then unexpired and unexercised option held by any person (other than the Rollover Holders) immediately prior to the effective time of the merger shall be fully accelerated. Each then unexpired and unexercised option to purchase Company common stock pursuant to the Company’s 2003 Stock Incentive Plan and the Company’s 2009 Stock Incentive Plan shall be cancelled and converted into the right to receive cash, at the effective time of the merger, in an amount equal to the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by the excess, if any, of the per share merger consideration over the exercise price payable per share issuable under such option.

The vesting of all then unvested restricted shares immediately prior to the effective time of the merger shall be fully accelerated. Each then outstanding restricted shares shall be automatically converted into the right to receive the per share merger consideration in cash without interest (less any applicable withholding taxes).

The Company’s 2003 Stock Incentive Plan and the Company’s 2009 Stock Incentive Plan shall be terminated as of the effective time of the merger.

Exchange Procedures and Payment Procedures

Prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with the paying agent for the benefit of the holders of the shares of Company common stock (other than excluded shares) an amount in cash sufficient for the paying agent to make payments under the merger agreement.

Promptly after the effective time of the merger (but in no event later than the fifth business day following the effective time of the merger), the paying agent will mail to each holder of record of shares of Company common stock (other than holders of the excluded shares) (a) a letter of transmittal specifying how the delivery of the merger consideration to holders of record of shares of Company common stock will be effected and (b) instructions for effecting the surrender of share certificates in exchange for the applicable merger consideration. Upon surrender of a share certificate, or receipt of an “agent’s message” by the paying agent in the case of shares held in book-entry form, each record holder of such share certificates will receive an amount equal to (i) the number of shares multiplied by (ii) the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by former record holders of Company common stock for six months after the effective time of the merger shall be delivered to the surviving company. Record holders of Company common stock who have not complied with the above-described exchange and payment procedures may then only look to the surviving company for payment of the per share merger consideration. Any portion of the per share merger consideration remaining unclaimed by holders of Company common stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority shall, to the extent permitted by applicable law, become the property of the surviving company free and clear of any claims or interest of any person previously entitled thereto.

If you have lost a stock certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving company, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate.

Financing

As of the date of the merger agreement, Parent has delivered to the Company (a) a copy of the executed facility agreement pursuant to which the Lenders have agreed to provide debt financing to Parent in the aggregate amount set forth therein, subject to the terms and conditions therein, (b) a copy of the executed equity commitment letter pursuant to which the Sponsor has committed to invest in Holdco the cash amount set forth therein, and (c) a copy of the executed equity commitment letter pursuant to which Mr. You-Bin Leng has committed to invest in Holdco the cash amount set forth therein. In addition, the Company has entered into the contribution agreement with Parent, Holdco and the Rollover Holders, pursuant to which the Rollover Holders have agreed to contribute to Parent an aggregate amount of 8,215,125 shares of Company common stock (including shares issuable upon the exercise of vested Company options) in exchange for ordinary shares of Holdco.

Holdco, Parent and Merger Sub will use their reasonable best efforts to obtain the financing for the merger on the terms and conditions described in the facility agreement and the equity commitment letters, and will not permit any amendment or modification to or waiver of any provisions or remedy under the facility agreement and the equity commitment letters that would (i) impose new or additional conditions, or otherwise enhance or expand the conditions precedent to the debt financing as set forth in the facility agreement; (ii) prevent or impair the availability of the financing or materially delay the financing under the facility agreement or the consummation of the transactions contemplated by the merger agreement; or (iii) adversely impact the ability of Holdco, Parent or Merger Sub to enforce its rights against the other parties to the facility agreement.

In the event that any portion of the debt financing becomes unavailable, Holdco and Parent will use its reasonable best efforts to arrange and obtain alternative financing in an amount sufficient (when added to the portion of the financing that is available) to consummate the merger on terms and conditions not less favorable, taken as a whole, to Holdco, Parent and Merger Sub (as determined in the reasonable judgment of Parent) as promptly as practicable following such occurrence.

Holdco, Parent and Merger Sub will use their reasonable best efforts to:

·	maintain in effect the financing documents;
·	satisfy on a timely basis all conditions applicable to Holdco, Parent and Merger Sub in the financing documents;
·	consummate the financing at or prior to the closing of the merger;
·	seek to enforce their rights under the financing documents; and
·	cause the financing sources and other persons providing debt financing to fund the debt financing on the closing date of the merger agreement.

Holdco, Parent and Merger Sub will give the Company prompt notice: (i) of any material breach or default by any party to the financing documents; (ii) of the receipt of any written notice or other written communication from any party to any financing documents with respect to any alleged or potential material breach, default, termination or repudiation by any party to the financing documents; (iii) of any material dispute or disagreement among the parties to the financing documents; and (iv) if Holdco, Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the financing on the terms, in the manner or from the sources contemplated by the financing documents.

The Company and its subsidiaries will use reasonable best efforts to provide to Holdco, Parent and Merger Sub, at Parent’s sole expense, all cooperation reasonably requested by Parent that is necessary in connection with the financing (and, if applicable, any alternative financing).

Holdco and Parent will, promptly upon termination of the merger agreement, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company or its subsidiaries in connection with the Company’s cooperation in obtaining financing.

The funding of the financing (including any alternative financing) or the completion of the equity rollover contribution is not a condition to the consummation of the merger.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Holdco, Parent and Merger Sub and representations and warranties made by Holdco, Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the merger agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The representations and warranties made by the Company to Holdco, Parent and Merger Sub include representations and warranties relating to, among other things:

·	due organization, valid existence, good standing, authority and governmental approval to hold and operate assets and to carry on the Company’s business, and subsidiaries of the Company;
·	the absence of violations of any articles of incorporation and bylaws in any material respect;
·	the Company’s capitalization, equity award, and stock incentive plan;
·	the Company’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement;

·	the valid adoption of resolutions of the board of directors of the Company, based upon the unanimous recommendation of the special committee, approving the merger agreement and the merger, directing the submission of the merger agreement to the shareholders of the Company for approval, and resolving to recommend the shareholders of the Company to vote in favor of approving the merger agreement and the merger;
·	the independence of the special committee and the receipt of a written opinion as to the fairness of the merger by the special committee from its financial advisor;
·	the absence of violations of the governing documents of the Company and its subsidiaries, applicable law regarding the Company and its subsidiaries and certain agreements of the Company and its subsidiaries as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;
·	approval of or filing with any governmental authority in connection with execution and delivery of the merger agreement, the performance thereof and the consummation of the merger;
·	compliance with laws (including anti-bribery laws) by the Company and its subsidiaries and validity of and compliance with permits of the Company or its subsidiaries;
·	the Company’s SEC filings since January 1, 2010 and the financial statements included therein;
·	the absence of a Company “Material Adverse Effect” (as defined below) and the absence of certain other changes or events since March 30, 2012;
·	the absence of legal proceedings against the Company or its subsidiaries;
·	labor and employment matters;
·	good and valid title or leasehold interests to owned or leased properties and assets;
·	intellectual property;
·	tax matters;
·	material contracts and the absence of any material default under, or termination of, any material contract;
·	customers and suppliers;
·	insurance;
·	transactions with affiliates and employees;
·	the absence of anti-takeover provisions;
·	environmental matters;
·	the accuracy of the information provided by the Company for inclusion in the Schedule 13E-3 and this proxy statement;
·	the absence of any undisclosed broker’s or finder’s fees; and

·	acknowledgement as to the absence of any other representations and warranties made by the Company to Holdco, Parent and Merger Sub.

Many of the representations and warranties made by the Company in the merger agreement are qualified as to “Material Adverse Effect.” For purposes of the merger agreement, a “Material Adverse Effect” means any development, fact, circumstance, condition, event, change, occurrence or effect, individually or in the aggregate, that would have or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole, including any products liability or food safety investigations or claims, other than any development, fact, circumstance, condition, event, change, occurrence or effect resulting from:

·	changes in general economic, financial market, business, geopolitical, regulatory, legislative or political conditions;
·	changes or development in the industry of the Company or its subsidiaries;
·	changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof after the date of the merger agreement;
·	any change in the price or trading volume of the shares of the Company common stock or any change in the Company’s credit ratings (excluding the facts or occurrences giving rise to or contributing to such change that is a Material Adverse Effect);
·	any outbreak or escalation of hostilities or war or any act of terrorism;
·	natural disasters;
·	any actions taken pursuant to the merger agreement or at the request of Holdco, Parent or Merger Sub;
·	failure to meet published analyst estimates or expectations or internal or published projections (excluding the facts contributing to such failure that is a Material Adverse Effect);
·	the announcement of the merger agreement and the transactions contemplated thereby; or
·	the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth therein.

The representations and warranties made by Holdco, Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

·	their due organization, valid existence, good standing and authority to carry on their business;
·	their corporate power and authority to execute and deliver, to perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;
·	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing the merger agreement and the absence of approval of, permit of or filing with any governmental authority for entering into and performing the merger agreement subject to certain exceptions;
·	delivery of the executed facility agreement, equity commitment letters, contribution agreement, and the absence of any default thereunder;

·	the absence of amendment or modification to and the validity and enforceability of the facility agreement, the equity commitment letters or the contribution agreement;
·	sufficiency of funds in the financing contemplated by the facility agreement, the equity commitment letters or the contribution agreement, subject to certain exceptions;
·	Holdco, Parent and Merger Sub not having any reason to believe the conditions to the financing and the equity rollover contribution will not be satisfied or that the financing and the equity rollover contribution will not be available;
·	the absence of contingencies related to the funding of the financing other than as set forth in the facility agreement, the equity commitment letters and the contribution agreement;
·	the absence of any side letters or other agreements to which Holdco, Parent or Merger Sub is a party relating to the financing;
·	capitalization of Holdco, Parent and Merger Sub;
·	the absence of legal proceedings against Holdco, Parent or Merger Sub;
·	the accuracy of the information provided by Holdco, Parent or Merger Sub for inclusion in the Schedule 13E-3 and this proxy statement;
·	the absence of any undisclosed brokers’ or finders’ fees;
·	vote or consent of the shareholders of Holdco, Parent or Merger Sub which is necessary to approve the merger agreement and the transactions contemplated thereby;
·	solvency of Holdco, Parent, Merger Sub and the surviving company immediately following consummation of the merger;
·	the absence of any undisclosed shares or options of the Company beneficially owned by members of the buyer group or their affiliates, other than as a result of the merger agreement, contribution agreement and the voting agreement;
·	the guarantee of Mr. You-Bin Leng and the Sponsor being in full force and effect;
·	the absence of any undisclosed agreements; and
·	acknowledgment as to the absence of any other representations and warranties.

Many of Holdco’s, Parent’s and Merger Sub’s representations and warranties are qualified as to, among other things, “materiality” or “Parent Material Adverse Effect.” For purposes of the merger agreement, “Parent Material Adverse Effect” means any event, change, occurrence or effect that would or would reasonably be expected to prevent or materially hinder, delay or impede the performance by Holdco, Parent or Merger Sub of its obligations under the merger agreement or the consummation of the transactions contemplated thereby.

Knowledge of Inaccuracies

Parent will not have right to terminate the agreement due to the material breach of the merger agreement by the Company or claim any damage or seek any other remedy at law or in equity for any breach of or inaccuracy in any representation or warranty made by the Company to the extent that both Mr. You-Bin Leng and the Sponsor or any its affiliates had actual knowledge of such breach of or inaccuracy in such representation or warranty as of the date of the merger agreement.

Conduct of Business Prior to Closing

Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, unless Parent gives its prior written consent (which cannot be unreasonably withheld, delayed or conditioned), the Company (including its subsidiaries) must conduct its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve substantially intact its business organization and preserve in all material respects its present business relationships with its key customers and suppliers and other persons.

In addition to the foregoing general requirement, subject to certain exceptions set forth in the merger agreement, unless Parent consents in writing (which consent cannot be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, the Company (including its subsidiaries) cannot:

·	amend or otherwise change its articles of incorporation, bylaws or equivalent organizational documents;
·	dispose of, encumber, grant or authorize to dispose of, encumber, grant any equity securities of the Company or any of its subsidiaries, subject to certain exceptions;
·	acquire (whether by merger, consolidation or acquisition of shares or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets other than in the ordinary course of business, subject to certain exceptions;
·	sell or otherwise dispose of, or encumber, or authorize the transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of any property or assets of the Company or any of its subsidiaries other than in the ordinary course of business, subject to certain exceptions;
·	declare, set aside, make or pay any dividend or other distribution, with respect to any of the equity securities of the Company or its subsidiary, other than any dividend or distribution by a subsidiary of the Company to the Company or another subsidiary of the Company;
·	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the equity interests of the Company and its subsidiaries, subject to certain exceptions;
·	effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any of its subsidiaries (other than the merger);

·         create any new subsidiary of the Company;

·	incur, alter, amend or modify any indebtedness for borrowed money or guarantee such indebtedness, subject to certain exceptions;
·	authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$1,000,000 or capital expenditures which are, in the aggregate, in excess of US$2,000,000, subject to certain exceptions;

·	subject to certain exceptions, (i) enter into any new employment or compensatory agreements with any director or officer of the Company or any of its subsidiaries, (ii) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any of its subsidiaries, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any of its subsidiaries, (iv) establish, adopt, amend or terminate any employee benefit plan or amend any outstanding Company equity awards (except as otherwise required to effectuate the intents and purposes of the merger agreement), (v) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Plan, to the extent not already required in any such plan, including voluntarily accelerating the vesting of any Company equity award in connection with the merger, or (vi) forgive any loans to directors, officers or employees of the Company or any of its subsidiaries;
·	make any material change in any accounting principles or methods, except as may be required by changes in statutory or regulatory accounting rules or regulatory requirements with respect thereto;
·	enter into, terminate, modify or amend any material contract or waive any material claim against any other party to any material contract that calls for annual aggregate payments of US$1,000,000 or more;
·	settle or compromise any pending or threatened action against the Company or any of its subsidiaries (i) for an amount, individually or in the aggregate, in excess of the amount specified in the Company’s disclosure letter (provided that the Company provides prior written notice to Parent of the settlement or compromise of any action for less, individual or in the aggregate, than such amount), or (ii) entailing the incurrence of obligations that would impose any material restrictions on the business or operations of the Company or its subsidiaries, taken as a whole;
·	engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;
·	except as required by applicable law, (i) make any material tax election, (ii) enter into any material settlement or compromise of any material tax liability, (iii) file any amended tax return with respect to any material tax, (iv) change any method of tax accounting or tax accounting period, (v) enter into any closing agreement relating to any material tax or (vi) surrender any right to claim a material tax refund;
·	create any lien over any of its assets, subject to certain exceptions;
·	make any loan or grant any credit to any person other than trade credit extended by the Company or a subsidiary of the Company on normal commercial terms and in the ordinary course of its trading activities;
·	give any guarantee or indemnity in respect of any obligation of any person, subject to certain exceptions;
·	permit to exist any loan or any other financial indebtedness owing by the Company or Flying Crane Corporation to any subsidiary of the Company;
·	enter into or permit to exist any agreement or arrangement that prohibits, restricts or imposes any condition upon the ability of the Company or any subsidiary of the Company to pay dividends or other distributions with respect to any of its equity interests save for restrictions and conditions imposed by law; or

·	commit, authorize or agree to take any of the foregoing actions or enter into any letter of intent or similar agreement or arrangement with respect to any of the foregoing actions.

Solicitation of Alternative Transaction Proposals

From the date of the merger agreement until the Go-Shop End Date, which is at 11:59 p.m. Beijing time on April 2, 2013, the Company is allowed to, acting under the direction of the special committee:

·         initiate, solicit and encourage an acquisition proposal to any person, including by way of public disclosure or by providing non-public information pursuant to acceptable confidentiality agreements (provided that the Company shall promptly provide any material non-public information to Parent if not previously provided to Parent); and

·         enter into and maintain discussions or negotiations with respect to acquisition proposal, or otherwise cooperate with, assist, participate in, facilitate or take any other action in connection with such inquiries, proposals, discussions or negotiations.

From and after the Go-Shop End Date, the Company must immediately cease any discussions with any person (other than Parent and any excluded party) that are ongoing with respect to any acquisition proposal except as described in the following paragraph. Within 48 hours following the Go-Shop End Date, the Company is required to notify Parent of the material terms and conditions of any acquisition proposals and the identity of each person that submitted such an acquisition proposal. Following the Go-Shop End Date and until the effective time of the merger or, if earlier, the termination of the merger agreement, the Company is prohibited from, directly or indirectly:

·         soliciting, initiating, encouraging or inducing an acquisition proposal;

·         providing any material non-public information concerning the Company or its subsidiaries to any person in connection with an acquisition proposal; or

·         engaging in any discussions or negotiations with any third party concerning an acquisition proposal.

The merger agreement provides two exceptions to the foregoing “no-shop” restrictions following the Go-Shop End Date.

First, the Company is permitted under the merger agreement to continue to engage in the activities permitted during the period prior to the Go-Shop End Date with each excluded party. The merger agreement further provides that a person shall cease to be an “excluded party” at any time that the acquisition proposal made by such person is withdrawn, is terminated or expires, or the special committee determines in good faith, after consultation with the Company’s outside financial and legal advisors, that such acquisition proposal has ceased to constitute, or has ceased to be reasonably likely to lead to, a superior proposal.

Second, prior to the time the Company receives shareholder approval of the merger agreement, if the Company receives an unsolicited written alternative proposal that the special committee determines in good faith constitutes or could reasonably be expected to result in a superior proposal, the Company may:

·         furnish information to such party pursuant to an acceptable confidentiality agreement; and

·         engage in discussions or negotiations with such party with respect to such proposal.

The Company is required to promptly advise Parent within 48 hours, orally and in writing, of any acquisition proposal, any initial request for non-public information and any initial request for discussions or negotiations related to an acquisition proposal. In connection with such notice, the Company must also provide the material terms and conditions and the identity of the person making such acquisition proposal or request. Additionally, the Company is also required to keep Parent informed in all material respects of the status and details of such alternative proposal or request and provide to Parent as soon as practicable, after receipt thereof, copies of all material written correspondence.

Limitations on a Change in Recommendation and Entry into Alternative Acquisition Agreements

The merger agreement provides that the board of directors of the Company can (a) withdraw or propose publicly to withdraw the its recommendation with respect to the merger or adopt, approve or recommend, or propose publicly to adopt, approve or recommend any acquisition proposal (such action is referred to herein as a “change of recommendation”); or (b) adopt, approve or recommend, or allow the Company or any of its subsidiaries to execute or enter into, any merger agreement, letter of intent, memorandum of understanding or other similar agreement constituting or related to, or that would reasonably be expected to result in any acquisition proposal (such agreements, other than certain accepted confidentiality agreements that are permitted under the merger agreement, are referred to in this proxy statement as “alternative acquisition agreements”). If at any time prior to the receipt of the requisite shareholder approval of the merger agreement, (y) the special committee determines in good faith that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the board of directors of the Company, acting upon the recommendation of the special committee, may make a change of recommendation, or (z) if it determines in good faith (after consultation with the Company’s outside financial and legal advisors) that an acquisition proposal constitutes a superior proposal, then the board of directors may make a change of recommendation and/ or authorize the Company to enter into an alternative acquisition agreement.

The merger agreement requires that, even when the board of directors is permitted under the merger agreement from making a change of recommendation or authorizing the Company to terminate the merger agreement in order to enter into an alternative acquisition agreement under the circumstances described above, it is nevertheless prohibited from doing so unless (a) the Company first provides two business days’ written notice to Parent of its intention to take such action and a description of the reasons for taking such action specified under the merger agreement; (b) during such two business day notice period, the Company negotiates with Parent in good faith (to the extent Parent desires to negotiate) to enable Parent to revise the terms and conditions of the agreement and the financing commitments in such a manner that would obviate the need for taking such action; and (c) following the end of such notice period, the board of directors of the Company and the special committee determine in good faith, taking into account any changes to the merger agreement and the financing commitments irrevocably proposed in writing by Parent, that the acquisition proposal continues to constitute a superior proposal.

Shareholders’ Meeting

Unless the merger agreement is terminated, the Company is required to take all action necessary to convene and hold a special meeting of its shareholders as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and this proxy statement for the purpose of obtaining the shareholder approval required by the merger agreement.

Subject to the provisions of the merger agreement discussed under “—Limitations on a Change in Recommendation and Entry into Alternative Acquisition Agreements” above, the board of directors of the Company is required to recommend the approval of the merger agreement by the Company’s shareholders.

Conditions to the Merger

The consummation of the transactions contemplated by the merger agreement is subject to the satisfaction of the following conditions:

·	the merger being approved by the shareholders at the special meeting; and
·	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law which is then in effect and which restrains, enjoins or otherwise prohibits consummation of the merger.

The obligations of Holdco, Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver of the following conditions:

·	the representations and warranties of the Company in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date, subject to a material adverse effect exception;
·	the Company having performed or complied in all material respects with all agreements and covenants required to be performed by it under the merger agreement at or before the closing date of the merger;
·	there having not occurred a material adverse effect since the date of the merger agreement; and
·	the Company having delivered to Parent a certificate, dated the closing date of the merger, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions under the merger agreement described above.

The obligations of the Company to effect the merger are subject to the satisfaction, or waiver by the Company, of the following conditions:

·	the representations and warranties of Holdco, Parent and Merger Sub in the merger agreement being true and correct in all respects as of the date of the merger agreement and as of the closing date, subject to a material adverse effect exception;
·	each of Holdco, Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required to be performed by it under the merger agreement at or before the closing date of the merger; and
·	each of Holdco, Parent and Merger Sub having delivered to the Company a certificate, dated the closing date of the merger, signed by one of its executive officers, certifying as to the satisfaction of the conditions under the merger agreement described above.

Termination of the Merger Agreement

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors (in the case of the Company, acting upon the recommendation of the special committee), terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the approval of the merger agreement by the Company’s shareholders.

In addition to termination by mutual consent, the merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

(a)	by either of the Company or Parent, if:
·	the merger is not completed on or before December 3, 2013; provided that such right to terminate the merger agreement is not available to any party whose breach of the merger agreement has been the primary cause of the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;

·	any governmental authority has enacted or enforced any injunction which has become final and non-appealable, provided that prior to the termination date, each of the parties has used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, such injunction and has complied in all material respects with its obligations in connection with further actions to make the merger effective under the merger agreement; provided that such termination right shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that has been the proximate cause of, or resulted in, such injunction; or
·	the shareholder approval has not been obtained at the special meeting or any adjournment or postponement thereof; or
(b)	by Parent, if:
·	a breach of failure in any material respect of any representation, warranty or covenant of the Company set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date; provided, that, Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties or covenants hereunder that would result in the conditions to the Company’s obligation to effect the merger not being satisfied; or
·	a “Company triggering event” has occurred, which under the merger agreement (and as used in this proxy) refers to the occurrence of any of the following: (i) a change of recommendation; (ii) the Company enters into an alternative acquisition agreement; (iii) the Company has failed to include in the proxy statement the recommendation of the board of directors of the Company; (iv) with respect to the receipt of an acquisition proposal (other than a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act), the board of directors of the Company fails to reaffirm its recommendation in favor of the approval of the agreement and the approval of the merger within five business days after Parent requests in writing that such recommendation be reaffirmed (provided that Parent may not make more than one such request per acquisition proposal); or (v) a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act which constitutes an acquisition proposal (other than by Parent or any of its affiliates) is commenced (within the meaning of Rule 14d-2 promulgated under the Exchange Act), and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer), within 10 business days after commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act); or
(c)	by the Company, if:
·	prior to the receipt of shareholder approval, based on the recommendation of the special committee and authorization of the board of directors of the Company, subject to the Company’s compliance with the terms of the merger agreement and payment of the termination fees, in order to enter into an alternative acquisition agreement constituting a superior proposal immediately prior to or substantially concurrently with the termination of the merger agreement;

·	a breach of failure in any material respect of any representation, warranty or covenant of Holdco, Parent or Merger Sub set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date, provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties or covenants hereunder that would result in the conditions to Holdco’s, Parent’s and Merger Sub’s obligation to effect the merger not being satisfied; or
·	if all of the mutual conditions to completion of the merger and all of the conditions to Holdco’s, Parent’s and Merger Sub’s obligations to complete the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the merger) and the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the merger and the merger fails to be consummated within three business days after the delivery of such notice.

Termination Fee

The Company is required to pay Parent a termination fee of $2,200,000 in the event the merger agreement is terminated:

·	by Parent due to the occurrence of any Company triggering event;
·	by the Company prior to the receipt of the shareholder approvals in order to enter into a definitive agreement in connection with a superior proposal; or
·	(i) prior to the special meeting, any person has made an acquisition proposal which has been publicly disclosed and not withdrawn; (ii) the merger agreement is terminated by the Company or Parent due to (x) expiration of the termination date, (y) failure to obtain shareholder approval or (z) by Parent due to the Company’s material breach of the merger agreement; and (iii) such acquisition proposal is consummated within 9 months of the termination of the merger agreement, provided that all references to “20%” in the definition of “acquisition proposal” shall be deemed to be references to “50%” for the purposes of this paragraph.

Notwithstanding the above, if the merger agreement is terminated by the Company in order to enter into an alternative acquisition agreement in connection with an acquisition proposal that is received by the Company on or before the Go-Shop End Date, or the Company enters into an alternative acquisition agreement in connection with an acquisition proposal with an excluded party after the Go-Shop End Date, the Company is only required to pay Parent a termination fee of $1,500,000.

The Company is required to pay Parent fees and expenses incurred by Parent and its affiliates of up to $500,000 in the event the merger agreement is terminated by Parent due to the Company’s material breach of the merger agreement.

Parent is required to pay the Company a termination fee of $3,650,000, if: (a) the merger agreement is terminated by the Company due to a material breach by Holdco, Parent or Merger Sub; or (b) the merger agreement is terminated by the Company because (i) all of the mutual conditions to completion of the merger and the conditions to Holdco’s, Parent’s and Merger Sub’s obligations to complete the merger are otherwise satisfied or waived and (ii) the merger has not been completed within 3 business days following the date the merger should have completed.

Fees and Expenses

All expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated thereby will be borne by the party incurring such expenses except as otherwise provided in the merger agreement.

Remedies

Other than any equitable remedies to which the Company may be entitled as described below, the Company’s rights to terminate the merger agreement and receive payment of (i) a reverse termination fee of $3,650,000, and (ii) reimbursement of certain costs and expenses under certain circumstances pursuant to the merger agreement are the sole and exclusive remedies of the Company against Holdco, Parent, Merger Sub, their respective affiliates or financing source for any loss or damage suffered as a result of any such breach or failure to perform under the merger agreement or other failure of the merger to be consummated.

Other than any equitable remedies to which Holdco, Parent and Merger Sub may be entitled as described below, Parent’s right to terminate the merger agreement and receive payment of (i) a termination fee of $2,200,000 or $1,500,000, as applicable, and (ii) any reimbursement of costs and expenses under certain circumstances pursuant to the merger agreement, are the sole and exclusive remedies of Parent and its related parties against the Company and various Company-related parties with respect to the merger agreement and the transactions contemplated thereby.

The Company, Holdco, Parent and Merger Sub are each entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which it is entitled under the merger agreement. However, the Company’s right to enforce specifically the obligation of Holdco, Parent and Merger Sub to cause the Sponsor and Mr. You-Bin Leng to fund the equity financing and to consummate the merger is subject to (a) all the mutual conditions and the conditions of Holdco, Parent and Merger Sub to consummate the merger having been satisfied or waived; (b) Holdco, Parent and Merger Sub having failed to complete the closing of the merger by the closing date specified in the merger agreement following the satisfaction or waiver of such conditions; (c) the debt financing or, if applicable, the alternative financing, having been funded in accordance with the terms thereof or will be funded at the closing of the merger if the equity financing is funded at the closing of the merger; and (d) the Company has irrevocably confirmed in writing that, if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger agreement will occur. However, under no circumstances is the Company entitled to enforce or seek to enforce Parent’s right to cause the equity financing to be funded or to consummate the merger if the debt financing (or, if applicable, the alternative financing) has not been funded (or will not be funded at the closing of the merger agreement if the equity financing is funded at the closing of the merger agreement).

While the Company, Holdco, Parent and Merger Sub may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the completion of the merger and monetary damages. In addition, under no circumstances will the Company, on the one hand, or Holdco, Parent and Merger Sub on the other hand, be entitled to monetary damages in excess of the aggregate amount of (a) the applicable termination fee, and (B) any indemnification, reimbursement or expense obligation of the other party pursuant to the merger agreement.

Indemnification; Directors’ and Officers’ Insurance

Parent and the surviving company will assume the obligations of the Company and its subsidiaries with respect to the rights now existing in favor of the current or former directors, officers, or employees of the Company or its subsidiaries in respect of indemnification, advancement of expenses and limitations on, or exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided under the Company’s or its subsidiaries’ organizational documents or any relevant indemnification agreement and such obligations will survive the merger and continue in full force and effect in accordance with their terms.

The articles of incorporation and bylaws of the surviving company will contain provisions no less favorable to such persons with respect to the limitation of liabilities of directors and officers and indemnification that are set forth in the Company’s organizational documents and indemnification or similar agreements in effect as of the date of the merger agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time in a manner that would adversely affect the rights thereunder of such persons.

The surviving company will maintain the Company’s and its subsidiaries’ directors and officers liability insurance for a period of six years after the effective time of the merger on terms with respect to coverage and amount no less favorable than the existing insurance and from an insurance carrier with the same or better credit rating; provided that the surviving company will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. In the alternative, the Company may purchase a six-year “tail” prepaid policy prior to the effective time of the merger on terms and conditions providing no less advantageous benefits as the existing directors’ and officers’ liability insurance maintained by the Company, and the surviving company shall use its reasonable best efforts to cause such policy to be maintained in full force and effect.

The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Access to Company Information

Subject to certain exceptions, the Company and its subsidiaries will grant Parent, its authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party, and will furnish Parent and its authorized representatives such existing financial and operating data and other existing information as it may reasonably request. Such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries.

Modification or Amendment

At any time prior to the effective time of the merger, the merger agreement may be amended by the parties hereto in writing by action taken by or on behalf of their respective boards of directors. However, following the approval of the merger agreement by the shareholders of the Company, the parties may not amend the merger agreement to reduce the amount or change the type of consideration into which each share of the Company common stock shall be converted upon consummation of the merger.

common stock ownership of the management and certain beneficial owners

The following table sets forth, as of the date of this proxy statement, information concerning the beneficial ownership of shares of our common stock held by our directors, our named executive officers, our directors and executive officers as a group, and each person known by us to be a beneficial owner of 5% or more of our outstanding common stock.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person has the right to acquire within 60 days after the measurement date, such as pursuant to options, warrants or convertible notes. Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information each of them has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property or similar laws may apply. For purposes of the column for shares underlying convertible securities, in accordance with rules of the SEC, shares of our common stock underlying securities that a person has the right to acquire within 60 days after the measurement date are deemed to be beneficially owned by such person for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. As to any member of the buyer group listed below, who may be deemed to be part of a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder, the amounts presented excludes shares beneficially owned by other members of the buyer group.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Total Outstanding	Shares Underlying Convertible Securities (1)	Total	Percent (2)
Directors and Executive Officers
You-Bin Leng (3)	7,866,135	12,000	7,878,135	39.8%
Sheng-Hui Liu (3)	261,207	12,000	273,207	1.4%
Hua Liu (3)	51,783	12,000	63,783	0.3%
Kirk Downing (3)	21,333	12,000	33,333	0.2%
Jingjun Mu (3)	0	0	0	0%
Xiaofei Ren (3)	0	0	0	0%
David Dong (3)(4)	12,220	0	12,220	0.1%
Directors and executive officers as a group (7 persons)	8,212,678	48,000	8,260,678	41.8%

(1)	Includes shares of our common stock issuable upon exercise of options the person has the right to acquire such shares within 60 days of the date of this proxy statement.

(2)	Based on 19,784,291 shares of our common stock outstanding as of the date of this proxy statement.

(3)	The address for this beneficial owner is c/o Feihe International, Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China 100016.

(4)	Includes 2,600 shares of our common stock held by Mr. Dong’s wife.

Changes in Control

Except for the proposed merger, there are currently no other arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

common stock transaction information

Purchases by the Company

In August 2009, pursuant to a subscription agreement (the “Subscription Agreement”) with Sequoia, we issued to Sequoia 2,100,000 shares of redeemable common stock at a subscription price of $30.00 per share, for an aggregate purchase price of $63.0 million. Because we did not meet certain earnings per share targets for 2009, we issued 525,000 shares of redeemable common stock to Sequoia in March 2010 pursuant to a performance adjustment clause in the Subscription Agreement, which effectively resulted in a cost basis per share of Company common stock to Sequoia of $24.00.

On February 1, 2011, we entered into the Redemption Agreement with Sequoia, pursuant to which we agreed to redeem and purchase from Sequoia an aggregate of 2,625,000 shares of our common stock in four equal installments within thirty days of June 30, 2011, September 30, 2011, December 31, 2011 and June 30, 2012, for an aggregate payment of approximately $65.1 million, or an average redemption price of approximately $24.81 per share of Company common stock.

On April 27, 2011, we paid $16.1 million to Sequoia including $15.8 million together with interest accruing thereon at the rate of 1.5% per annum, compounded annually from August 27, 2009 until April 27, 2011, as the first installment payment to redeem 656,250 shares of Company common stock.

On October 27, 2011, we paid $16.3 million to Sequoia, including $15.8 million together with interest accruing thereon at the rate of 1.5% per annum, compounded annually from August 27, 2009 until October 27, 2011, as the second installment payment to redeem 656,250 shares of Company common stock.

On January 31, 2012, we paid $16.3 million to Sequoia, including $15.8 million together with interest accruing thereon at the rate of 1.5% per annum, compounded annually from August 27, 2009 until January 31, 2012, as the third installment payment to redeem 656,250 shares of Company common stock.

On April 30, 2012, we paid $16.4 million to Sequoia, including $15.8 million together with interest accruing thereon at the rate of 1.5% per annum, compounded annually from August 27, 2009 until April 30, 2012, as the final installment payment to redeem 656,250 shares of Company common stock. All 2,625,000 shares of Company common stock required to be redeemed by us under the Redemption Agreement have been redeemed.

Prior Public Offerings

The Company has not made any underwritten public offering of Company common stock for cash during the past three years that was registered under the Securities Act or exempt from registration under Regulation A of the Securities Act.

Transactions by the Buyer Group

There has been no transaction by Holdco, Parent, Merger Sub, the Rollover Holders or the MS Filing Persons in the Company common stock during the 60 day period prior to the date hereof.

Transactions by the Company’s Executive Officers and Directors

There has been no transaction by the Company’s executive officers and directors of the Company common stock during the 60 day period prior to the date hereof.

Dissenters’ RIGHTS

Under Utah law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock, a may be determined ultimately by a court. Any of our shareholders electing to exercise dissenters’ rights must comply with the provisions of Part 13 of the URBCA, which we refer to as Part 13, in order to perfect their rights. We will require strict compliance with the statutory procedures. A copy of Part 13 is attached to this proxy statement as Annex C.

The following is a brief summary of the material provisions of the Utah statutory procedures required to be followed by a shareholder in order to dissent from the merger agreement and perfect the shareholder’s dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the text of Part 13. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your right to dissent under Part 13. If you wish to consider exercising your dissenters’ rights, you should carefully review the text of Part 13 contained in Annex C because failure to timely and properly comply with the requirements of Part 13 will result in the loss of your dissenters’ rights under Utah law. Section 16-10a-1320 of the URBCA requires that shareholders be notified before the special meeting to vote on the merger agreement that dissenters’ rights will be available. A copy of Part 13 must be included with such notice. This proxy statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Part 13.

If you wish to exercise your dissenters’ rights:

·	You must deliver to us, as set forth below, a written notice of your intent to demand payment for your shares if the merger is effectuated before the shareholder vote is taken on the merger agreement at the special meeting. This written notice of your intent to demand payment for your shares must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against (by proxy or otherwise) or failing to vote for the merger agreement itself does not constitute a notice of your intent to demand payment for your shares under Part 13;
·	You must not vote any of your shares in favor of the merger. Voting any of your shares in favor of the merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your dissenters’ rights and will nullify any previously filed written notices of intent to demand payment for your shares;
·	You must be a shareholder as of the date the merger agreement is approved by the shareholders;
·	You must demand payment in accordance with the terms of a dissenters’ notice, which will be sent to dissenting shareholders within ten days after the merger is made effective; and

·         You must deposit your certificates in accordance with the terms of the dissenters’ notice.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of our common stock as provided for in the merger agreement but you will have no dissenters’ rights with respect to your shares of our common stock.

All notices of intent to exercise dissenters’ rights should be addressed to Feihe International, Inc., Attention: Corporate Secretary, Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016, should be delivered to us before the vote on the merger is taken at the special meeting of shareholders and should be executed by, or on behalf of, the record holder of the shares of our common stock. The notice must reasonably inform us of the identity of the shareholder and the intention of the shareholder to demand payment for his, her or its shares of our common stock.

To be effective, a notice of intent to exercise dissenters’ rights by a holder of our common stock must be made by, or in the name of, such record shareholder, fully and correctly, as the shareholder’s name appears on the stock certificate(s), or by the beneficial owner of such shares if such beneficial owner does not also hold the shares of record.

If a record shareholder owns shares on behalf of more than one beneficial owner, such record holder may assert dissenters’ rights with respect to certain beneficial owners and not others, so long as the record shareholder dissents with respect to all shares held on behalf of any given beneficial owner. A beneficial owner may also assert dissenters’ rights on his or her own behalf, provided that such dissenting beneficial owner causes the record shareholder to provide the Company with a written consent to the exercise of the dissenters’ rights with respect to such shares, and that the beneficial owner dissents with respect to all shares that he or she owns.

Within ten days after the effective date of the merger, the Company, as the surviving company, must give written dissenters’ notice of the effective date of the merger to each of the Company’s shareholders who has properly delivered to the Company a written notice of intent to demand payment for shares and who did not vote in favor of the merger. Such dissenters’ notice must state an address at which the Company will accept payment demands and an address at which certificates for certificated shares shall be deposited, state to what extent transfer of uncertificated shares will be restricted after the payment demand is received, supply a form for demanding payment, and set a date by which the Company must receive the payment demand and certificates for certificated shares, which date may not be fewer than thirty and not more than seventy days after the date the notice is given.

A shareholder who receives the dissenters’ notice from the Company and wishes to assert dissenters’ rights must send the Company a payment demand in the form provided in the dissenters’ notice or in another writing, and must deposit the certificates for certificated shares in accordance with the dissenters’ notice. In lieu of receipt of a deposit of certificates, we may restrict the transfer of uncertificated shares. A shareholder who does not demand payment and deposit his or her certificate(s) in accordance with the dissenters’ notice will not be entitled to payment for shares under Part 13.

Upon receipt by us of a payment demand, we must pay the amount we estimate to be the fair value of a dissenting shareholder’s shares, plus interest. Such payment must be accompanied by our balance sheet as of the end of our most recent fiscal year, an income statement for that year, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, and the latest interim financial statements, along with our estimate of the fair value of the shares and the amount of interest payable with respect to the shares.

A shareholder who believes the payment made by us is less than the fair value of the shares may notify us in writing of his, her or its own estimate of the fair value of the shares and demand payment of the estimated amount, plus interest, less any amount previously paid by us, within thirty days of such payment by us. If we disagree with the shareholder’s estimate of the fair value, within sixty days of such demand we must commence a proceeding in Salt Lake County, Utah and petition the court to determine the fair value of the shares and the amount of interest. If we fail to commence the proceeding, we must pay the unresolved amount demanded. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive, and the court may appoint appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds the amount previously paid by us. The court will also determine all costs of the proceeding, which will be assessed against us, except that the court may assess costs against dissenters to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts in amounts the court finds equitable.

In view of the complexity of Part 13, any of our shareholders who wish to dissent from the merger and pursue dissenters’ rights should consult their legal advisors. Failure to take any required step in connection with exercising dissenters’ rights may result in the termination or waiver of such rights.

selected financial information

Selected Financial Information

The following table sets forth our selected consolidated financial data. The selected consolidated statements of income data and balance sheets data in the table below have been derived from the audited financial statements filed as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The information set forth below is not necessarily indicative of future results and should be read in conjunction with the financial statements and the related notes and other financial information contained in such Form 10-K. Please see “Where You Can Find More Information” for a description of how to obtain a copy of such Form 10-K.

	For the Year Ended December 31,
	2012	2011
	($ in thousands, except per share data)
Selected Consolidated Statements of Income Data
Sales	$267,851	$292,935
Gross profit	138,725	112,321
Income from continuing operations	21,187	4,631
Net income (loss)	21,187	(1,074)
Net income (loss) attributable to Feihe International	21,162	(167)
Net income from continuing operations per share of common stock
Basic	$1.05	$0.26
Diluted	$1.05	$0.26
Net income per share of common stock
Basic	$1.05	$—
Diluted	$1.05	$—

	As of December 31,
	2012	2011
	($ in thousands)
Selected Balance Sheets Data
Current assets	$234,719	$200,465
Noncurrent assets	241,537	241,339
Current liabilities	198,631	208,438
Noncurrent liabilities	75,867	57,865
Noncontrolling interest	—	18

Ratio of Earnings to Fixed Charges

	For the year ended December 31,
	2012	2011
	(unaudited)	(unaudited)
Ratio of Earnings to Fixed Charges(1)	6.48	4.92

(1)	In calculating the ratio of earnings to fixed charges, the Company used the following definitions:

·	The term “fixed charges” means the sum of the following: (a) interest expense and capitalized; (b) amortized premiums, discounts, and capitalized expenses related to indebtedness; (c) an estimate of the interest within rental expense; and (d) interest on debt and capitalized leases.

·	The term “earnings” is the amount resulting from adding the following items: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest, (d) distributed income of equity investees; and (e) the Company’s share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, and subtracting the following items: (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

Net Book Value Per Share

The net book value per basic share of the Company common stock as of December 31, 2012 and 2011 was $10.20 and $8.90, respectively, based on the weighted average number of outstanding shares of Company common stock during the fiscal years ended December 31, 2012 and 2011.

market price and dividend information

Market Price Information

Our common stock trades on the NYSE under the symbol “ADY.” As of March 31, 2013, there were 19,784,291 shares of our common stock issued and outstanding that were held by approximately 341 shareholders of record. The table below lists the high and low closing prices per share of our common stock for each quarterly period during the past two fiscal years, the first quarter of 2013, and the second quarter of 2013 (through April 18, 2013), as reported on the NYSE.

	Closing Price Range of Common Stock
	High ($)	Low ($)
Year Ended December 31, 2011:
1st Quarter	10.96	7.89
2nd Quarter	11.99	6.71
3rd Quarter	8.52	5.02
4th Quarter	5.37	2.56

Year Ended December 31, 2012:
1st Quarter	3.75	2.34
2nd Quarter	8.74	3.04
3rd Quarter	7.15	5.52
4th Quarter	6.80	6.02

Year Ended December 31, 2013:
1st Quarter	7.25	7.01
2nd Quarter (through April 18, 2013)	7.34	7.23

On March 1, 2013, the last full trading day prior to the public announcement that the Company had entered into the merger agreement with Holdco, Parent and Merger Sub, the reported closing sales price per share of Company common stock on the NYSE was $7.01 per share. The $7.40 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 5.6% to the closing price on March 1, 2013. On _________, 2013, the most recent practicable date before the printing of this proxy statement, the closing price per share was $______. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

Dividend Policy

We have not declared or paid any dividends on our common stock, presently do not expect to declare or pay any such dividends in the foreseeable future, and under the terms of the merger agreement are prohibited from paying dividends. Payment of dividends to our shareholders would require payment of dividends by our PRC subsidiaries to us.  This, in turn, would require a conversion of RMB into US dollars and repatriation of funds to the US.  Under current PRC law, the conversion of RMB into foreign currency for capital account transactions generally requires approval from SAFE and, in some cases, other government agencies.  Government authorities may impose restrictions that could have a negative impact in the future on the conversion process and upon our ability to meet our cash needs, and to pay dividends to our shareholders.  Although our subsidiaries’ classification as wholly foreign-owned enterprises under PRC law permits them to declare dividends and repatriate their funds to us in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so.  Any inability to repatriate funds to us would in turn prevent payments of dividends to our shareholders.

shareholder proposals and nominations

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no other matters to be submitted to our shareholders for consideration at the special meeting. However, if any other matter is presented properly for consideration and action before the meeting or any adjournment or postponement thereof, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

If the merger is completed, we will cease to have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not completed, we expect to hold our 2013 annual meeting of shareholders. Shareholder proposals which are intended to be presented by shareholders at our 2013 annual meeting of shareholders must be received by the Company’s Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Holders of proxies for our 2013 annual meeting of shareholders may exercise discretionary authority on any matter for which we do not receive notice prior to 45 calendar days in advance of the one year anniversary of the date our proxy statement for our 2013 annual meeting was first sent to shareholders.

WHERE YOU CAN FIND MORE INFORMATION

Information We File With the SEC

We are subject to the reporting requirements of the Exchange Act and we file our annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investor Relations” section of our website at http://ady.feihe.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Because the merger is a “going private” transaction, the Company, Holdings, Parent and Merger Sub have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Documents Incorporated by Reference

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;
•	our proxy statement filed on October 9, 2012; and
•	our Current Report on Form 8-K filed on March 4, 2013.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement. In addition, to the extent that any Current Report incorporated by reference in this proxy statement contains references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going private transaction described in this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016, Attention: Corporate Secretary, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED _________, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

Diamond Infant Formula Holding Limited,

Platinum Infant Formula Holding Limited,

Infant Formula Merger Sub Holding Inc.

and

Feihe International, Inc.

Dated as of March 3, 2013

ii

iii

AGREEMENT AND PLAN OF MERGER, dated as of March 3, 2013 (this “Agreement”), among Diamond Infant Formula Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdco”), Platinum Infant Formula Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Infant Formula Merger Sub Holding Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Feihe International, Inc., a Utah corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Utah Revised Business Corporation Act (“URBCA”), Parent, Merger Sub, and the Company will enter into a business combination transaction, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the special committee of independent directors of the Company Board (the “Special Committee”), has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), and (iii) resolved to recommend the approval of this Agreement and the Transactions by the shareholders of the Company at the Shareholders’ Meeting (as hereinafter defined), in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of each of Holdco, Parent and Merger Sub has determined that this Agreement and the Transactions are advisable and in the best interests of Holdco, Parent and Merger Sub, respectively, and their respective shareholders, and has approved the execution, delivery, and performance by Holdco, Parent and Merger Sub, respectively, of this Agreement and the consummation of the Transactions, and Parent, as the sole shareholder of Merger Sub, has adopted this Agreement and the Transactions, in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, as a condition to and inducement of the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Mr. You-Bin Leng (“Founder”) and Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd (the “Sponsor,” and, together with Founder, the “Guarantors”) have entered into a limited guaranty in favor of the Company to guarantee the due and punctual performance and discharge of certain obligations of Holdco, Parent and Merger Sub under this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, (a) the Founder, Mr. Sheng-Hui Liu and Mr. Hua Liu (collectively, the “Rollover Holders”), Holdco, Parent and the Company have executed a contribution agreement (together with the schedules and exhibits attached thereto, the “Contribution Agreement”), pursuant to which each of the Rollover Holders have agreed, among other things and subject to the terms and conditions set forth therein, to not transfer the Rollover Shares set forth on Exhibit A thereto owned by such Rollover Holders (the “Rollover Shares”) to any third party, and to contribute their Rollover Shares to Parent in connection with the Merger in exchange for newly issued shares of Holdco prior to the consummation of the Merger, and (b) the Rollover Holders, Parent, and the Company have entered into a voting agreement (together with the schedules and exhibits attached thereto, the “Voting Agreement”), pursuant to which the Rollover Holders have agreed to vote all of the Rollover Shares owned by them at the Shareholders’ Meeting in favor of this Agreement and the Transactions;

WHEREAS, concurrently with the execution of this Agreement, Heilongjiang Feihe Dairy Co., Limited, a subsidiary of the Company organized and existing under the laws of the People’s Republic of China, and Gannan Flying Crane Dairy Products Co., Ltd., a subsidiary of the Company organized and existing under the laws of the People’s Republic of China, have entered into a series of arrangements with Wing Lung Bank, Shanghai Branch in respect of an onshore term loan facility in an amount of RMB15,000,000 for the purpose of general working capital purposes, including (i) the Facility Agreement between Heilongjiang Feihe Dairy Co., Limited and Wing Lung Bank, Shanghai Branch, (ii) the Onshore Framework Agreement between Heilongjiang Feihe Dairy Co., Limited and Wing Lung Bank, Shanghai Branch, (iii) the Intercreditor Deed by and among Parent, Heilongjiang Feihe Dairy Co., Limited, Wing Lung Bank, Shanghai Branch, Gannan Flying Crane Dairy Products Co., Ltd. and the Lenders (as hereinafter defined), and (iv) the mortgages by each of Heilongjiang Feihe Dairy Co. and Gannan Flying Crane Dairy Products Co., Ltd., respectively, as mortgagor in favor of Wing Lung Bank, Shanghai Branch (the agreements referred to in (i) through (iv) and any other agreements contemplated thereby, the “Onshore Debt Financing Agreements”); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Holdco, Parent, Merger Sub, and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01      The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the URBCA, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company.  As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) under the laws of the State of Utah as a wholly owned subsidiary of Parent.  The Merger shall have the effects set forth in the applicable provisions of the URBCA.  Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

SECTION 1.02       Closing; Closing Date.  Unless this Agreement shall have been terminated pursuant to Section 8.01, and unless otherwise mutually agreed in writing between the Company, Holdco, Parent, and Merger Sub, the closing for the Merger (the “Closing”) shall take place at 10:00 p.m. (Hong Kong time) at the offices of Skadden, Arps, Slate, Meagher & Flom, 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, on a date to be specified by the Company and Parent (the “Closing Date”), which shall be no later than the third (3rd) Business Day immediately following the day on which the last to be satisfied or, if permissible, waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or, if permissible, waived in accordance with this Agreement.

SECTION 1.03       Effective Time.  Subject to the provisions of this Agreement, as early as practicable on the Closing Date, the parties shall file Articles of Merger providing for the Merger, substantially in the form attached hereto as Annex A (the “Articles of Merger”), with the Utah Division of Corporations and Commercial Code (the “Utah Division”) with respect to the Merger and any other documents required under URBCA to effect the Merger.  The Merger shall become effective upon the Business Day on which the Articles of Merger are duly filed with the Utah Division or on such other date and time as Parent and the Company shall agree in writing (the date and time the Merger becomes effective being the “Effective Time”).

SECTION 1.04       Articles of Incorporation; Bylaws. At the Effective Time, the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: “The name of the corporation is Feihe International, Inc.”

SECTION 1.05       Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers (other than the directors) of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case, unless otherwise determined by Parent prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation, or removal in accordance with the memorandum and articles of association of the Surviving Corporation.

SECTION 1.06       Taking of Necessary Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Merger Sub, the Surviving Corporation, the board of directors of the Surviving Corporation and officers of the Surviving Corporation shall take all such lawful and necessary action, consistent with this Agreement, on behalf of the Company, Merger Sub and the Surviving Corporation.

ARTICLE II

EFFECT ON ISSUED SHARES; EXCHANGE OF CERTIFICATES

SECTION 2.01       Effect of Merger on Issued Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Holdco, Parent, Merger Sub, the Company or the holders of any of the following securities of the Company:

(a) each share of common stock, par value US$0.001 per share, of the Company (a “Share” or, collectively, the “Shares”), issued and outstanding immediately prior to the Effective Time, other than the Rollover Shares, the Dissenting Shares, and any Shares owned by Holdco, Parent, Merger Sub, the Company, or any Company Subsidiary immediately prior to the Effective Time (collectively, the “Excluded Shares”), shall be cancelled in consideration for the right to receive the following: US$7.40 in cash per Share without interest (the “Merger Consideration”) payable in the manner provided in Section 2.04; and (ii) all of the Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Time, and each certificate (or evidence of shares in book-entry form) that, immediately prior to the Effective Time, represented any such Shares (each such certificate or evidence, a “Share Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.04(b), without interest;

(b) each Excluded Share, other than the Dissenting Shares, shall, by virtue of the Merger and without any action on the part of its holder, be cancelled and cease to exist, without payment of any consideration or distribution therefor; and

(c) each ordinary share, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable ordinary share, par value US$0.001 per share, of the Surviving Corporation.  Such ordinary shares shall be the only issued and outstanding share capital of the Surviving Corporation.

SECTION 2.02       Company Equity Awards.

(a) Prior to the Effective Time, the Company, the Company Board, or the compensation committee of the Company Board, as applicable, shall adopt appropriate resolutions and take all other actions that may be necessary to terminate the Company’s Stock Incentive Plans as of the Effective Time, and provide that, immediately prior to the Effective Time,

(i) (1) the vesting and exercisability of each then-unexpired and -unexercised Company Option held by any person (other than the Rollover Holders) immediately prior to the Effective Time shall be fully accelerated, and (2) each then-unexpired and -unexercised Company Option shall be cancelled, and, in exchange therefor, each former holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefor, a payment in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.04(j)) of an amount equal to the product of (A) the total number of Shares previously subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Company Option, to be paid by the Surviving Corporation or one of its subsidiaries, as soon as practicable after the Effective Time (without interest) (such amounts payable hereunder being referred to as the “Option Payments”); provided, that if the Exercise Price of any such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled without any payment therefor; and

(ii) (1) the vesting of all then-unvested Company Restricted Shares held by any person immediately prior to the Effective Time shall be fully accelerated, and (2) each then-outstanding Company Restricted Share shall be automatically converted into the right to receive the Merger Consideration on the terms and conditions set forth in Section 2.01(a), subject to any withholding of Taxes required by applicable Law to be withheld in accordance with Section 2.04(j).

(b) From and after the Effective Time, neither Parent nor the Surviving Corporation shall be required to issue Shares, other share capital of the Company or the Surviving Corporation or any other consideration (other than as required by this Section 2.02) to any person pursuant to or in settlement of any Company Equity Award and each former holder of a Company Equity Award shall cease to have any rights with respect thereto, except the right to receive the cash payment as provided in this Section 2.02 or Section 2.01(a), as the case may be.

SECTION 2.03       Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the URBCA, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have validly exercised and not effectively withdrawn or lost their rights of dissent in accordance with Section 1302 of URBCA (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.01(a) of this Agreement, but shall, by virtue of the Merger, represent only the right to receive the payment of the appraised value of such Shares held by them in accordance with the provisions of the URBCA; provided, that all Shares held by such shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Section 1302 of the URBCA shall thereupon (i) not be deemed to be Dissenting Shares, and (ii) be and be deemed to have been cancelled, as of the Effective Time, in consideration for the right to receive the Merger Consideration, without any interest thereon, in the manner provided in Section 2.04.

(b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company and any other instruments served pursuant to the URBCA, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law and received by the Company relating to its shareholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the URBCA.  The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands.

SECTION 2.04       Exchange of Share Certificates, Etc.

(a) Paying Agent.  Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Section 2.04, and, in connection therewith, shall enter into an agreement with the Paying Agent in the form reasonably acceptable to the Company.  At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares (other than the Excluded Shares), Company Options and Company RSUs, cash in an amount sufficient for the Paying Agent to make payments under Section 2.01(a) and, subject to 2.04(c), Section 2.02(a) (such cash being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedures.  As promptly as practicable after the Effective Time (and, in any event, not later than the fifth Business Day following the Effective Time, in the case of record holders, and not later than the third Business Day following the Effective Time, in the case of the Depository Trust Company or its nominee on behalf of beneficial holders holding through brokers, nominees, custodians or through a third party), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates held by such person shall pass, only upon proper delivery of Certificates to the Paying Agent or affidavits of loss in lieu of the Share Certificates as provided in Section 2.04(d), and the manner in which the delivery of the Exchange Fund to registered holders of Shares shall be effected, and such other provisions as Parent and the Company may reasonably agree); and (ii) instructions for use in effecting the surrender of any Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 2.04(d)) and/or such other documents as may be required in exchange for the Merger Consideration.  Upon surrender of a Share Certificate (or affidavits of loss in lieu of the Share Certificates as provided in Section 2.04(d)) and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each holder of Shares represented by such Share Certificate (or affidavits of loss in lieu of the Share Certificates as provided in Section 2.04(d)) shall be entitled to receive in exchange therefor a check or wire transfer, in the amount equal to (x) the number of Shares represented by such Share Certificate (or affidavits of loss in lieu of the Share Certificates as provided in Section 2.04(d)) multiplied by (y) the Merger Consideration, and the Share Certificate so surrendered shall forthwith be marked as cancelled.  As promptly as practicable after the Effective Time (and, in any event, not later than the third Business Day following the Effective Time), the Paying Agent shall issue and deliver to each holder of uncertificated Shares represented by book-entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.01(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Share Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled.  No interest shall be paid or will accrue on any amount payable in respect of the  Shares pursuant to the provisions of this Article II.  In the event of a transfer of ownership of Shares that is not registered in the transfer record of the Company, it shall be a condition of payment that such Share Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Share Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.  Until surrendered as contemplated by this Section 2.04(b), each Share Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II, without interest.

(c) Payment of Option Payments to Company.  As promptly as practicable after the Effective Time (and, in any event, not later than the third Business Day following the Effective Time), the Paying Agent shall transmit to the Surviving Corporation and/or one of its Subsidiaries an amount in cash in immediately available funds equal to the Option Payments required to be paid to former holders of Company Options pursuant to Section 2.02(a); provided, that, notwithstanding Section 2.04(a), Parent may, in lieu of depositing the amount of the Option Payments required to be paid under Section 2.02(a) to the Paying Agent pursuant to Section 2.04(a), transmit such amounts by wire transfer of immediately available funds to the Surviving Corporation and/or one of its Subsidiaries at the Effective Time, whereupon all other obligations under this Section 2.04(c) shall terminate.

(d) Lost Certificates.  If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the board of directors of the Surviving Corporation, the posting by such person of a bond, in such form and amount as the board of directors of the Surviving Corporation may direct, and with such surety or sureties as may be satisfactory to the board of directors of the Surviving Corporation, as indemnity of the Surviving Corporation and its transfer agents and registrars (if any) against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay in respect of such lost, stolen or destroyed Share Certificate an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 2.01(a).

(e) Untraceable Shareholders.  Remittances for the Merger Consideration shall not be sent to holders of Shares who are untraceable unless and until, except as provided below, they notify the Paying Agent of their current contact details prior to the Effective Time.  A holder of Shares will be deemed to be untraceable if such person has no registered address in the record of shareholders  maintained by the Company under Section 16-10a-1601(3) of the URBCA, and either (i) on the last three (3) successive occasions on which a distribution of a dividend or interest with respect to such Shares has been mailed by the Company in the form of a check payable to such person at the address shown on the Company’s current record of shareholders, and has been returned as undeliverable (and, in any such case, no valid claim in respect thereof has been communicated in writing to the Company), or (ii) notice of the Shareholders’ Meeting convened to vote on the Merger has been sent to such person by first-class mail at the address as shown on the records of the Company, and has been returned as undeliverable and at least one notice of the prior annual or other meeting of the shareholders, or the taking of action by written consent without a meeting, has been mailed, addressed to the shareholder at the shareholder’s address as shown on the records of the Company, and returned as undeliverable.

(f) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Shares occurring on or after the date hereof and prior to the Effective Time.

(g) Investment of Exchange Fund.  The Exchange Fund, pending its disbursement in accordance with this Article II, shall be invested by the Paying Agent as directed by Parent or, after the Effective Time, the Surviving Corporation in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Earnings from investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and any amounts in excess of the aggregate amounts payable under Sections 2.01(a) and 2.02(a) shall be returned to the Surviving Corporation in accordance with Section 2.04(h). To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Sections 2.01(a) and 2.02(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Sections 2.01(a) and 2.02(a).

(h) Termination of Exchange Fund.  Any portion of the Exchange Fund (including any income or proceeds thereof or of any investment thereof) that remains undistributed to the holders of Shares at six (6) months after the Effective Time shall be delivered to the Surviving Corporation, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the cash to which they are entitled pursuant to Sections 2.01(a) and 2.02(a).  Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

(i) No Liability.  None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(j) Withholding Rights.  Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or foreign Tax law.  To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company Equity Awards in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, the Paying Agent or the Depositary, as the case may be.  Each former holder of Shares or Company Equity Awards shall be personally responsible for the proper reporting and payment of all Taxes (other than the reporting and withholding obligations described above in this Section 2.04(j)) related to any Merger Consideration payable under this Agreement.

SECTION 2.05       No Transfers.  At the Effective Time, (a) the stock ledger books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock ledger books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time, and (b) the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law.  On or after the Effective Time, any Share Certificates presented to the Paying Agent, Parent, or Surviving Corporation for transfer or any other reason shall be canceled and (except for the Excluded Shares) exchanged for the cash consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the Company Disclosure Letter (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection), or (b) the Company SEC Reports prior to the date of this Agreement (without giving effect to any amendment to any such SEC Report filed on or after the date hereof and excluding disclosures in the Company SEC Reports contained in the “Risk Factors” and “Forward Looking Statements” sections to the extent they are general, nonspecific, forward-looking or cautionary in nature, in each case, other than specific factual information contained therein), the Company hereby represents and warrants to Holdco, Parent and Merger Sub that:

SECTION 3.01       Organization and Qualification.

(a) Each of the Company and each Company Subsidiary (i) is a legal entity duly organized and validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction of its organization, (ii) has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business, and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing), in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (i) (but solely with respect to the Company Subsidiaries), (ii) and (iii), for any such failures to be duly organized or validly existing, to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) A true and complete list of all Company Subsidiaries and all other entities in which the Company and/or any Company Subsidiary owns any non-controlling equity interest (other than any indirect equity interest held through a cash management vehicle such as a mutual fund), together with the jurisdiction of organization of each such Company Subsidiary and entity and the percentage of the outstanding issued share capital or registered capital, as the case may be, of each such Company Subsidiary and entity owned by the Company and/or each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Letter.  Except as disclosed in Section 3.01(b) of the Company Disclosure Letter, there are no other entities in which the Company or any Company Subsidiary controls or owns, of record or beneficially, any direct or indirect Equity Securities except for any such corporation, association or other entity that is not material to the business of the Company and the Company Subsidiaries, taken as a whole.

SECTION 3.02       Articles of Incorporation; Bylaws. The Company has heretofore furnished or otherwise made available to Parent a complete and correct copy of the articles of incorporation of the Company, as amended to date (the “Articles of Incorporation”), and the bylaws of the Company (the “Bylaws”) as currently in effect.  The Articles of Incorporation and the Bylaws are in full force and effect as of the date hereof.  The Company has furnished or otherwise made available to Parent a complete and correct copy of the articles of incorporation, bylaws or equivalent organizational documents, each as amended or modified to date, of each Company Subsidiary as in effect as of the date of this Agreement, and such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect as of the date hereof.  Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its articles of incorporation, bylaws or equivalent organizational documents in any material respect.

SECTION 3.03       Capitalization.

(a) The authorized share capital of the Company consists of 50,000,000 Shares of a par value of US$0.001 per share.  As of March 3, 2013, (i) 19,784,291 Shares were issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (ii) an aggregate of 1,054,000 Shares were subject to outstanding Company Options, (iii) no Company Restricted Shares were outstanding, and (iv) no Shares were held in the treasury of the Company.  Except as set forth in this Section 3.03, there are no options, warrants, or preemptive, conversion, redemption, share appreciation, repurchase or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock, share capital or registered capital, as the case may be, of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any Equity Securities in the Company or any Company Subsidiary.  The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(b) Section 3.03(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Equity Award outstanding as of the date hereof: (i) the name of the Company Equity Award recipient; (ii) the particular Stock Incentive Plan, pursuant to which such Company Equity Award was granted; (iii) the number of Shares subject to such Company Equity Award; (iv) in the case of Company Options, the exercise price of such Company Equity Award; (v) the date on which such Company Equity Award was granted; (vi) the vesting schedule and other vesting conditions (if any) of such Company Equity Award; and (vii) the date on which such Company Equity Award expires.  Each grant of Company Equity Awards was duly made in compliance with the terms of the applicable Stock Incentive Plan and all applicable Laws in all material respects.  Except as set forth in Section 3.03(b) of the Company Disclosure Letter and except as otherwise expressly provided pursuant to the terms of this Agreement, there are no commitments or agreements of any character to which the Company or any Company Subsidiary is bound obligating the Company or any Company Subsidiary to accelerate the vesting of any Company Equity Award as a result of the Merger.

(c) Prior to the date hereof, the Company has made available to Parent accurate and complete copies of (i) the Stock Incentive Plans, pursuant to which the Company has granted the Company Equity Awards that are currently outstanding, and (ii) the form of award agreement used to evidence such Company Equity Awards, including any award agreements used to evidence such Company Equity Awards with terms that are materially different from those set forth in the form of award agreement.

(d) Except as otherwise expressly provided pursuant to the terms of this Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or any share capital or registered capital, as the case may be, of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

(e) The outstanding capital stock, share capital or registered capital, as the case may be, of each Company Subsidiary and each other entity in which the Company and/or any Company Subsidiary owns any non-controlling equity interest (other than any indirect equity interest held through a cash management vehicle, such as a mutual fund) (as set forth in Section 3.01(b) of the Company Disclosure Letter) is duly authorized, validly issued, fully paid and non-assessable, and, except as set forth in Section 3.03(e) of the Company Disclosure Letter, the portion of the outstanding capital stock, share capital or registered capital, as the case may be, of each Company Subsidiary and each other such entity owned directly or indirectly by the Company (as set forth in Section 3.01(b) of the Company Disclosure Letter) is owned by the Company or a Company Subsidiary free and clear of all Liens (other than Permitted Liens).  Except as set forth in Section 3.03(e) of the Company Disclosure Letter, the Company or any Company Subsidiary has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all equity securities of its subsidiaries and other entities as owned by the Company or any Company Subsidiary.

SECTION 3.04       Authority Relative to this Agreement; Fairness.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, in each case, other than the Requisite Company Vote and the filing of the Articles of Merger with the Utah Division as required under the URBCA.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Holdco, Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The Special Committee comprises three (3) members of the Company Board, each of whom qualifies as “independent directors” (as such term is defined in Section 303A of the New York Stock Exchange Listed Company Manual).  On or prior to the date of this Agreement, the Company Board, acting upon the unanimous recommendation of the Special Committee, has determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the Company and its shareholders (other than Parent and its Affiliates), and validly adopted resolutions (i) approving and adopting this Agreement and approving the Transactions, (ii) directing that this Agreement and the Transactions be submitted to the holders of Shares for approval, and (iii) subject to the terms of this Agreement (including Section 6.04), resolving to recommend that holders of Shares vote in favor of approving this Agreement and the Transactions in accordance with the terms hereof (the “Company Recommendation”).

(c) The Special Committee has received from Oppenheimer & Co. Inc. (the “Financial Advisor”) its written opinion, subject to the limitations, qualifications, and assumptions set forth therein, that, as of the date hereof, the Merger Consideration to be received by the holders of Shares (other than Excluded Shares) is fair from a financial point of view to such holders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.  The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement.

SECTION 3.05       No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, (i) assuming the Requisite Company Vote is obtained, conflict with or violate the Articles of Incorporation or the Bylaws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming (solely with respect to performance of this Agreement and consummation of the Transactions) that the matters referred to in Section 3.05(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any material breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, except, with respect to clauses (ii) and (iii), for any such conflict, violation, breach, default, right or other occurrence that would not have a Company Material Adverse Effect or prevent, materially delay or materially impede the  performance by the Company of its obligations under this Agreement or the consummation of the Transactions.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the requirements of U.S. federal or state securities Laws, including the filing of a Schedule 13E-3, the furnishing of a Schedule 14A with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and/or the Proxy Statement (including related correspondences) to respond to comments of the Securities and Exchange Commission (the “SEC”), if any, on such documents, (ii) for compliance with the rules and regulations of the New York Stock Exchange (“NYSE”), (iii) for the filing of the Articles of Merger and related documentation with the Utah Division pursuant to the URBCA, and (iv) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 3.06       Permits; Compliance with Laws.

(a) The Company and the Company Subsidiaries are, and since the Applicable Date have been, in compliance with all Laws applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound, except for such non-compliance that would not have a Company Material Adverse Effect.  Neither the Company nor any Company Subsidiary has received any notice or communication of any material non-compliance with any applicable Laws that has not been cured.  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries hold all permits, licenses, authorizations, exemptions, certificates, orders, consents, approvals, grants, registrations, clearances and franchises from applicable Governmental Authorities necessary for each of the Company or the Company Subsidiaries to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted (the “Material Company Permits”).  All such Material Company Permits are valid and in full force and effect, except where the failure to be valid or in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and each Company Subsidiary is in compliance with the terms of the Material Company Permits, except for such non-compliance that would not, individually or in the aggregate, have a Company Material Adverse Effect.  Without limiting the generality of the foregoing, all permits and licenses by, or filings and registrations with, Governmental Authorities in the People’s Republic of China (“PRC”) that are material to the Company and the Company Subsidiaries taken as a whole and required to be obtained or made in respect of the Company Subsidiaries incorporated in the PRC with respect to their registered capital and operations as they are now being conducted, including but not limited to registrations with the State Administration for Industry and Commerce, the State Administration of Foreign Exchange (“SAFE”), and the State Administration of Taxation, and their respective local counterparts, have been duly completed in all material respects in accordance with applicable PRC Laws.

(b) Each of the Company Subsidiaries that is organized in the PRC has complied in all material respects with all applicable PRC Laws regarding the contribution and payment of its registered capital.

(c) The Company and the Company Subsidiaries, the directors and officers of the Company and each Company Subsidiary, and, to the knowledge of the Company, the employees of the Company and each Company Subsidiary and agents acting on behalf of the Company and the Company Subsidiaries, have not offered, paid, promised to pay or authorized the payment of any money or anything else of value, whether directly or through another person, to:

(i) any Governmental Official in order to (A) influence any act or decision of any Governmental Official, (B) induce such Governmental Official to use his or its influence with a Governmental Authority or Government Instrumentality, or (C) otherwise secure any improper advantage;

(ii) any political party or official thereof or any candidate for political office in order to unlawfully (A) influence any act or decision of such party, official or candidate in its or his official capacity, (B) induce such party, official or candidate to use his or its influence with a Governmental Authority or Government Instrumentality, or (C) otherwise secure any improper advantage; or

(iii) any other person in any manner that would constitute commercial bribery or an illegal kickback, or would otherwise violate any Applicable Anti-bribery Law.

(d) The Company and the Company Subsidiaries have not conducted or initiated an internal investigation, made a voluntary or other disclosure to a Governmental Authority, or received any notice, citation, report or allegation, including any oral complaint, allegation, assertion or claim, on a hotline or whistleblower or similar telephone line or service, related to alleged violations of Applicable Anti-bribery Law.  No Governmental Official, no political party official, and no candidate for office of a Governmental Official serves as an officer or director of the Company or any Company Subsidiary.

(e) None of the Company, any Company Subsidiary or any directors or executive officers of the foregoing, or, to the knowledge of the Company, any employee, representative, agent or Affiliate of the Company or any Company Subsidiary (i) is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC Sanctions”); (ii) has, for the past three years, engaged in any dealings or transactions in or with any country or territory that, at the time of the dealing or transaction, was the subject of any OFAC Sanctions; nor (iii) has violated, or operated not in compliance with, any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

SECTION 3.07       SEC Filings; Financial Statements.

(a) The Company has filed or otherwise furnished (as applicable) all forms, reports and documents required by U.S. federal securities Laws and the rules of the NYSE to be filed by it with the SEC since January 1, 2010 (the “Applicable Date”) (the forms, reports and other documents filed since the Applicable Date and those filed subsequent to the date hereof, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Reports”).  As of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such Company SEC Reports was amended or supplemented, then as of the date of filing of such amendment or supplement), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (and to the extent such Company SEC Report was amended, then as of the date of effectiveness of such amendment), the Company SEC Reports (i) complied as to form in all material respects with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed or effective, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No Company Subsidiary is required to file any form, report or other document with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presents, in all material respects, the consolidated financial position, results of operations, changes in equity and cash flows of the Company and its consolidated Company Subsidiaries as of the respective dates thereof or for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which have not and would not have a Company Material Adverse Effect and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements).

(c) Neither the Company nor any Company Subsidiary has any liabilities of any nature (whether accrued, absolute, determined, determinable, fixed or contingent) which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP, except for liabilities (i) reflected or reserved against in the consolidated balance sheet included in its annual report filed on Form 10-K for the period ended December 31, 2011 (including the notes thereto), included in the Company SEC Reports, (ii) incurred pursuant to this Agreement or in connection with the Transactions, (iii) incurred since December 31, 2011 in the ordinary course of business, (iv) which have been discharged or paid in full prior to the date of this Agreement, or (v) which do not and would not have a Company Material Adverse Effect.

(d) Subject to any applicable grace periods, the Company has been and is in compliance in all material respects with (A) the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are applicable to it, and (B) the applicable listing and corporate governance rules and regulations of the NYSE.

(e) The Company has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements of the Company and its Subsidiaries for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

(f) The Company and each of the Company Subsidiaries have established and maintained disclosure controls and procedures (as defined in and required by Rules 13a-15 and 15d-15 of the Exchange Act) reasonably designed to ensure that information required to be disclosed by the Company in the reports it files under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and related forms, and that such information is accumulated and communicated to the Company’s chief executive officer and chief financial officer (or persons performing similar functions), as appropriate, to allow timely decisions regarding required disclosure.  Except as set forth in Section 3.07(f) of the Company Disclosure Letter, neither the Company nor, to the Company’s knowledge, its independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board’s Statement of Auditing Standards 115) in the design or operation of the internal controls and procedures of the Company which are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data, in each case which has not been subsequently remediated.  To the Company’s knowledge, there is no fraud that involves the management of the Company or other employees who have a significant role in the internal controls over financial reporting utilized by the Company.

SECTION 3.08       Absence of Certain Changes or Events.

Since March 30, 2012 through the date of this Agreement and except as set forth in Section 3.08 of the Company Disclosure Letter or as expressly contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice, and there has not been (a) any event, occurrence or development that has had or that would reasonably be expected to result in a Company Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company’s or any Company Subsidiary’s Equity Securities, except for any dividend or distribution by a Company Subsidiary to the Company or another Company Subsidiary; (c) any redemption, repurchase or other acquisition of any Equity Securities of the Company or any Company Subsidiary by the Company or any Company Subsidiary (other than repurchase of Shares to satisfy obligations under any Stock Incentive Plans or other similar plans or arrangements, including the withholding of Shares in connection with the exercise or settlement of Company Equity Awards in accordance with the terms and conditions of such awards); (d) any material change by the Company in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto; (e) any material Tax election made by the Company or any of its subsidiaries, or any settlement or compromise of any material Tax liability by the Company or any of its subsidiaries, other than in the ordinary course of business; or (f) any material increase in the compensation or benefits payable or to become payable to its officers or employees (it being understood that any increase of 10% or less in the aggregate compensation or benefits payable to an officer or employee effected in the ordinary course of business shall not be deemed a “material increase” for purposes of this Section 3.08(f)).

SECTION 3.09       Absence of Litigation.

(a) Except as set forth in Section 3.09(a) of the Company Disclosure Letter, as of the date hereof, there is no litigation, suit, claim, action, demand letter, or any judicial, criminal, administrative or regulatory proceeding, hearing, investigation, or formal or informal regulatory document production request proceeding (an “Action”) pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, or to which any of their material properties or assets is subject, before any Governmental Authority which (i) has, or if decided adversely against the Company would have, individually or in the aggregate, a Company Material Adverse Effect or (ii) seeks to enjoin, restrain, or prevent the Merger.

(b) As of the date hereof, neither the Company nor any Company Subsidiary nor any of their material property or assets is subject to any order, writ, judgment, injunction, decree or award (in each case, other than those of general application that apply to similarly situated companies) which is continuing, except as would not have a Company Material Adverse Effect.

SECTION 3.10       Labor and Employment Matters.

(a) Except as set forth in Section 3.10(a) of the Company Disclosure Letter, there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees or contractors (collectively, “Company Personnel”). Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary. To the knowledge of the Company and except as would not individually or in the aggregate have a Company Material Adverse Effect, there are no unfair labor practice complaints pending, or threatened, against the Company or any Company Subsidiary before any Governmental Authority. There is no organized strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any Company Personnel.

(b) Except as set forth in Section 3.10(b) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable Laws relating to employment and employment practices, including those related to wages, work hours, shifts, overtime, Social Security Benefits, holidays and leave, collective bargaining terms and conditions of employment and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have in all respects withheld and paid in full to the appropriate Governmental Authority, or are holding for payment not yet due to such Governmental Authority, all amounts required to be withheld from or paid with respect to Company Personnel (including the withholding and payment of all individual income taxes and contributions to Social Security Benefits payable), and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.  Except as would not have a Company Material Adverse Effect, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted and is now pending or threatened with respect to the Company.

(c) Section 3.10(c) of the Company Disclosure Letter contains a true and complete list of each material deferred compensation, bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each material severance or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended(“ERISA”)) or other material “pension” plan, fund or program (within the meaning of section 3(2) of ERISA), in  each case, that is sponsored, maintained or contributed to by the Company or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Seller would be deemed a “single employer” within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, for the benefit of any Company Personnel or any former Company Personnel (the “Company Plans”).

(d) The Company has made available to Parent true and complete copies of each Company Plan.

(e) No material liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full.

(f) No Company Plan is currently or has at any time during the past six years been subject to Title IV of ERISA.  Without limiting the generality of the foregoing, no Company Plan is currently, or has at any time during the past six years been, a “multiemployer plan,” as defined in Section 3(37) of ERISA, nor is any Company Plan currently, or has at any time during the past six years been, a plan described in Section 4063(a) of ERISA.

(g) Each Company Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended, either: (1) has received a favorable determination letter stating that it is so qualified (or that the master or prototype form on which the plan is established is so qualified) and, to the knowledge of the Company, no condition exists that would reasonably be expected to adversely affect such qualification; or (2) still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination.

(h) No Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable Law.

(i) No amounts payable under the Company Plans will fail to be deductible for United States federal income tax purposes by virtue of Section 280G of the Code.

(j) Each Company Plan is and has at all times been operated and administered in compliance with the provisions thereof and all applicable Law in all material respects.  Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued and made on a timely basis in all material respects.  There are no claims (excluding claims for benefits incurred in the ordinary course) or legal proceedings pending or, to the knowledge of the Company, threatened against any Company Plan or against the assets of any Company Plan.

(k) Except as set forth on Section 3.10(k) of the Company Disclosure Letter and except as contemplated by this Agreement, no Company Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the Transactions (whether alone or in connection with any subsequent event(s) which, standing alone, would not by itself trigger such entitlement or acceleration), will entitle any Company Personnel to (i) material compensation or benefits (including any severance payment or benefit) or any material increase in compensation or benefits upon any termination of employment under or with respect to any Company Plan on or after the date of this Agreement, or (ii) accelerate the time of payment or vesting or result in any material payment or funding of compensation or benefits under, materially increase the amount payable or result in any other material obligation pursuant to any of the Company Plans.

(l) With respect to each Company Plan which is maintained under the laws of a jurisdiction other than the United States (each, a “Foreign Benefit Plan”):

(i) all employer and employee contributions to each Foreign Benefit Plan required by applicable Law or by the terms of such Foreign Benefit Plan have been made in all material respects, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Benefit Plan as to which the Company or a Company Subsidiary would be liable for any funding shortfall is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan in all material respects; and

(iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities in all material respects.

SECTION 3.11       Real Property; Title to Assets.

(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company or a Company Subsidiary holds good and valid title to, or (where title ownership is not available to private parties in the jurisdiction in which such real property is located) valid land-use rights and/or building ownership rights, as applicable, in, or good and valid leasehold interests (whether as lessee or sublessee) in, all real property used or held for use in the Company’s business as currently conducted, in each case free and clear of all Liens, except for Permitted Liens, (ii) in the case of real property owned by the Company or any Company Subsidiary, the Company or a Company Subsidiary has paid in full any and all amounts (including, if applicable, land-grant premiums) required under applicable Law in connection with securing such title to or land-use rights in such real property, and (iii) there are no material contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Company Subsidiary and that are material to the business of the Company and the Company Subsidiaries, taken as a whole, for the purposes for which such real property is currently being used.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, good and valid leasehold interests (whether as lessee or sublessee) in, all of tangible personal property necessary to conduct the Company’s business as currently conducted, free and clear of all Liens (except for Permitted Liens), assuming the timely discharge of all obligations owing under or related to the tangible personal property; provided, that that no representation or warranty is made under this Section 3.11(b) with respect to any real property or Intellectual Property.

SECTION 3.12     Intellectual Property.

(a) Section 3.12 of the Company Disclosure Letter sets forth a list, accurate and complete in all material respects, of all patents, registered copyrights and registered trademarks and service marks, and all pending applications with respect to any of the foregoing, that are owned by the Company or any of the Company Subsidiaries and used by the Company or any of the Company Subsidiaries in the conduct of their respective businesses as conducted as of the date hereof.  All of such items are owned solely by the Company or any of the Company Subsidiaries, free and clear of all Liens (except in all cases for Permitted Liens and those Liens disclosed on Section 3.12 of the Company Disclosure Letter), are subsisting and unexpired, and, to the knowledge of the Company, issued patents or registrations in respect thereof are valid and enforceable, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company or one of the Company Subsidiaries owns or has been granted a license to use all Intellectual Property that the Company or any of the Company Subsidiaries are using in, and which ownership and licenses are necessary to, the conduct of their respective businesses as currently conducted; (ii) there are no pending or, to the knowledge of the Company, threatened claims, actions or proceedings by any person alleging infringement, dilution or misappropriation by the Company or any of the Company Subsidiaries of the Intellectual Property of such person or challenging the validity, enforceability or ownership of, or the right to use, any Intellectual Property owned by the Company or any of the Company Subsidiaries; (iii) the conduct of the businesses of the Company and the Company Subsidiaries as currently conducted does not infringe, dilute or misappropriate any Intellectual Property of any person; (iv) to the knowledge of the Company, no person is infringing or misappropriating any Intellectual Property owned by the Company or any of the Company Subsidiaries; (v) the Company and the Company Subsidiaries have taken reasonable steps to protect the confidentiality of their trade secrets; and (vi) no Intellectual Property owned by the Company or any of its subsidiaries is subject to any outstanding order, judgment or decree restricting or limiting the use or licensing thereof by the Company or any of the Company Subsidiaries.

SECTION 3.13       Taxes

(a) The Company and each Company Subsidiary has timely filed all income and other material Tax Returns required to be filed by them and have paid and discharged or properly accrued for in accordance with GAAP all material Taxes required to be paid or discharged or properly accrued for (whether or not shown to be due on any Tax Return), other than such payments as are being contested in good faith by appropriate proceedings.  All such Tax Returns are true, accurate and complete in all material respects.  No Governmental Authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Company Subsidiary any material deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.  There are no pending or, to the knowledge of the Company, threatened Actions for the assessment or collection of Taxes against the Company or any Company Subsidiary.  The Company and the Company Subsidiaries have each withheld, collected and deposited or accrued for in accordance with GAAP all Taxes that are required to be withheld, collected and deposited or accrued for in accordance with GAAP under applicable Law.  Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  The accruals and reserves for Taxes reflected on the face of the balance sheets (rather than any notes thereto) contained in the most recent audited financial statements included in the Company SEC Reports are reasonably adequate to cover substantially all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP.  There are no Tax Liens upon any Equity Security, property or assets of the Company or any Company Subsidiary except for Liens described in clause (ii) of the definition of Permitted Liens.  No Company Subsidiary is considered a “resident enterprise” of the PRC or tax resident in any jurisdiction other than its jurisdiction of formation.

(b) The Company and each Company Subsidiary have, in accordance with applicable Law, duly registered with the relevant Governmental Authority, obtained and maintained the validity of all national and local Tax registration certificates and complied with all material requirements imposed by such Governmental Authorities.  No submissions made on behalf of the Company or any Company Subsidiary to any Governmental Authority in connection with obtaining any material Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates contained any material misstatement or omission that would have prohibited the granting of such Tax exemptions, preferential treatments or rebates.  No suspension, revocation or cancellation of any such Tax exemptions, preferential treatments or rebates is pending or, to the knowledge of the Company, threatened.

SECTION 3.14       Material Contracts.

(a) Except for this Agreement (and the Contracts contemplated hereunder), Contracts filed or incorporated by reference in the Company SEC Reports filed prior to the date hereof or Contracts set forth in Section 3.14(a) of the Company Disclosure Letter, none of the Company or any Company Subsidiary is a party to or bound by (each Contract of the type described in clause (i)-(ix), whether or not set filed or incorporated by reference in the Company SEC Reports filed prior to the date hereof or set forth in Section 3.14(a) of the Company Disclosure Letter, is referred to herein as a “Material Contract.”):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) to be performed after the date of this Agreement;

(ii) any agreement that involves future expenditures or receipts by the Company or any Company Subsidiary of more than US$1,000,000 (or an equivalent amount in RMB) in any one-year period that cannot be terminated on less than ninety (90) days’ notice without material payment or penalty;

(iii) Contracts relating to indebtedness for borrowed money or any financial guaranty in excess of US$1,000,000 individually (or an equivalent amount in RMB), other than any indebtedness solely between or among any of the Company and any Company Subsidiary;

(iv) Contracts in respect of any joint venture, strategic cooperation or partnership arrangement, or other agreement involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary;

(v) Contracts that involve the acquisition from a person or disposition to a person, directly or indirectly (by merger, license or otherwise), of any Equity Securities which contain put, call or similar right, pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any Equity Securities of any person that have a fair market value or purchase price of more than US$125,000 (or an equivalent amount in RMB), other than Company Equity Awards;

(vi) Contracts that limit in any material respect the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(vii) Contracts involving any executive directors or officers of the Company or any Company Subsidiary (or any immediate family members of the foregoing) or shareholders of the Company holding more than 5% of the outstanding Shares (other than Contracts relating to service as employees, officers or directors of the Company or any Company Subsidiary);

(viii) Contracts which provide for any earn-out or similar contingent payment to or from the Company or any Company Subsidiary of the Company, by or to any person, that are still in effect and, individually, could reasonably be expected to result in payments by the Company or any Company Subsidiary in excess of US$250,000 (or an equivalent amount in RMB); and

(ix) each lease or sublease under which the Company or any of its Subsidiaries leases or subleases any real property that is material to the Company and the Company Subsidiaries taken as a whole.

(b) Except as has not had and would not have a Company Material Adverse Effect, individually or in the aggregate, (i) each Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Company Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (ii) to the knowledge of the Company, each Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (iii) neither the Company nor any Company Subsidiary and, to the Company’s knowledge, no counterparty, is or is alleged to be in breach or violation of, or default under, any Material Contract, and (iv) to the knowledge of the Company, no person intends to terminate any Material Contract, or is seeking the renegotiation thereof or substitute performance thereunder.  True and complete copies of all Material Contracts, including any amendments thereto, have either been filed or incorporated by reference in the Company SEC Reports or otherwise made available to Parent by the Company.

SECTION 3.15       Customers and Suppliers.  Section 3.15 of the Company Disclosure Letter lists the (a) five (5) largest customers of the Company and the Company Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries over the fiscal year ended December 31, 2011) (each, a “Major Customer”), and (b) five (5) largest suppliers of the Company and the Company Subsidiaries (determined on the basis of aggregate purchases made by the Company and the Company Subsidiaries over the fiscal year ended December 31, 2011) (each, a “Major Supplier”).  Neither the Company nor any Company Subsidiary has received, as of the date hereof, any notice or communication in writing from any Major Customer or Major Supplier that it intends to terminate, or not renew, its relationship with the Company or such Company Subsidiary.

SECTION 3.16       Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, (i) the Company and the Company Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company deems adequate for the businesses in which the Company and the Company Subsidiaries are engaged and as is sufficient to comply with applicable Law; (ii) the Company has no reason to believe that it or any of the Company Subsidiaries will not be able to (A) renew its existing insurance policies as and when such policies expire or (B) obtain comparable coverage from comparable insurers as may be necessary to continue its business without a significant increase in cost; (iii) neither the Company nor any of the Company Subsidiaries has received any written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective insurance policies; and (C) neither the Company nor any of the Company Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

SECTION 3.17       Transactions with Affiliates and Employees. None of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries which would be required to be reported under Item 404 of Regulation S-K with the Company or any Subsidiary (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, to the Knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner other than for (a) payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company, and (c) other employee benefits, including stock option agreements under any stock option plan of the Company.

SECTION 3.18       Anti-Takeover Provisions. The Company is not party to a shareholder rights agreement, “poison pill,” or similar anti-takeover agreement or plan.  The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “business combination,” “fair price,” “control share” or other similar Laws enacted under any Laws applicable to the Company (each, a “Takeover Statute”) does not, and will not, apply to this Agreement or the Transactions other than the URBCA.

SECTION 3.19       Environmental Matters.Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries are now and have been in compliance with all applicable Environmental Laws, and possess and are now and have been since January 1, 2011, in compliance with all applicable Environmental Permits necessary to operate the business as presently operated, (ii) to the knowledge of the Company, there have been no releases of Hazardous Materials at or on any property owned or operated by the Company or any Company Subsidiary, (iii) neither the Company nor any Company Subsidiary has received from a Governmental Authority a request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar state or foreign statute, or any written notification alleging that it is liable for any release or threatened release of Hazardous Materials at any location, except with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise, and (iv) neither the Company nor any Company Subsidiary has received any written claim or complaint, or is presently subject to any Action, relating to non-compliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and, to the knowledge of the Company, no such matter has been threatened in writing.

SECTION 3.20       Company Information. None of the information supplied or to be supplied by or on behalf of the Company or any Company Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Shareholders or at the time of the Shareholders’ meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation with respect to information supplied or to be supplied by or on behalf of Holdco, Parent or Merger Sub for inclusion or incorporation by reference in the Schedule 13E-3 of the Proxy Statement.

SECTION 3.21       Brokers. Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.22       No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, each of Holdco, Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided to Holdco, Parent or Merger Sub in connection with the transactions contemplated by this Agreement.  Neither the Company nor any other person will have or be subject to any liability to Holdco, Parent, Merger Sub or any other person resulting from the distribution to Holdco, Parent or Merger Sub, or Holdco’s, Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Holdco, Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HOLDCO, PARENT AND MERGER

SUB

As an inducement to the Company to enter into this Agreement, Holdco, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.01       Corporate Organization. Each of Holdco, Parent and Merger Sub is (a) a legal corporation duly incorporated, validly existing, and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction in which it is incorporated, and (b) has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 4.02       Authority Relative to This Agreement. Each of Holdco, Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by Holdco, Parent and Merger Sub and the consummation by Holdco, Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Holdco, Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.03(b)).  This Agreement has been duly and validly executed and delivered by Holdco, Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Holdco, Parent and Merger Sub, enforceable against each of Holdco, Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 4.03       No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Holdco, Parent and Merger Sub do not, and the performance of this Agreement by Holdco, Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association (or equivalent organizational documents) of any of Holdco, Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Holdco, Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Holdco, Parent or Merger Sub pursuant to, any Contract or obligation to which Holdco, Parent or Merger Sub is a party or by which Holdco, Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Holdco, Parent and Merger Sub do not, and the performance of this Agreement by Holdco, Parent and Merger Sub and the consummation by Holdco, Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) for compliance with the rules and regulations of NYSE, (iii) for the filing of the Articles of Merger and related documentation with the Utah Division pursuant to the URBCA, and (iv) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 4.04       Financing; Equity Rollover.

(a) Parent has delivered to the Company true and complete copies of (i) an executed facility agreement dated as of the date hereof (the “Debt Financing Agreement”) from Wing Lung Bank Limited and Cathay United Bank (the “Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the term loan in an aggregate amount set forth therein for the purposes of financing the Transactions and related fees and expenses (the “Debt Financing”), (ii) an executed equity commitment letter from the Sponsor dated as of the date hereof (the “Sponsor Equity Commitment Letter”), pursuant to which the Sponsor has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, Equity Securities of Holdco up to the aggregate amount set forth therein (the “Sponsor Equity Financing”), (iii) an executed equity commitment letter from the Founder dated as of the date hereof (the “Founder Equity Commitment Letter,” and together with the Sponsor Equity Commitment Letter, the “Equity Commitment Letters”), pursuant to which the Founder has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, Equity Securities of Holdco up to the aggregate amount set forth therein (the “Founder Equity Financing,” and together with the Sponsor Equity Financing, the “Equity Financing”) and (iv) the Contribution Agreement, pursuant to which the Rollover Holders have agreed, among other things, subject to the terms and conditions set forth therein, to contribute all of their Rollover Shares to Parent in exchange for newly issued shares of Holdco (the “Contribution”), and to consummate the Transactions.  The Debt Financing Agreement and the Equity Commitment Letters are together referred to herein as the “Financing Documents,” and the Equity Financing together with the Debt Financing are referred to herein as the “Financing.”

(b) As of the date hereof, (i) none of the Financing Documents or the Contribution Agreement has been amended or modified and no such amendment or modification is contemplated, (ii) the respective commitments contained in the Financing Documents and the Contribution Agreement have not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated (provided, however, that Holdco, Parent and Merger Sub may replace, amend or supplement any or all of the Financing Documents to the extent permitted by Section 6.07(a)), and (iii) none of Holdco, Parent and Merger Sub has any knowledge of any occurrence which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under any of the Financing Documents or the Contribution Agreement or that would otherwise excuse or permit the Lenders, Sponsor, the Founder or Rollover Holders to refuse to fund their respective obligations under the Financing Documents to which each is party.

(c) Holdco, Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Financing Documents that are payable on or prior to the date hereof, and the Financing Documents and the Contribution Agreement are in full force and effect and are the legal, valid, binding and enforceable obligations of Holdco, Parent and Merger Sub, as the case may be, and, to the knowledge of Holdco, Parent and Merger Sub, each of the other parties thereto, in accordance with the terms and conditions thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) Assuming (i) the Financing is funded in accordance with the Financing Documents, and (ii) the satisfaction of the conditions to the obligation of Holdco, Parent and Merger Sub to consummate the Merger as set forth in Sections 7.01 and 7.02, Parent will have, at and after the Closing, funds sufficient to pay (A) the aggregate Merger Consideration, and (B) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith. The obligation of the Lenders to fund the Debt Financing is not subject to any conditions other than as set forth in the Debt Financing Agreement, the obligation of the Sponsor and the Founder to fund the Equity Financing is not subject to any conditions other than as set forth in their respective Equity Commitment Letters, and the obligation of the Rollover Holders to effect the Contribution is not subject to any conditions other than as set forth in the Contribution Agreement.

(e) As of the date hereof, assuming Holdco, Parent and Merger Sub are obligated to close pursuant to Section 1.02 and subject to the accuracy of the representations and warranties of the Company set forth in Article III, none of Holdco, Parent and Merger Sub has any reason to believe that (i) any of the conditions to the funding of the Financing set forth in the Financing Documents will not be satisfied or that the Financing will not be available to Holdco, Parent and Merger Sub at the Closing, (ii) any of the conditions to the Contribution contemplated in the Contribution Agreement will not be satisfied, or (iii) the Contribution contemplated by the Contribution Agreement will not be made prior to the Closing.

(f) There are no side letters or other agreements to which Holdco, Parent or Merger Sub is a party related to the Contribution or issuance of Equity Securities of Holdco, Parent or Merger Sub other than as expressly set forth in the Contribution Agreement and there are no side letters that impact the conditionality of the Debt Financing or other agreements to which Holdco, Parent or Merger Sub or any of their respective Affiliates is a party related to the Debt Financing (except for (i) any fee letters related to the Debt Financing, complete copies of which have been provided to the Company, and (ii) the Ancillary Debt Agreements; provided, that prior to the execution of this Agreement, Parent shall have advised the Company of the maximum amount of fees and expenses payable by Holdco, Parent and Merger Sub under the Debt Financing).

SECTION 4.05       Capital Structure.

(a) The authorized share capital of Holdco is $50,000,000, divided into 50,000 shares of nominal or par value of $1.00 per share, of which, as of the date hereof, ten (10) such ordinary shares are validly issued and outstanding. At the Effective Time, the Rollover Holders, the Sponsor or their Affiliates will be the beneficial owners of 100% of the issued and outstanding ordinary shares of Holdco on a fully diluted basis. Holdco was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization and pursuant to this Agreement, the Transactions (including the Merger and the Financing) and the Buyer Group Contracts.

(b) The authorized share capital of Parent is $50,000,000, divided into 50,000 shares of nominal or par value of $1.00 per share, of which one (1) share is validly issued and outstanding.  All of the issued and outstanding share capital of Parent is, and at the Effective Time will be, owned by Holdco.  Parent was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities, or obligations of any nature other than those incident to its formation and capitalization and pursuant to this Agreement, the Transactions (including the Merger and the Financing), and the Buyer Group Contracts.

(c) The authorized share capital of Merger Sub consists solely of 1,000 common shares, no par value per share, of which 1,000 are validly issued and outstanding.  All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities, or obligations of any nature other than those incident to its formation and capitalization and pursuant to this Agreement, the Transactions (including the Merger and the Financing) and the Buyer Group Contracts.

SECTION 4.06       Litigation. As of the date hereof, (a) there are no Actions pending or, to the knowledge of Holdco, Parent or Merger Sub, threatened against Holdco, Parent, Merger Sub or any of their respective Affiliates, other than any such Action that would not, individually or in the aggregate, have a Parent Material Adverse Effect, and (b) none of Holdco, Parent or Merger Sub or any of their respective Affiliates is a party to or subject to the provisions of any Law which would, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 4.07       Parent Information. None of the information supplied or to be supplied by or on behalf of Holdco, Parent or Merger Sub or any of their respective Affiliates for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Shareholders and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, none of Holdco, Parent and Merger Sub makes any representation with respect to information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement.

SECTION 4.08       Brokers. Except for Cowen and Company (Asia) Limited, no broker, finder or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Holdco, Parent or Merger Sub.

SECTION 4.09       Vote/Approval Required. No vote or consent of the holders of any class or series of Equity Securities of Holdco or Parent is necessary to approve this Agreement or the Transactions, including the Merger.  The vote or consent of Parent as the sole shareholder of Merger Sub (which shall have occurred immediately following execution of the Agreement) is the only vote or consent of the holders of any class or series of Equity Securities of Merger Sub necessary to approve this Agreement or the Transactions, including the Merger.

SECTION 4.10       Solvency. None of Holdco, Parent and Merger Sub is entering into this Agreement or effecting the Transactions with the intent to hinder, delay or defraud either present or future creditors. As of the date of this Agreement, each of Holdco, Parent and Merger Sub is able to pay its debts as they fall due in the ordinary course of business, and assuming (a) the Company is not Insolvent prior to the Effective Time, (b) the accuracy of the representations and warranties made by the Company in Article III, and (c) the satisfaction of the conditions of Holdco, Parent and Merger Sub to consummate the Merger as set forth in Section 7.01 and Section 7.02, immediately after giving effect to the Merger and all of the other Transactions, including the Financing (and any Alternative Financing, if applicable), the payment of the Merger Consideration and the aggregate amount of consideration payable in respect of Company Options in accordance with Section 2.02(a), the payment of all other amounts required to be paid in connection with the consummation of the Merger and the other Transactions (including fees associated with any Financing), and the payment of all related fees and expenses, each of Holdco, Parent, Merger Sub and the Surviving Company will be able to pay its debts as they fall due in the ordinary course of business .

SECTION 4.11       Ownership of Company Shares. Other than as a result of this Agreement, the Contribution Agreement and the Voting Agreement, none of Holdco, Parent and Merger Sub beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares, and none of the Buyer Group Parties or their Affiliates beneficially owns any Shares except for an aggregate of 8,179,125 Shares and Company Options to purchase 36,000 Shares held by the Rollover Holders as of the date hereof and Shares held by Morgan Stanley and/or its Affiliates as of the date hereof as disclosed in beneficial ownership reports on Schedule 13D filed with the SEC prior to the date hereof.

SECTION 4.12       Guaranty. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Guaranty.  The Guaranty is in full force and effect and is a valid, binding and enforceable obligation of the Guarantors, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  No event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under the Guaranty.

SECTION 4.13       Buyer Group Contracts. As of the date hereof, other than (a) this Agreement, (b) the Guaranty, (c) the Financing Documents (including any Ancillary Debt Agreements and the Onshore Debt Financing Agreements), (d) the Voting Agreement, (e) the Contribution Agreement, (f) the Consortium Agreement (the Contracts specified in foregoing clauses (d), (e) and (f) are referred to collectively as the “Buyer Group Contracts”), there are no Contracts (whether oral or written) between the Founder, Holdco, Parent, Merger Sub or any of their Affiliates (excluding the Company and the Company Subsidiaries), or between any one or more of the foregoing, on the one hand, and any of the Company’s or any Company Subsidiary’s directors, officers, employees, or shareholders, on the other hand, that (i) relate in any way to this Agreement and the Transactions contemplated hereby, (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different form or amount than the Merger Consideration, or (iii) pursuant to which any current shareholder or employee of the Company has agreed to contribute or roll over any portion of such shareholder’s or employee’s Shares or other Equity Securities of the Company or Equity Securities of any Company Subsidiary to Holdco, Parent or Merger Sub.  Parent has furnished to the Company a true, complete and correct copy of each Buyer Group Contract prior to the date hereof.

SECTION 4.14       No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, the Company acknowledges that none of Holdco, Parent and Merger Sub or any other person on behalf of them makes any other express or implied representation or warranty with respect to Holdco, Parent or Merger Sub or any Company Subsidiary or with respect to any other information provided to the Company in connection with the transactions contemplated by this Agreement.  Neither Holdco, Parent, Merger Sub nor any other person will have or be subject to any liability to Holdco, Parent, Merger Sub or any other person resulting from the distribution to the Company, or the Company’s use of, any such information.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01       Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as (x) required by applicable Law, (y) as set forth in Section 5.01 of the Company Disclosure Letter or (z) as expressly contemplated under or permitted by any other provision of this Agreement (the foregoing clauses (x) through (z), collectively, the “Operational Exceptions”), unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of the Company and the Company Subsidiaries shall be conducted in the ordinary course of business in a matter consistent with past practice and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of officers and key employees of the Company and the Company Subsidiaries, and to preserve in all material respects its present relationships with customers, suppliers and other persons with which it has material business relations.  By way of amplification and not limitation, except for the Operational Exceptions, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) amend or otherwise change its articles of incorporation, bylaws or equivalent organizational documents;

(b) issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of any Equity Securities of the Company or any Company Subsidiary (other than as required to be issued upon the settlement or exercise of up to a maximum of 1,090,000 Shares issuable pursuant to the Stock Incentive Plans);

(c) (i) acquire (whether by merger, consolidation or acquisition of shares or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, other than (A) purchases of inventory and other assets in the ordinary course of business, (B) pursuant to existing Contracts set forth on Section 5.01(c) of the Company Disclosure Letter or (C) acquisitions not in excess of US$1,000,000 (or an equivalent amount in RMB), individually, or US$2,000,000 (or an equivalent amount in RMB), in the aggregate; or (ii) sell or otherwise dispose of, or encumber, or authorize the transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of the Company or any Company Subsidiary (whether by merger, consolidation or acquisition of shares or assets or otherwise), in each case, other than sales or dispositions (A) in the ordinary course of business (which for the avoidance of doubt shall be deemed to include the sale of inventory in the ordinary course of business), (B) pursuant to existing Contracts set forth on Section 5.01(c) of the Company Disclosure Letter or (C) of property or assets having a current value not in excess of US$1,000,000 (or an equivalent amount in RMB), individually, or US$2,000,000 (or an equivalent amount in RMB), in the aggregate;

(d) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its Equity Securities, other than any dividend or other distribution by a Company Subsidiary to the Company or another Company Subsidiary;

(e) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its Equity Securities (other than repurchase of Shares to satisfy obligations under any Stock Incentive Plans or other similar plans or arrangements, including the withholding of Shares in connection with the exercise or settlement of Company Equity Awards in accordance with the terms and conditions of such awards);

(f) effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any Company Subsidiary (other than the Merger), including any transaction resulting in any changes to the organization or capitalization, or place in the group structure, of the Company or any Company Subsidiary as set forth in Section 5.01(f) of the Company Disclosure Letter;

(g) create any new Company Subsidiary;

(h) incur, alter, amend or modify any indebtedness for borrowed money or guarantee such indebtedness, except for the incurrence or guarantee of indebtedness under the Company’s or any Company Subsidiary’s existing credit facilities as in effect on the date hereof (including any renewal, extension, refinancing or replacement of such Contracts on substantially the same or similar terms (including, but not limited to, the amount of credit available under such new facility not exceeding the principal amount outstanding under the old facility as at the date of such renewal, extension, refinancing or replacement) and with the same borrower(s) or guarantor(s), as applicable) in order to fund working-capital needs in the ordinary course of business;

(i) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of US$1,000,000 (or an equivalent amount in RMB) or capital expenditures which are, in the aggregate, in excess of US$2,000,000 (or an equivalent amount in RMB), except (i) as budgeted in the Company’s or any Company Subsidiary’s current plan approved by the Company Board and disclosed to Parent in writing prior to the date hereof, or (ii) reasonable documented expenses of the Company incurred in connection with this Agreement (including any defense of any Action arising in connection with this Agreement);

(j) except as (y) required pursuant to any Company Plan or as required by applicable Law, or (z) in the ordinary course of business consistent with past practice, (A) enter into any new employment or compensatory agreements (including the renewal of any such agreements) with any director or officer of the Company or any Company Subsidiary, (B) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any Company Subsidiary, (C) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any Company Subsidiary, (D) establish, adopt, amend or terminate any Company Plan or amend any outstanding Company Equity Awards (except as otherwise required to effectuate the intents and purposes of this Agreement), (E) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Plan, to the extent not already required in any such plan, including voluntarily accelerating the vesting of any Company Equity Award in connection with the Merger, or (F) forgive any loans to directors, officers or employees of the Company or any Company Subsidiary;

(k) make any material change in any accounting principles or methods, except as may be required by changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(l) enter into, terminate, modify or amend any Material Contract (or any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof) or waive any material claim against any other party to any Material Contract (or any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof) that calls for annual aggregate payments of US$1,000,000 or more;

(m) settle or compromise any pending or threatened Action against the Company or any of the Company Subsidiaries (i) for an amount, individually or in the aggregate, in excess of the amount specified in Section 5.01(m) of the Company Disclosure Letter (provided that the Company provides prior written notice to Parent of the settlement or compromise of any Action for less, individually or in the aggregate, than such amount), or (ii) entailing the incurrence of obligations that would impose any material restrictions on the business or operations of the Company or the Company Subsidiaries, taken as a whole;

(n) engage in the conduct of any new line of business material to the Company and the Company Subsidiaries, taken as a whole;

(o) except as required by applicable Law, (i) make any material Tax election, (ii) enter into any material settlement or compromise of any material Tax liability, (iii) file any amended Tax Return with respect to any material Tax, (iv) change any method of Tax accounting or Tax accounting period, (v) enter into any closing agreement relating to any material Tax, or (vi) surrender any right to claim a material Tax refund;

(p) create any Lien over any of its assets other than any Lien created to secure any renewal, extension, refinancing or replacement of the Company’s or any Company Subsidiary’s existing secured credit facilities (the “New Facility”) as in effect on the date hereof where such Lien is no more favorable to the lenders of the New Facility than the Lien securing the credit facility being so renewed, extended, refinanced or replaced;

(q) make any loan or grant any credit to any person other than trade credit extended by the Company or a Company Subsidiary on normal commercial terms and in the ordinary course of its trading activities;

(r) give any guarantee or indemnity in respect of any obligation of any person, other than (i) the endorsement of negotiable instruments in the ordinary course of trade; (ii) any performance or similar bond guaranteeing performance by the Company or any Company Subsidiary under any contract entered into in the ordinary course of trade; or (iii) any guarantee referred to in Section 5.01(h) above;

(s) permit to exist any loan or any other financial indebtedness owing by the Company or Flying Crane Corporation to any Company Subsidiary; and

(t) enter into or permit to exist any agreement or arrangement that prohibits, restricts, or imposes any condition upon the ability of the Company or any Company Subsidiary to pay dividends or other distributions with respect to any of its equity interests, save for restrictions and conditions imposed by Law; or

(u) commit, authorize, or agree to take any of the foregoing actions or enter into any letter of intent or similar agreement or arrangement with respect to any of the foregoing actions.

SECTION 5.02       No Impeding Actions. Each of Holdco, Parent and Merger Sub agrees that, from the date hereof to the Effective Time, it shall not: (a) take any action that is intended to or would reasonably be likely to result in any of the conditions effecting the Merger becoming incapable of being satisfied, or (b) take any action or fail to take any action which would, or would be reasonably likely to, cause a Parent Material Adverse Effect.

SECTION 5.03       No Control of Other Party’s Business. Nothing contained in this Agreement is intended to give Holdco, Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any Company Subsidiary’s operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Holdco’s, Parent’s or Merger Sub’s operations.  Prior to the Effective Time, each of Holdco, Parent, Merger Sub and the Company shall exercise, consistent with the terms and conditions of the Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01       Proxy Statement and Schedule 13E-3. Promptly following the date hereof, the Company, with the assistance of Holdco, Parent and Merger Sub, shall prepare and cause to be filed a proxy statement relating to the approval of this Agreement by the shareholders of the Company (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”).  Concurrently with the preparation of the Proxy Statement, the Company and Parent shall jointly prepare and cause to be filed a Schedule 13E-3 with the SEC within 15 Business Days after the date hereof, subject to each party’s compliance with this Section 6.01.  Each of the Company and Parent shall, and shall cause its respective Affiliates and Representatives to, (i) provide such information specifically for inclusion or incorporation by reference in the Proxy Statement and Schedule 13E-3 as may be necessary or appropriate so that, at the date it is first mailed to the Company’s shareholders and at the time of the Shareholders’ Meeting or filed with the SEC (as applicable), the Proxy Statement and Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) use its reasonable best efforts so that the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Proxy Statement and Schedule 13E-3. Each of the Company and Parent shall furnish all information concerning such party to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and Schedule 13E-3. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and Schedule 13E-3 and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. No filing or mailing of, or amendment or supplement to, the Proxy Statement and Schedule 13E-3 (or any amendment or supplement thereto), or responding to any comments from the SEC with respect thereto, will be made without providing Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, Schedule 13E-3 and any proposed responses to any SEC comments or communications, and the Company shall consider all additions, deletions or changes suggested thereto by Parent and its counsel in good faith. Each of the Company and Parent shall use its reasonable best efforts to resolve all comments from the SEC with respect to the Proxy Statement and Schedule 13E-3 as promptly as reasonably practicable. If, at any time prior to the Shareholders’ Meeting, any information relating to the Company, Parent, or any of their respective Affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that the Proxy Statement and Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

SECTION 6.02       Company Shareholders’ Meeting.

(a) The Company shall, as promptly as reasonably practicable, but, in any event, no later than two calendar days, after the SEC confirms that it has no further comments on the Proxy Statement and the Schedule 13E-3, establish a record date for, duly call, give notice of, convene and hold a shareholders’ meeting for the purpose of voting upon the approval of this Agreement and approval of the Merger (the “Shareholders’ Meeting”).  The notice of such Shareholders’ Meeting shall state that a resolution to approve this Agreement and a resolution to adjourn the Shareholders’ Meeting will be considered at the Shareholders’ Meeting, and no other matters shall be considered or voted upon at the Shareholders’ Meeting.  Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to call, give notice of, or convene the Shareholders’ Meeting or mail the Proxy Statement, in each case prior to the first (1st) Business Day following the Go-Shop Period End Date; provided, that the Company shall cause the Proxy Statement to be mailed to the holders of Shares as of the record date established for the Shareholders’ Meeting as promptly as reasonably practicable after the later of (i) the first (1st) Business Day following the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement and the Schedule 13E-3, and (ii) the first (1st) Business Day following the Go-Shop Period End Date.

(b) Unless the Company Board has effected a Change of Recommendation in accordance with Section 6.04(e), the Company Board shall recommend to holders of the Shares that they approve and adopt this Agreement and approve the Merger, and shall include such recommendation in the Proxy Statement.

SECTION 6.03       Access to Information.

(a) From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms and subject to applicable Law, upon reasonable advance notice from Parent, the Company and the Company Subsidiaries shall provide to Parent and its Representatives reasonable access during normal business hours to the offices, properties, books and records of such party, and furnish to Parent and its Representatives such existing financial and operating data and other existing information as such persons may reasonably request.  Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or the Company Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties.

(b) Neither the Company nor any of the Company Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its clients, jeopardize the attorney-client privilege of the Company or the Company Subsidiaries, or contravene any Law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such violation, prejudice, jeopardy or contravention).

(c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(d) All information obtained by the parties pursuant to this Section 6.03 shall be kept confidential in accordance with the Confidentiality Agreement.

SECTION 6.04       Acquisition Proposals; Go-Shop.

(a) Notwithstanding any other provision of this Agreement to the contrary, from the date of this Agreement until 11:59 p.m. Beijing time on the date which is 30 days after the date of this Agreement (the “Go-Shop Period End Date”), the Company, the Company Subsidiaries and any of its or their respective Representatives shall have the right (acting under the direction of the Special Committee) to directly or indirectly: (i) initiate, solicit and encourage an Acquisition Proposal (or inquiries, proposals, offers or other efforts or attempts that may reasonably be expected to lead to an Acquisition Proposal (including by way of public disclosure and by way of providing access to non-public information) to any person (each, a “Solicited Person”)) pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, that the Company shall promptly (and, in any event, within 48 hours) provide to Parent any material, non-public information concerning the Company or the Company Subsidiaries that it has provided to any Solicited Person which was not previously provided to Parent; and (ii) enter into and maintain discussions or negotiations with respect to Acquisition Proposals (or inquiries, proposals, offers or other efforts or attempts that may reasonably be expected to lead to Acquisition Proposals) or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations.

(b) Within forty-eight (48) hours following the Go-Shop Period End Date, the Company shall notify Parent of the material terms and conditions of any Acquisition Proposals (including any amendments or modifications thereof) received from any Excluded Party (as defined below) and the identity thereof.  The Company shall immediately cease any solicitation, encouragement, discussions or negotiations with any person (other than Parent and any Excluded Party) that are ongoing as of the Go-Shop Period End Date and that relate to, or may reasonably be expected to lead to, an Alternative Acquisition Proposal, except as otherwise expressly provided in Section 6.04(b) and Section 6.04(c).  The Company agrees that, except as permitted by Section 6.04(b) and Section 6.04(c), from the Go-Shop End Date until the earlier of the Effective Time or the date on which this Agreement is terminated pursuant to Article VIII hereof, it shall not, nor shall it authorize or permit any of the Company Subsidiaries or any of its or their Representatives to directly or indirectly: (i) solicit, initiate, encourage or induce an Acquisition Proposal (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to Acquisition Proposals), including, without limitation, by way of public disclosure and by way of providing access to non-public information to any person; (ii) provide any material, non-public information concerning the Company or the Company Subsidiaries to any person in connection with an Acquisition Proposal; or (iii) engage in any discussion or negotiation with any Third Party concerning an Acquisition Proposal (or inquiries, proposals, offers or other efforts or attempts that may reasonably be expected to lead to Acquisition Proposals), or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations.  Notwithstanding the foregoing, the Company may take and continue to take any of the actions described in Section 6.04(a), subject to Section 6.04(e), from and after the Go-Shop Period End Date with respect to any Solicited Person that, prior to the Go-Shop Period End Date, has made a bona fide Acquisition Proposal that the Special Committee determines in good faith (after consultation with the Company’s outside financial and legal advisors) constitutes or would reasonably be expected to result in a Superior Proposal (each such Solicited Person, an “Excluded Party”).  Notwithstanding anything contained in this Section 6.04(b) to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition Proposal made by such party is withdrawn, is terminated or expires, or the Special Committee determines, which it shall determine in good faith (after consultation with the Company’s outside financial and legal advisors), that such Acquisition Proposal has ceased to constitute, or has ceased to be reasonably likely to lead to, a Superior Proposal (a “Terminated Acquisition Proposal”).  At the Go-Shop Period End Date, other than with respect to persons who at such time are Excluded Parties, and at any subsequent time with respect to any person (including a formerly Excluded Party) that has made an Acquisition Proposal that has become a Terminated Acquisition Proposal, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with such person conducted theretofore by the Company, the Company Subsidiaries or any of their respective Representatives with respect to any Acquisition Proposal, and shall use reasonable best efforts to require such person to promptly return or destroy any confidential information previously furnished by the Company, any of the Company Subsidiaries or any of their respective Representatives.

(c) Notwithstanding anything to the contrary contained in Section 6.04(b), in the event that, prior to the receipt of Requisite Company Vote, the Company receives an unsolicited written Acquisition Proposal that the Special Committee determines in good faith (after consultation with the Company’s outside financial and legal advisors) constitutes or could reasonably be expected to result in a Superior Proposal, then the Company may take the following actions:

(i) furnish information concerning the Company and its Subsidiaries to the person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; and

(ii) engage in discussions or negotiations (including, as a part thereof, making counterproposals) with such person (and its Representatives) which respect to such Acquisition Proposal; provided, however, that the Company shall promptly (and, in any event, within forty-eight (48) hours) provide or make available to Parent any material, non-public information concerning the Company or any of the Subsidiaries that is provided to the person making such Acquisition Proposal or its Representatives which was not previously or concurrently provided or made available to Parent.

(d) The Company shall promptly (and, in any event, within forty-eight (48) hours) advise Parent, orally and in writing, of (i) any Acquisition Proposal, (ii) any initial request for non-public information concerning the Company or any of its Subsidiaries related to or from any person or group who would reasonably be expected to make an Acquisition Proposal, or (iii) any initial request for discussions or negotiations related to any Acquisition Proposal and, in connection with such notice, provide the material terms and conditions thereof and the identity of the person making such Acquisition Proposal or request.  The Company shall (i) keep Parent informed in all material respects of the status and details (including material amendments to the terms thereof) of such Acquisition Proposal or request, and (ii) provide to Parent as soon as practicable after receipt thereof copies of all material, written correspondence relating to such Acquisition Proposal or request exchanged between the Company or any of its Subsidiaries, on the one hand, and the person making such Acquisition Proposal or request, on the other hand, concerning the material terms and conditions thereof.

(e) Except as otherwise provided in this Agreement, the Company Board shall not (i) (A) withdraw (or modify in a manner adverse to Parent and Merger Sub), or propose publicly to withdraw (or modify in a manner adverse to Parent and Merger Sub), the Company Recommendation or (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Acquisition Proposal (any action in this clause (i) being referred to as a “Change of Recommendation”), or (ii) adopt, approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, enter into any merger agreement, letter of intent, memorandum of understanding, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement (other than an Acceptable Confidentiality Agreement as permitted by Section 6.04(a)) constituting or related to, or that would reasonably be expected to result in, any Acquisition Proposal (each, an “Alternative Acquisition Agreement”). Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Requisite Company Vote, (x) if the Special Committee determines in good faith (after consultation with the Company’s outside legal advisors) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, then the Company Board, acting upon the recommendation of the Special Committee, may make a Change of Recommendation; and (y) if the Company Board determines in good faith (after consultation with the Company’s outside financial and legal advisors) that an Acquisition Proposal constitutes a Superior Proposal, then the Company may make a Change of Recommendation or enter into an Alternative Acquisition Agreement with respect to such Superior Proposal and terminate this Agreement in accordance with Section 8.03(a).

(f) The Company shall not be entitled to effect a Change of Recommendation or enter into an Alternative Acquisition Agreement with respect to a Superior Proposal as permitted under Section 6.04(e) (and, for the avoidance of doubt, the Company shall not be entitled to terminate this Agreement pursuant to Section 8.03(a)) unless (i) the Company has provided written notice (a “Notice”) at least two (2) Business Days in advance to Parent advising Parent that, in the case of a Change of Recommendation, the Special Committee has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make such Change of Recommendation would reasonably be expected to be inconsistent with the discharge or exercise of its fiduciary duties under applicable Law and specifying the reasons therefor, or, in the case the Company intends to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and terminate this Agreement, that the Company has received an Acquisition Proposal that the Company Board has determined in good faith (after consultation with the Company’s outside financial and legal advisors) constitutes a Superior Proposal and the terms and conditions of such Superior Proposal that is the basis of the proposed action by the Company Board (including the identity of the Third Party making the Superior Proposal and any financing materials related thereto, if any); and (ii) during the two (2) Business-Day period following Parent’s receipt of the Notice, the Company shall, and shall cause its Representatives to, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Financing Commitments so that such Superior Proposal ceases to constitute a Superior Proposal or obviates the need for the Change of Recommendation, as applicable; and (iii) following the end of the two (2) Business-Day period, the Company Board and the Special Committee shall have determined in good faith, taking into account any changes to this Agreement and the Financing Commitments irrevocably proposed in writing by Parent in response to the Notice or otherwise, that the Superior Proposal giving rise to the Notice continues to constitute a Superior Proposal or that a failure to make a Change of Recommendation would reasonably be expected to be inconsistent with its fiduciary duties.  Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice and the Company shall be required to comply again with the requirements of this Section 6.04(f); provided, however, that in the case of such material amendment, references to the two (2) Business-Day period above shall be deemed to be references to one (1) Business Day.  Notwithstanding anything in this Agreement to the contrary, the Company may enter into an Alternative Acquisition Agreement with respect to a Superior Proposal received from an Excluded Party in compliance with this Section 6.04 and terminate this Agreement as provided in Section 6.04(e) above without following the procedures in this Section 6.04(f).

(g) Nothing in this Agreement shall restrict the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking or disclosing to its shareholders any position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to its shareholders to comply with applicable Law.

(h) As used in this Agreement, the following terms shall have the following meanings:

(i) As used in this Agreement, the term “Acquisition Proposal” means any proposal or offer made by any person (other than Holdco, Parent, Merger Sub or any Affiliate thereof) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership (as defined under section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of Equity Securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction, or (B) any one or more assets or businesses of the Company and the Company Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and the Company Subsidiaries, taken as a whole.

(ii) As used in this Agreement, the term “Superior Proposal” means a written Acquisition Proposal (provided, that for purposes of this definition, references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”) that (i) provides a higher per-share value to the Company’s shareholders (other than the Rollover Holders) than the Merger Consideration, (ii) does not contain any closing condition with respect to the receipt of financing, and (iii) the Company Board (acting through the Special Committee) determines in good faith (after consultation with the Company’s outside legal and financial advisors) to be more favorable to the Company’s shareholders (other than the Rollover Holders) than the terms of this Agreement (taking into account such factors as the Company Board deems appropriate, including any changes to the terms of this Agreement irrevocably proposed by Parent in response to such offer or otherwise) and is reasonably capable of being consummated on the terms proposed, in each case, taking into account all financial, regulatory (including antitrust), legal and other aspects of such proposal as the Special Committee (or Company Board) determines to be relevant.

SECTION 6.05       Directors’ and Officers’ Indemnification and Insurance.

(a) Parent shall, and shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matter in connection with the Transactions), now existing in favor of the current or former directors, officers or employees of the Company or any Company Subsidiary (collectively, the “Indemnified Parties”), as provided in the Articles of Incorporation or the Bylaws (or equivalent organizational documents of the Company’s Subsidiaries) or in any indemnification agreement between such Indemnified Party and the Company or any Company Subsidiary, without further action, as of the Effective Time, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. Without limiting the foregoing, Parent shall cause the articles of incorporation and bylaws and indemnification or similar agreements of the Surviving Corporation (or any successor) to contain provisions no less favorable to the Indemnified Parties with respect to rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions than are set forth as of the date of this Agreement in the Articles of Incorporation and Bylaws and indemnification or similar agreements in effect as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in a manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification shall be required by applicable Law.

(b) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in full force and effect for six (6) years from the Effective Time, on terms and conditions no less advantageous to the Indemnified Parties, and from an insurance carrier with the same or better credit rating, as the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Company as of the date of this Agreement, covering claims arising from facts or events that occurred on or before the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (provided, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance, but in such case shall purchase as much of such coverage as possible for such amount).  In addition, the Company may purchase a six (6)-year “tail” prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company.  If such “tail” prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or Surviving Corporation under this Section 6.05(b) shall terminate.

(c) Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Corporation shall comply with all of its obligations, and shall cause the Company Subsidiaries to comply with their respective obligations, to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the present and former officers and directors thereof against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Damages”), arising out of, relating to or in connection with any acts or omissions occurring or alleged to have occurred prior to or at the Effective Time, to the extent provided under the Company’s or such Company Subsidiaries’ organizational and governing documents or agreements in effect on the date hereof (true and complete copies of which shall have been delivered to Parent prior to the date hereof) and to the fullest extent permitted by the URBCA or any other applicable Law, including the approval of this Agreement, the Merger or the other Transactions or arising out of or pertaining to the Transactions, provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; and (ii) such persons against any and all Damages arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any Company Subsidiary if such service was at the request or for the benefit of the Company or any Company Subsidiary.

(d) The provisions of this Section 6.05 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third-party beneficiary of the provisions of this Section 6.05.

(e) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, the obligations of the Surviving Corporation or Parent, as the case may be, that are set forth under this Section 6.05 shall survive, and, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall assume the obligations set forth in this Section 6.05.

(f) The agreements and covenants contained in this Section 6.05 shall not be deemed to be exclusive of any other rights to which any such Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any Company Subsidiary or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

SECTION 6.06       Notification of Certain Matters. Each of the Company and Parent shall promptly notify the other in writing of:

(a) any notice or other communication from any Governmental Authority in connection with this Agreement or the Transactions, or any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions if the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, or could have a Parent Material Adverse Effect;

(b) any Actions commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against the Company or any Company Subsidiary or Holdco, Parent, Merger Sub or any of their respective Affiliates, as the case may be, that relate to the Merger or the other Transactions; and

(c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

together, in each case, with a copy of any such notice, communication or Action, if applicable; provided, that the delivery of any notice pursuant to this Section 6.06 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

SECTION 6.07       Financing.

(a) Subject to the terms and conditions of this Agreement, each of Holdco, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing at Closing on the terms and conditions described in the Financing Documents, including using reasonable best efforts to (i) maintain in effect the Financing Documents in accordance with the terms thereof until the transactions contemplated by this Agreement are consummated, (ii) satisfy on a timely basis all conditions applicable to Holdco, Parent and Merger Sub in the Financing Documents (including by consummating the financing pursuant to the terms of the Equity Financing ) and otherwise comply with its obligations thereunder, (iii) consummate the Financing at or prior to Closing, (iv) seek to enforce its rights under the Financing Documents, and (v) assuming all terms and conditions in the Debt Financing Agreement have been satisfied, cause the Financing Sources and other persons providing Debt Financing to fund on the Closing Date the Debt Financing required to consummate the Merger and the other transactions contemplated hereby (including through litigation pursued in good faith).  Neither Holdco nor Parent shall permit any amendment or modification to be made to, or any waiver of any provision or remedy under any Financing Document (provided, however, that Holdco, Parent and Merger Sub may replace, amend or supplement the Debt Financing Agreement, if such replacements, amendments or supplements, individually or in the aggregate, would not (1) impose new or additional conditions, or otherwise enhance or expand the conditions precedent to the Debt Financing as set forth in the Debt Financing Agreement, (2) prevent or impair the availability of the financing or materially delay the financing under the Debt Financing Agreement or the consummation of the Transactions, or (3) adversely impact the ability of Holdco, Parent or Merger Sub to enforce its rights against the Financing Sources of the Debt Financing.  For purposes of this Section 6.07, references to “Financing” shall include the financing contemplated by the Financing Documents as permitted in the case of the Debt Financing Agreement (as the case may be), to be replaced, amended or supplemented by this Section 6.07(a) and any Alternative Financing and references to “Financing Documents” or “Debt Financing Agreement” shall include such documents as permitted to be replaced, amended or supplemented by this Section 6.07(a) and any Alternative Financing Agreements.

(b) Without limiting the generality of Section 6.07(a), Holdco, Parent and Merger Sub shall give the Company prompt notice (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any such breach or default) by any party to any Financing Document which would result in any condition of the Financing Documents not to be satisfied or the termination of any Financing Document, of which Holdco, Parent or Merger Sub becomes aware, (ii) of the receipt of any written notice or other written communication from any party to any Financing Document with respect to any alleged or potential material breach, default, termination or repudiation by any party to any Financing Document or any provisions of the Financing Document which would result in any condition of the Financing Documents not to be satisfied or the termination of any Financing Document, (iii) of any material dispute or disagreement between or among any parties to the Financing Documents, and (iv) if Holdco, Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Document.  As soon as reasonably practicable after the date the Company delivers to Holdco, Parent or Merger Sub a written request therefor, Holdco, Parent and Merger Sub shall provide notice of the circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence.  If the preceding provisions of this Section 6.07(b) or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Documents despite Holdco’s and Parent’s reasonable best efforts to obtain the Debt Financing, each of Holdco and Parent shall use its reasonable best efforts to arrange and obtain alternative debt financing (the “Alternative Financing”) from alternative debt financing sources in an amount sufficient, when added to the portion of the Financing that is available, to consummate the transactions contemplated by this Agreement on terms and conditions not less favorable, taken as a whole, to Holdco, Parent and Merger Sub (as determined in the reasonable judgment of Parent) than those in the Debt Financing Agreement as promptly as practicable following the occurrence of such event; provided, however, that without the Company’s consent, Holdco or Parent shall not obtain any Alternative Financing that would impose new or additional conditions, or otherwise enhance or expand upon or adversely modify the conditions precedent to the Debt Financing Agreement.  Holdco and Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange any Alternative Financing and shall deliver to the Company as promptly as practicable (and no later than two business days) after such execution, true and complete copies of all Contracts or other arrangements (including fee letters), pursuant to which any such Financing Sources shall have committed to provide any such Alternative Financings (the “Alternative Financing Agreements”) .

(c) Prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, use its reasonable best efforts to provide to Holdco, Parent and Merger Sub, at Parent’s sole expense (such expenses to be reasonable and properly incurred), all cooperation reasonably requested by Parent that is necessary in connection with the Financing (and, if applicable, the Alternative Financing), including (i) promptly furnishing to Holdco, Parent and Merger Sub and their Financing Sources financial statements required to be delivered to the Lender under the Debt Financing Agreement and, if applicable, pertinent information with respect to the Company and the Company Subsidiaries as reasonably required by any Alternative Financing sources arranged by Parent in compliance with Section 6.07(b) in connection with the Alternative Financing, (ii) facilitating the participation of senior management of the Company and the Company Subsidiaries with appropriate seniority and expertise, in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Financing (and, if applicable, the Alternative Financing), presentations, due diligence sessions and drafting sessions, (iii) assisting Holdco and Parent and their Financing Sources in the preparation of customary bank information memoranda and lender presentations relating to the Debt Financing (and, if applicable, the Alternative Financing), (iv) using reasonable best efforts to obtain legal opinions from the Company’s current legal counsel and facilitating the pledging of collateral in connection with the Debt Financing (and, if applicable, the Alternative Financing), in each case, as reasonably requested by Holdco or Parent and their Financing Sources and customary for financings similar to the Financing (and, if applicable, the Alternative Financing), (v) causing the taking of corporate actions by the Company and the Company Subsidiaries (subject to the Closing) reasonably necessary for the consummation of the Financing (and, if applicable, the Alternative Financing), provided, that no such action shall be effective prior to the Effective Time, (vi) facilitating the execution and delivery at the Closing of any notes, security documents, guarantees, mortgages, certificates, and other definitive agreements, documents or instruments related to the Debt Financing as required by the Debt Financing Agreement (and, if applicable, the Alternative Financing) (each, an “Ancillary Debt Agreement”), (vii) causing the taking of corporate actions by the Company and the Company Subsidiaries reasonably necessary to perfect any pledge or charge of collateral and register any mortgage required under the Onshore Debt Financing Agreements as soon as reasonably practicable following the date hereof in connection with the Onshore Debt Financing Agreements and facilitating the execution of any notes, security documents, guarantees, mortgages, certificates, and other definitive agreements, documents or instruments as required by the Onshore Debt Financing Agreements (it being understood that the perfection of any pledge or charge of collateral and registration of any mortgages under the Onshore Debt Financing Agreements shall not be a condition to Closing so long as the Company and the Company Subsidiaries have used their respective reasonable best efforts to perfect such pledge or charge or register such mortgage as required under this Section 6.07(c)), and (viii) as promptly as reasonably practicable, furnishing Holdco, Parent and Merger Sub and their Financing Sources with financial and other information regarding the Company and the Company Subsidiaries as may be reasonably requested by Holdco or Parent; provided, however, that (A) other than the Company’s obligation to perfect and/or register collateral and/or mortgages under the Onshore Debt Financing Agreements as set forth in this Section 6.07(c), irrespective of any other provision in this Section 6.07(c), no obligation of the Company or any of the Company Subsidiaries under any Financing Document, Ancillary Debt Agreement, certificate or other document or instrument shall be effective until the Effective Time and none of the Company or any of the Company Subsidiaries shall be required to take any action under any Financing Document, Ancillary Debt Agreement, certificate or other document or instrument that is not contingent upon the Closing (including the entry into any agreement that is effective before the Effective Time) or that would be effective prior to the Effective Time, (B) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or the Company Subsidiaries, and (C) none of the Company or any of the Company Subsidiaries shall be required to issue any offering or information document prior to the Effective Time.  None of the Company or any of the Company Subsidiaries shall be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than reasonable out-of-pocket costs) or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time.  Holdco, Parent and Merger Sub shall on a joint and several basis indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing, the Alternative Financing (if applicable) and the Contribution (including any action taken in accordance with this Section 6.07(c) and any information utilized in connection therewith (other than historical and other information relating to the Company provided by the Company and other than arising out of the gross negligence, fraud, willful misconduct or breach of this Agreement by the Company or any Company Subsidiary or any of their respective Representatives).  Holdco and Parent shall, promptly upon termination of this Agreement, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with this Section 6.07(c); provided, that Holdco and Parent shall promptly upon request by the Company reimburse the Company for any documented and reasonable out-of-pocket costs incurred by the Company and the Company Subsidiaries in connection with the Onshore Debt Financing Agreements.  In no event shall Holdco, Parent or any of its Affiliates prohibit or seek to prohibit any bank or investment bank or other potential provider of debt or equity financing, excluding the Financing Sources, from providing financing or financial advisory services to any person in connection with a transaction relating to the Company or its subsidiaries or in connection with the Merger or any Alternative Proposal.

(d) Holdco, Parent and Merger Sub acknowledge and agree that neither the obtaining of the Financing (including any Alternative Financing) nor the Contribution is a condition to Closing.

(e) Each of Holdco and Parent shall use its reasonable best efforts to consummate the transactions contemplated by the Contribution Agreement immediately prior to the Closing on the terms and conditions described in the Contribution Agreement, including using commercially reasonable best efforts to (i) maintain in full force and effect the Contribution Agreement until the transactions contemplated by this Agreement are consummated, (ii) satisfy on a timely basis all conditions applicable to Holdco and Parent in the Contribution Agreement, and (iii) cause the Rollover Holders to provide the Contribution on the Closing Date (subject to the conditions set forth in the Contribution Agreement).  Neither Holdco nor Parent shall agree to any amendment or modification to be made to, or any waiver of any provision or remedy under, the Contribution Agreement without the prior written consent of the Company and the Special Committee (such consent not to be unreasonably withheld, conditioned or delayed) if such amendment, modification or waiver would (i) impose new or additional conditions, or otherwise enhance or expand the conditions precedent to the Contribution as set forth in the Contribution Agreement or (ii) reasonably be expected to prevent or materially delay the ability of Holdco, Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

SECTION 6.08       Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as the other parties may reasonably request in connection therewith (including, without limitation, (x) notifying the other parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority in connection with such filings or submissions, (y) permitting the other parties to review in advance, and consulting with the other parties on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Authority, and (z) giving the other parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Authority, and, without prejudice to any rights of the parties hereunder, shall consult, and cooperate and use its reasonable best efforts to (i) vigorously contest and defend all Actions by or before any Governmental Authority or by any private party challenging this Agreement or the consummation of the Transactions, and (ii) have vacated, lifted, reversed or overturned any Law (whether temporary, preliminary or permanent) that is in effect or is pending, proposed or threatened that has or would have the effect of restricting or preventing the consummation of the Merger or the other Transactions.

SECTION 6.09       Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.10       Participation in Litigation. Prior to the Effective Time, the Company shall (a) give prompt notice to Parent of any Actions commenced or, to the knowledge of the Company, threatened, against the Company and/or its directors which relate to this Agreement or the Transactions, and (b) give Parent the opportunity to participate in the defense or settlement of any shareholder Action against the Company and/or its directors relating to this Agreement or the Transactions, and no such Action shall be settled without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 6.11       Resignations. To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Company Subsidiaries designated by Parent.

SECTION 6.12       Public Announcements. Except as may be required by applicable Law, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent.  Thereafter, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

SECTION 6.13       Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

SECTION 6.14       Takeover Statutes. If any Takeover Statute is or may become applicable to any of the Transactions, the parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to eliminate or lawfully minimize the effects of such statute, regulation or provision in the Company’s memorandum and articles of association on the Merger and the other Transactions.

SECTION 6.15       Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company Equity Securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.16       Expenses. Except as otherwise specifically provided herein (including Section 6.07(c) and Section 8.06(f)), each party shall bear its own expenses in connection with this Agreement and the Transactions.  At or substantially concurrently with the Closing, the Company shall pay all outstanding reasonable and documented fees and expenses of the Company’s and the Independent Committee’s financial and legal advisors.

SECTION 6.17       Voting at the Shareholders’ Meeting. Provided there is no Change of Recommendation, Parent shall use its reasonable best efforts to cause (including by exercising any powers of attorney, irrevocable proxy, written consent, or other similar rights it may have under the Voting Agreement) all of the Rollover Shares to (a) appear at Shareholders’ Meeting (including any adjournments thereof) or otherwise be counted as present thereat for purposes of determining whether a quorum is present, and (b) be voted in favor of the authorization and approval of this Agreement and the Transactions, including the Merger.

SECTION 6.18       Amendment to Buyer Group Contracts. Without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), none of Holdco, Parent and Merger Sub shall, and shall cause their Affiliates to not, amend, modify or terminate, or waive any provision or remedy under, any Buyer Group Contract, or enter into any new agreement, arrangement or understanding with respect to the Company’s or any Company Subsidiary’s Equity Securities or matters contemplated under clauses (i) through (iii) of Section 4.13 which would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Holdco, Parent or Merger Sub to consummate the Merger.  Holdco, Parent and Merger Sub shall provide the Company with copies of any amendment, modification, withdrawal or termination of any Buyer Group Contract or any new agreement, arrangement or understanding to which a Buyer Group Party is a party and that is entered into after the date hereof, in each case within two Business Days after the amendment, modification, withdrawal, termination or execution thereof.

SECTION 6.19       Knowledge of Inaccuracies. It is agreed that Parent shall not have any right to (a) terminate this Agreement under Section 8.04(a) or (b) claim any damage or seek any other remedy at law or in equity for any breach of or inaccuracy in any representation or warranty made by the Company in Article III to the extent that both the Founder and the Sponsor or any of its Affiliates had actual knowledge of such breach of or inaccuracy in such representation or warranty as of the date hereof.

SECTION 6.20       SAFE Registration. The Company shall use its commercially reasonable efforts to cause each Company Subsidiary incorporated in the PRC to, as soon as practicable after the date hereof, correct and update its SAFE registration in accordance with applicable SAFE requirements and complete such registration as soon as practicable thereafter.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.01       Conditions to the Obligations of Each Party. The obligations of the Company, Holdco, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of each of the following conditions:

(a) Shareholder Approval.  The Requisite Company Vote shall have been obtained.

(b) No Injunction.  No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law which is then in effect and which restrains, enjoins, or otherwise prohibits consummation of the Merger (an “Injunction”).

SECTION 7.02       Conditions to the Obligations of Holdco, Parent and Merger Sub. The obligations of Holdco, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of each of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement (other than in Sections 3.03(a) and (b) (Capitalization), 3.04 (Authority Relative to This Agreement; Fairness), 3.08(a) (Absence of Certain Changes or Events) and 3.21 (Brokers)) shall be true and correct (without giving effect to any qualification as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date, except, in each case, (x) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, or (y) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not constitute a Company Material Adverse Effect; (ii) in Sections 3.03(a) and (b) (Capitalization), 3.04 (Authority Relative to This Agreement; Fairness), 3.08(a) (Absence of Certain Changes or Events) and 3.21 (Brokers) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (subject, in the case of Section 3.03(a) and (b) (Capitalization), for inaccuracies that do not, individually or in the aggregate, require payments at or after the Closing under Section 2.01(a) or 2.02(a) in excess of US$100,000 (or an equivalent amount in RMB)).

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Officer Certificate.  The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b), and 7.02(d).

(d) Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

SECTION 7.03       Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of each of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of Holdco, Parent and Merger Sub contained in this Agreement (disregarding for this purpose any limitation or qualification by “materiality” or “Parent Material Adverse Effect”) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) Agreements and Covenants.  Each of Holdco, Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Officer Certificate.  Each of Holdco, Parent and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date, signed by one of its executive officers, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

SECTION 7.04       Frustration of Closing Conditions. Prior to the Termination Date, none of the Company, Holdco, Parent, or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied to excuse such party’s obligation to consummate the Merger if such failure was caused by such party’s failure to use the standard of efforts required from such party to consummate the Merger and the other Transactions, including as required by and subject to Section 6.07 and Section 6.08.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01       Termination by Mutual Consent. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent, by action of its board of directors, and the Company, by action of the Company Board acting upon the recommendation of the Special Committee.

SECTION 8.02       Termination by Either the Company or Parent. This Agreement may be terminated by either the Company (acting upon the recommendation of the Special Committee) or Parent at any time prior to the Effective Time, if:

(a) Long Stop Date.  The Merger shall not have been consummated on or before December 3, 2013 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party whose action or failure to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the primary cause of, or resulted primarily in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement; or

(b) Injunction.  Any Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Injunction, which shall have become final and non-appealable (whether before or after the approval of this Agreement by the shareholders of the Company referred to in Section 7.01(a)); provided, that, prior to termination pursuant to this Section 8.02(b), each of the parties shall have used its reasonable best efforts to resist, appeal, obtain consent under, resolve, or lift, as applicable, such Injunction and shall have complied in all material respects with its obligations under Section 6.08; provided, further, that, the right to terminate this Agreement pursuant to this Section 8.02(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, such Injunction; or

(c) Company Vote.  The Requisite Company Vote shall not have been obtained at the Shareholders’ Meeting duly convened therefor and concluded or at any adjournment or postponement thereof.

SECTION 8.03       Termination by the Company. This Agreement may be terminated by the Company (acting upon the recommendation of the Special Committee), if:

(a) Superior Proposal.  At any time prior to the time the Requisite Company Vote is obtained, (i) the Company Board (acting on the recommendation of the Special Committee) authorizes the Company, subject to complying in all material respects with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) immediately prior to or substantially concurrently with the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal, and (iii) the Company immediately prior to or substantially concurrently with such termination pays to Parent in immediately available funds the Termination Fee required to be paid pursuant to Section 8.05.

(b) Holdco/Parent/Merger Sub Breach.  A breach or failure in any material respect of any representation, warranty or covenant of Holdco, Parent or Merger Sub set forth in this Agreement, shall have occurred, which breach would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(b) if the Company is then in material breach of any representations, warranties or covenants hereunder such that the conditions in Section 7.01, Section 7.02(a) or Section 7.02(b) would not be satisfied; or

(c) Failure to Close.  If all the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the Merger, and the Merger shall not have been consummated within three (3) Business Day after the delivery of such notice.

SECTION 8.04       Termination by Parent. This Agreement may be terminated by Parent, if:

(a) Company Breach.  A breach or failure in any material respect of any representation, warranty or covenant of the Company set forth in this Agreement shall have occurred, would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and, as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(a) if any of Holdco, Parent and Merger Sub is then in material breach of any representations, warranties or covenants hereunder such that the conditions in Section 7.01, Section 7.03(a) or Section 7.03(b) would not be satisfied; or

(b) Company Triggering Event.  A Company Triggering Event shall have occurred.

SECTION 8.05       Effect of Termination. In the event of the termination of this Agreement pursuant to Article VIII, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto; provided, however, that the provisions set forth in this Section 8.05 and Section 6.12 (only with respect to any press release or public disclosures of the termination of this Agreement and not any other press releases issued or public disclosures made thereafter), Section 6.07(c) (with respect to Parent’s reimbursement and indemnification obligations), Section 8.06 (Fees Following Termination), Article IX, the Confidentiality Agreement and the Guaranty (to the extent set forth therein) shall survive the termination of this Agreement and abandonment of the Merger pursuant to this Article VIII.

SECTION 8.06       Fees Following Termination.

(a) In the event that:

(i) this Agreement is terminated by Parent pursuant to Section 8.04(b) (Company Triggering Event);

(ii) this Agreement is terminated by the Company pursuant to Section 8.03(a) (Superior Proposal); or

(iii) (A) prior to the Shareholders’ Meeting and after the date hereof, any person shall have made an Acquisition Proposal, which proposal has been publicly disclosed and not withdrawn, and thereafter the Company or Parent terminates this Agreement pursuant to Section 8.02(a) (Long Stop Date) or Section 8.02(c) (Company Vote) or Parent terminates this Agreement pursuant to Section 8.04(a) (Company Breach), and (B) within nine (9) months after such termination the Company or any Company Subsidiary consummates any Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (A)) (provided, that, for purposes of this Section 8.06(a), all references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”), then the Company will pay, or cause to be paid, to Parent an amount equal to $2,200,000 (less any Parent Expenses, if any, previously paid by the Company pursuant to Section 8.06(f)), except that in the event that the Company terminates this Agreement pursuant to Section 8.03(a) in order to enter into an Alternative Acquisition Agreement in connection with an Acquisition Proposal received from a Solicited Person on or before the Go-Shop Period End Date or enters into an Alternative Acquisition Agreement in connection with an Acquisition Proposal with a Person or group of Persons that at such time is an Excluded Party after the Go-Shop Period End Date, then the Company shall pay Parent a fee in the amount of $1,500,000 (in each case, the fee being the “Company Termination Fee”), in the case of a termination described in clause (i) above, no later than five (5) Business Days after such termination, in the case of a termination described in clause (ii) above, immediately prior to or substantially concurrently with such termination, or in the case of a termination described in clause (iii) above, within five (5) Business Days after the date on which the Company consummates the Acquisition Proposal referred to in sub-clause (iii)(B) above. Notwithstanding the foregoing, in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.

(b) In the event that this Agreement is terminated by the Company pursuant to Section 8.03(b) (Holdco/Parent/Merger Sub Breach) or Section 8.03(c) (Failure to Close), then Parent will pay, or cause to be paid, to the Company an amount equal to $3,650,000 (the “Parent Termination Fee”) no later than five (5) Business Days after such termination (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion).

(c) In the event that the Company fails to pay the amount due under Section 8.06(a) or Section 8.06(f), or Parent fails to pay the amount due under Section 8.06(a), when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other party for all costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at prime rate of Citibank, N.A in effect on the date such payment was required to be made through the date of payment.  Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

(d) Each of the Company, Holdco, Parent, and Merger Sub acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a) or Section 8.06(b) are not a penalty, but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the parties hereto would not have entered into this Agreement.

(e) Notwithstanding anything to the contrary in this Agreement, (i) the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to this Section 8.06 (including the right to enforce the Guaranty with respect thereto) shall, subject to Section 9.07, be the sole and exclusive remedy of the Company and its Affiliates against Holdco, Parent, Merger Sub, the Guarantors, the Financing Sources, and any of their respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, affiliates, employees, representatives or agents of the foregoing (collectively, the “Parent Related Parties”) for any loss suffered as a result of any breach of any covenant or agreement in this Agreement, the failure of the Merger or other Transactions to be consummated, for a breach or failure to perform hereunder, or otherwise relating to or arising out of this Agreement, the Merger or the other Transactions contemplated hereby, and none of Holdco, Parent or Merger Sub or the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that such parties shall remain obligated for, and the Company and the Company Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, any reimbursement obligations of Parent pursuant to Section 8.06(c) and the indemnification, reimbursement and expense obligations contained in Section 6.07(c)), and the Guaranty, and (ii) Parent’s right to terminate this Agreement and receive the Company Termination Fee pursuant to this Section 8.06 and the Parent Expenses (as applicable) shall, subject to Section 9.07, be the sole and exclusive remedy of the Parent Related Parties against the Company, the Company Subsidiaries and any of their respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, affiliates, employees, representatives or agents of the foregoing for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger or other Transactions to be consummated, for a breach or failure to perform hereunder, or otherwise relating to or arising out of this Agreement, the Merger or the other Transactions, and upon Parent’s receipt and acceptance of the Company Termination Fee and/or and Parent Expenses (as applicable) from the Company pursuant to this Section 8.06, none of the Company, the Company Subsidiaries or any of their respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, affiliates, employees, representatives or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except for any reimbursement obligations of the Company pursuant to Section 8.06(c)).

(f) In the event this Agreement is terminated by Parent pursuant to Section 8.04(a) (Company Breach), then the Company shall, within thirty (30) Business Days following receipt of an invoice, therefor, reimburse Parent or its designees for all of Parent’s reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing) up to a maximum amount equal to $500,000 (the “Parent Expenses”) by wire transfer of same day funds to one or more accounts designated by Parent; provided, that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 8.06(a) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.06(f); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 8.06(f) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.06(a) except to the extent indicated in Section 8.06(a).

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01       Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and in any certificate delivered pursuant hereto, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall terminate at the Effective Time, except for those covenants and agreements contained herein to the extent that by their terms apply or are to be performed in whole or in part after the Effective Time.

SECTION 9.02       Notices. All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(i) if to Holdco, Parent or Merger Sub:

c/o Intertrust Corporate Services (Company) Limited
87 Mary Street
Georgetown, Grand Cayman KY1-9005
Cayman Islands
Attention:                      Mr. Boris Brady
Facsimile:                      +1 345 945 4757

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention:                     Michael Gisser
         Peter Huang
Facsimile:                     +86 (10) 6535 5577

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
38 F, Unit 03
88 Century Boulevard
Pudong, Shanghai 200121
People’s Republic of China
Attention:                      Ms. Zhan Chen
Facsimile:                      +86 21 6165 1799

(ii) if to the Company:

Star City International Building,
10 Jiuxianqiao Road, C-16th Floor
Chaoyang District
Beijing, PRC 100016
Attention:                      Judy Tu
Facsimile:                      +86 10 6431 1050

with a copy to:

O’Melveny & Myers LLP
Yin Tai Centre, Office Tower, 37th Floor
No. 2 Jianguomenwai Ave.
Chao Yang District
Beijing 100022
Attention:                     David J. Roberts
          Paul Scrivano
Facsimile:                     +86 10 6563 4201

SECTION 9.03                               Certain Definitions.

(a) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and shall not prohibit the Company from providing information to Parent, which the Company is required to provide pursuant to Section 6.04(a), 6.04(c), and 6.04(d).

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Applicable Anti-bribery Laws” means any anti-bribery or anti-corruption laws, such as the United States Foreign Corrupt Practices Act, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, if applicable, and all other anti-bribery and anti-corruption laws to which the Company and the Company Subsidiaries are subject.

“beneficial owner”, “beneficially owned”, “beneficially owning” and terms correlative thereto, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York, Hong Kong and the PRC.

“Buyer Group Parties” means, Holdco, Parent, Merger Sub, the Rollover Holders and the Sponsor.

“Company Disclosure Letter” means the disclosure schedule delivered to Holdco, Parent and Merger Sub by the Company on the date hereof.

“Company Equity Award” means each Company Option and each Company Restricted Share granted under the Stock Incentive Plans.

“Company Material Adverse Effect” means any development, fact, circumstance, condition, event, change, occurrence or effect, individually or in the aggregate, that would have or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole, including any products liability or food safety investigations or claims, other than any development, fact, circumstance, condition, event, change, occurrence or effect resulting from (A) changes in general economic, financial market, business or geopolitical conditions or general economic or regulatory, legislative or political conditions in any geographic region in which the Company and the Company Subsidiaries conduct business to the extent the Company and the Company Subsidiaries are not materially and disproportionately affected thereby relative to other companies in the same industry, (B) changes or developments in any of the industries in which the Company or the Company Subsidiaries operate, (C) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof after the date of this Agreement, to the extent the Company and the Company Subsidiaries are not materially and disproportionately affected thereby relative to other companies in the same industry, (D) any change in the price or trading volume of the Shares or any change or prospective change in the Company’s credit ratings, in and of itself (provided, that, the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (E) any outbreak or escalation of hostilities or war or any act of terrorism, (F) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, (G) any actions taken pursuant to the express terms of this Agreement or at the written request of Holdco, Parent or Merger Sub, (H) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (I) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any person with respect to this Agreement, and including any termination of, reduction in or other negative impact on relationships or dealings, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and the Company Subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or (J) the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, provided, that any development, fact, circumstance, event, change, occurrence or effect referred to in the foregoing clauses (A), (B), (C), (E) and (F), may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such development, fact, circumstance, event, change, occurrence or effect has a materially disproportionately adverse effect on the Company and the Company Subsidiaries taken as a whole, as compared to other companies in the industries in which the Company and the Company Subsidiaries operate.

“Company Option” means each option to purchase Shares under the Stock Incentive Plans.

“Company Restricted Share” means each restricted share award granted under the Stock Incentive Plans.

“Company Subsidiary” means each person which is a subsidiary of the Company.

“Company Triggering Event” shall be deemed to have occurred if (i) there shall have been a Change of Recommendation; (ii) the Company enters into an Alternative Acquisition Agreement; (iii) the Company shall have failed to include in the Proxy Statement the Company Recommendation; (iv) with respect to the receipt of an Acquisition Proposal (other than a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act), the Company Board fails to reaffirm its recommendation in favor of the approval of this Agreement and the approval of the Merger within five (5) Business Days after Parent requests in writing that such recommendation be reaffirmed (provided, that Parent may not make more than one such request per Acquisition Proposal); or (v) a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act which constitutes an Acquisition Proposal (other than by Parent or any of its affiliates) is commenced (within the meaning of Rule 14d-2 promulgated under the Exchange Act), and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer), within ten (10) Business Days after commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act).

“Confidentiality Agreement” means the confidentiality agreement, dated as of November 19, 2012, between Morgan Stanley Asia Limited and the Company.

“Consortium Agreement” means that certain Consortium Agreement dated as of October 3, 2012, by and between Mr. You-Bin Leng and MSPEA IMF Holding Limited.

“Contract” means any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, franchise or other instrument.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.

“Environmental Laws” means all foreign, federal, state, or local laws, statutes, regulations, ordinances, codes, or decrees relating to (a) Releases or threatened Releases or Hazardous Materials, (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials, (c) the environment, or (d) the protection of human health and safety.

“Environmental Permits” means all permits, licenses, registrations, approvals, and other authorizations required under applicable Environmental Laws.

“Equity Securities” shall mean any share, capital stock, registered capital, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or any other instrument or right the value of which is based on any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

“Exercise Price” means, with respect to any Company Option, the applicable exercise price per Share underlying such Company Option.

“Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing and, if applicable, the Alternative Financing (other than the Equity Financing and the Contribution Agreement) in connection with the transactions contemplated hereby, including the parties to the Debt Financing Agreement, the Alternative Financing Agreements, if applicable, and any joinder agreements relating thereto.

“Governmental Authority” means any nation or government, any agency, self-regulatory body, public, regulatory or taxing authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal.

“Governmental Official” means an official, employee, or representative of any Governmental Authority or enterprise partially or wholly owned or controlled by a Governmental Authority.

“Hazardous Materials” means any substance or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.

“Intellectual Property” means (a) United States, non-United States and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets and know-how.

“knowledge” means, with respect to the Company, the knowledge, after reasonable inquiry and investigation, of the individuals listed in Section 9.03(a) of the Company Disclosure Letter, and with respect to any other party hereto, the actual knowledge of the directors and executive officers of such party, in each case, after due inquiry.

“Liens” means any security interest, pledge, hypothecation, mortgage, lien, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Parent Material Adverse Effect” means any event, change, occurrence or effect that would or would reasonably be expected to prevent or materially hinder, delay or impede the performance by Holdco, Parent or Merger Sub of its obligations under this Agreement or the consummation of any of the Transactions, including the Merger.

“Permitted Liens” means (i) mechanics’, carriers’, workers’, and repairers’ Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition or the property of the Company so encumbered and that are not resulting from a breach, default or violation by the Company of any Contract or Law, (ii) Liens for Taxes, assessments and other governmental charges and levies that are not due and payable or that may thereafter be paid without interest or penalty, (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, provided, that such regulations have not been materially violated, (iv) any matter listed in or referred to in any title policy, search or report which was made available to Parent prior to the date of this Agreement, (v) any immaterial Lien which does not interfere with day-to-day operations of the business of the Company and the Company Subsidiaries, (vi) limitations or restrictions under any lease or other Contract or otherwise imposed by the Law of PRC or another Governmental Authority, having jurisdiction over any real property owned or leased by the Company or any Company Subsidiary and/or operations thereat, (vii) limitations or restrictions on transfers imposed by the Securities Act, blue sky Laws, and comparable foreign Laws governing securities, provided, that there is no material violation thereunder that has resulted in such limitations or restrictions, and (viii) non-exclusive licenses to Intellectual Property of the Company or any of the Company Subsidiaries granted in the ordinary course of business;

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Representatives” means, when used with respect to Holdco, Parent, Merger Sub, the Company or any other person, the directors, officers, employees, agents, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders, and other agents, advisors and representatives of Holdco, Parent, Merger Sub, the Company or any other person, as applicable, and their respective subsidiaries;

“Requisite Company Vote” means the approval of the Merger by the affirmative vote of (i) holders of Shares as of the record date of the Shareholders’ Meeting (or any postponement or adjournment thereof) representing at least a majority of the issued and outstanding Shares in accordance with the requirement of the Company’s Articles of Incorporation, Bylaws, and the URBCA, and (ii) holders of Shares (other than the Buyer Group Parties) as of the record date of the Shareholders’ Meeting (or any postponement or adjournment thereof), representing at least a majority of the issued and outstanding Shares (other than the Rollover Shares).

“Social Security Benefits” means any social insurance, pension insurance benefits, medical insurance benefits, work-related injury insurance benefits, maternity insurance benefits, unemployment insurance benefits and public housing reserve fund benefits or similar benefits, in each case as required by any applicable Law or contractual arrangements.

“Stock Incentive Plans” means, collectively, the Company’s 2003 Stock Incentive Plan and the Company’s 2009 Stock Incentive Plan, and all amendments and modifications thereto.  “Stock Incentive Plan” means any one of the foregoing plans.

“Subsidiary” or “Subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity: (i) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held directly or indirectly by such person or by any one or more of such person’s subsidiaries, (ii) of which at least fifty percent (50%) of the equity interests is controlled by such person by any one or more of such person’s subsidiaries, (iii) of which such party or any subsidiary of such party is a general partner, or (iv) that would otherwise be deemed a “subsidiary” under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment (including withholding obligations imposed on employer/payer), social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

“Third Party” means any person or “group” (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent or any of its Affiliates or Representatives.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

Action	§ 3.09
Acquisition Proposal	§ 6.04(h)
Agreement	Preamble
Alternative Acquisition Agreement	§ 6.04(e)
Alternative Financing	§ 6.07(b)
Alternative Financing Agreements	§ 6.07(b)
Ancillary Debt Agreement	§ 6.07(c)
Applicable Date	§ 3.07(a)
Articles of Incorporation	§ 3.02
Articles of Merger	§ 1.03
Book-Entry Shares	§ 2.04(b)
Buyer Group Contracts	§ 4.13
Bylaws	§ 3.02
Change of Recommendation	§ 6.04(e)
Closing	§ 1.02
Closing Date	§ 1.02
Company	Preamble
Company Board	Recitals
Company Personnel	§ 3.10(a)
Company Plan	§ 3.10(c)
Company Recommendation	§ 3.04(b)
Company SEC Reports	§ 3.07(a)
Company Termination Fee	§ 8.06(a)
Contribution	§ 4.04(a)
Contribution Agreement	Recitals
Damages	§ 6.05(c)
Debt Financing	§ 4.04(a)
Debt Financing Agreement	§ 4.04(a)
Dissenting Shares	§ 2.03(a)
Effective Time	§ 1.03
Equity Commitment Letters	§ 4.04(a)
Equity Financing	§ 4.04(a)
ERISA	§ 3.10(d)
ERISA Affiliate	§ 3.10(c)
Excluded Party	§ 6.04(b)
Exchange Fund	§ 2.04(a)
Excluded Shares	§ 2.01(a)
Financial Advisor	§ 3.04(c)
Financing	§ 4.04(a)
Financing Documents	§ 4.04(a)
Foreign Benefit Plan	§ 3.10(l))
Founder	Recitals
Founder Equity Commitment Letter	§ 4.04(a)
Founder Equity Financing	§ 4.04(a)
GAAP	§ 3.07(b)
Go-Shop Period End Date	§ 6.04(a)
Guarantors	Recitals
Holdco	Preamble

Defined Term	Location of Definition

Indemnified Parties	§ 6.05(a)
Injunction	§7.01(b)
Law	§ 3.05(a)
Lenders	§ 4.04(a)
Major Customer	§ 3.15
Major Supplier	§ 3.15
Material Company Permits	§ 3.06(a)
Material Contracts	§ 3.14(a)
Merger	Recitals
Merger Consideration	§ 2.01(a)
Merger Sub	Preamble
New Facility	§ 5.01(p)
Notice	§ 6.04(f)
NYSE	§ 3.05(b)
OFAC Sanctions	§ 3.06(e)
Onshore Debt Financing Agreements	Recitals
Option Payments	§ 2.02(a)(i)
Parent	Preamble
Parent Related Parties	§ 8.06(e)
Parent Termination Fee	§ 8.06(b)
Paying Agent	§ 2.04(a)
PRC	§ 3.06
Proxy Statement	§ 6.01(a)
Rollover Holders	Recitals
Rollover Shares	Recitals
SAFE	§ 3.06(a)
Sarbanes-Oxley Act	§ 3.07(d)
SEC	§ 3.05(b)
Securities Act	§ 3.07(a)
Share Certificates	§ 2.01(a)
Shareholders’ Meeting	§ 6.02(a)
Shares	§ 2.01(a)
Solicited Person	§ 6.04(a)
Special Committee	Recitals
Sponsor	Recitals
Sponsor Equity Commitment Letter	§ 4.04(a)
Sponsor Equity Financing	§ 4.04(a)
Superior Proposal	§ 6.04(h)
Surviving Corporation	§ 1.01
Takeover Statute	§ 3.18
Terminated Acquisition Proposal	§ 6.04(b)
Termination Date	§ 8.02(a)
Transactions	Recitals
Utah Division	§ 1.03
URBCA	Recitals
Voting Agreement	Recitals

SECTION 9.04       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05       Entire Agreement; Assignment. This Agreement (including the exhibits and schedules hereto), the Company Disclosure Letter, the Contribution Agreement, the Voting Agreement, the Confidentiality Agreement, the Financing Documents and the Guaranty constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Merger Sub may assign all (but not less than all) of its rights, interests and obligations under this Agreement to another company all of the outstanding voting securities of which are owned by Parent, but no such assignment shall relieve Holdco, Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations.  Any purported assignment in violation of this Agreement will be void ab initio.

SECTION 9.06       Parties in Interest. Except as provided in Section 6.05, Section 8.06(e) and Article I (but, in the case of Article I, only with respect to holders of Shares, Company Options and Company RSUs and only after the Effective Time), the parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.  The parties hereto further agree that the rights of third-party beneficiaries under Section 6.05 shall not arise unless and until the Effective Time occurs.  The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.  Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.11 without notice or liability to any other person.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto.  Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

SECTION 9.07       Specific Performance.

(a) The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions.  Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) Notwithstanding anything in this Agreement to the contrary, it is explicitly agreed that the Company shall be entitled to obtain an injunction, specific performance or other equitable remedies to enforce Holdco’s, Parent’s and Merger Sub’s obligation to cause the Sponsor to fund the Sponsor Equity Financing, to cause the Founder to fund the Founder Equity Financing and to consummate the Merger, but only in the event that each of the following conditions has been satisfied: (i) all conditions in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or, if permissible, waived in accordance with this Agreement, (ii) Holdco, Parent and Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, (iii) the Debt Financing (or, if applicable, the Alternative Financing) has been funded or will be funded at the Closing in accordance with the terms thereof if the Equity Financing is funded at the Closing, and (iv) the Company has irrevocably confirmed in writing that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur.  For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Holdco’s right to cause the Equity Financing to be funded or to consummate the Merger if the Debt Financing (or, if applicable, the Alternative Financing) has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

(c) Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that either party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. In seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, no party shall be required to provide any bond or other security in connection with any such order or injunction.

(d) Until such time as Parent pays the Parent Termination Fee, the remedies available to the Company pursuant to this Section 9.07 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate this Agreement and collect the Parent Termination Fee under Section 8.06.  For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive both (i) a grant of injunction, specific performance or other equitable relief under this Section 9.07 that results in a Closing and (ii) monetary damages, including all or any portion of the Parent Termination Fee

(e) Until such time as the Company pays the Company Termination Fee, the remedies available to each of Holdco, Parent and Merger Sub pursuant to this Section 9.07 shall be in addition to any other remedy to which they are entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Holdco, Parent or Merger Sub from, in the alternative, seeking to terminate this Agreement and collect the Company Termination Fee under Section 8.06.  For the avoidance of doubt, under no circumstances shall Parent be permitted or entitled to receive both (i) a grant of injunction, specific performance or other equitable relief under this Section 9.07 that results in a Closing and (ii) monetary damages, including all or any portion of the Company Termination Fee or Parent Expenses.

(f) For the avoidance of doubt, (i) under no circumstances will the Company be entitled to monetary damages in excess of the aggregate amount of (A) the Parent Termination Fee, (B) any reimbursement obligation of Parent pursuant to Section 8.06(c) and (C) the indemnification, reimbursement and expense obligations of Parent contained in Section 6.07(c), and (ii) under no circumstances will Holdco, Parent or Merger Sub be entitled to monetary damages in excess of the aggregate amount of (A) the Company Termination Fee, (B) any reimbursement obligation of the Company pursuant to Section 8.06(c) and (C) any reimbursement obligation of the Company pursuant to Section 8.06(f).

(g) If a party hereto brings any Action to enforce specifically the performance of the terms and provisions hereof by the other parties, the Termination Date shall automatically be extended by the amount of time during which such Action is pending, plus twenty (20) Business Days.

SECTION 9.08       Governing Law. This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof, except that the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Utah:  the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of the Merger Sub in the Company, the cancellation of the Shares, the rights of holders of Dissenting Shares under the URBCA, the fiduciary or other duties of the Company Board and the board of directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub.  All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement, or the transactions contemplated by this Agreement, may not be enforced in or by any of the above-named courts.

SECTION 9.09       Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 9.10      Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.11       Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 9.12       Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.13       Counterparts. This Agreement may be executed and delivered (including by facsimile, “.pdf” ,or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[The remainder of the page is intentionally left blank.]

IN WITNESS WHEREOF, Holdco, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Diamond Infant Formula Holding Limited

By	/s/ You-Bin Leng
Name: You-Bin Leng
Title: Director

Platinum Infant Formula Holding Limited

By	/s/ You-Bin Leng
Name: You-Bin Leng
Title: Director

Infant Formula Merger Sub Holding Inc.

By	/s/ You-Bin Leng
Name: You-Bin Leng
Title: Authorized Signatory

Feihe International, Inc.

By	/s/ David Dong
Name: David Dong
Title: Director

[Signature Page to Agreement and Plan of Merger]

ANNEX B

 OPINION OF OPPENHEIMER AS THE SPECIAL COMMITTEE’S FINANCIAL ADVISOR

Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004

Transacts Business on all Principal Exchanges

PRIVILEGED & CONFIDENTIAL

March 3, 2013

Special Committee of the Board of Directors

Feihe International, Inc.

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor

Chaoyang District, Beijing, China 100016

Members of the Special Committee:

You have asked Oppenheimer & Co. Inc. (“Oppenheimer”) to render a written opinion (this “Opinion”) to the Special Committee of the Board of Directors of Feihe International, Inc. (“Feihe”) as to the fairness, from a financial point of view, to the holders of Shares (as defined below), other than any Excluded Shares (as defined below), of the Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Mergerproposed to be entered into, among Diamond Infant Formula Holding Limited (“Holdco”), Platinum Infant Formula Holding Limited (the “Parent”), Infant Formula Merger Sub Holding Inc. (the “Merger Sub”), and Feihe (the “Agreement”). The Agreement provides for, among other things, the merger of the Merger Sub with and into Feihe (the “Merger”) with Feihe surviving the Merger and that, at the effective time of the Merger and in connection therewith, each share of common stock, par value US$0.001 per share, of Feihe (a “Share”, or, collectively, the “Shares”) other than Excluded Shares, will be cancelled and converted into the right to receive US$7.40 in cash (such consideration, the “Merger Consideration”). “Excluded Shares” means, collectively, (a) the Rollover Shares (as defined in the Agreement), (b) the Dissenting Shares (as defined in the Agreement) and (c) any Shares owned by Holdco, Parent, Merger Sub, Feihe or any Company Subsidiary (as defined in the Agreement), in each case, immediately prior to the effective time of the Merger.

In arriving at our Opinion, we:

(a)	reviewed a draft of the Agreement dated February 28, 2013;

(b)	reviewed (i) audited financial statements of Feihe for fiscal years ended December 31, 2009, 2010 and 2011; (ii) unaudited interim financial statements of Feihe for the nine months ended September 30th, 2012;and (iii) certain other unaudited financial information prepared by management of the Company;

(c)	reviewed financial forecasts and estimates relating to Feihe prepared by the management of Feihe (the “Feihe Financial Forecast”);

(d)	reviewed the historical market prices and trading volume of the Shares;
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(e)	held discussions with the senior management of Feihe with respect to the business and prospects of Feihe;

(f)	reviewed and analyzed certain publicly available financial data for companies that we deemed relevant in evaluating Feihe;

(g)	reviewed and analyzed certain publicly available financial information for transactions that we deemed relevant in evaluating the Merger;

(h)	analyzed the estimated present value of the future cash flows of Feihe based on the Feihe Financial Forecast;

(i)	reviewed other public information concerning Feihe; and

(j)	performed such other analysis, reviewed such other information and considered such other factors as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Feihe and its employees, representatives and affiliates or otherwise reviewed by us. With respect to the Feihe Financial Forecast, we have assumed, at the direction of the management of Feihe and with your consent, without independent verification or investigation, that the Feihe Financial Forecast was reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Feihe as to the future financial condition and operating results of Feihe and the other matters covered thereby, and that the financial results in the Feihe Financial Forecast will be achieved at the times and in the amounts projected.

We also assumed that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with your consent, that the Merger will be consummated in accordance with its terms without waivers, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Feihe or the Merger. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Feihe and have not conducted any physical inspection of the properties or facilities of Feihe.

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We are not expressing any opinion as to the underlying valuation, future performance or long term viability of Feihe, or the price at which Shares will trade at any time. We express no view as to, and our Opinion does not address, any terms or other aspects or implications of the Merger (other than the fairness of the Merger Consideration to the extent expressly specified herein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Merger, including, without limitation, the ability of the Parent and Merger Sub to fund the consideration to be paid in the Merger, or otherwise or the fairness of the amount or nature of, or any other aspect relating to, the compensation to be received by any individual officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Merger Consideration. Our Opinion does not address the fairness of any consideration to be received by the holders of Excluded Shares.

In addition, we express no view as to, and our Opinion does not address, the underlying business decision of Feihe to proceed with or effect the Merger nor does our Opinion address the relative merits of the Merger as compared to any alternative business strategies that might exist for Feihe or the effect of any other transaction in which Feihe might engage. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest prior to the date hereof in the possible acquisition of all or part of Feihe. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion.

We are not legal, tax, regulatory or accounting advisors and have relied on the assessments made by Feihe and its advisors with respect to such issues. This Opinion does not address any legal, tax, regulatory or accounting matters. In addition, our Opinion does not constitute a solvency opinion or a fair value opinion, and we have not evaluated the solvency or fair value of Feihe under any federal or state laws relating to bankruptcy, insolvency or similar matters.

The issuance of our Opinion was approved by an authorized committee of Oppenheimer & Co. Inc. As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to the Special Committee of the Board of Directors of Feihe in connection with the Merger and will receive a fee for our services, a portion of which will be payable upon delivery of our Opinion and a portion of which is contingent upon consummation of the Merger. Feihe has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We and our affiliates have in the past performed investment banking and other services for Feihe unrelated to the Merger. Notably, Oppenheimer & Co. Inc. was engaged by Feihe as a placement agent in connection with a proposed private placement of Feihe securities (which engagement was terminated in June 2010 and for which Oppenheimer & Co. Inc. received no consideration from Feihe). In the ordinary course of business, we and our affiliates may actively trade securities of Feihe for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We may also seek to provide financial advisory services to Feihe in the future, for which we would expect to receive compensation.

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Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration provided for in the Agreement is fair, from a financial point of view, to the holders of Shares (other than Excluded Shares). Our Opinion is for the use of the Special Committee of the Board of Directors of Feihein its evaluation of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the Merger.

Our Opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval(such approval not to be unreasonably withheld or delayed), unless pursuant to applicable law or regulations or required by other regulatory authority or by the order or ruling of a court or administrative body, except that our Opinion may be included in its entirety and references can be made to the Opinion and us in the transaction statement on Schedule 13E-3 or any amendments theretorelating to the Merger to be filed with the Securities and Exchange Commission and the proxy statement to be mailed to the shareholders of Feihe.

Very truly yours,

/s/ Oppenheimer & Co. Inc.

Oppenheimer & Co. Inc.

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ANNEX C

 UTAH STATUTORY DISSENTERS’ RIGHTS

16-10a-1301. Definitions.

For purposes of Part 13:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) “Fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

16-10a-1302. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

(a) consummation of a plan of merger to which the corporation is a party if:

(i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

(ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

(b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

(d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

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(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

(a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

(c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

(a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

(c) cash in lieu of fractional shares; or

(d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

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(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder shall certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters’ rights as to all the shares unlimited on the ability to exercise dissenters’ rights. The certification requirement shall be stated in the dissenters’ notice given pursuant to Section 16-10a-1322.

16-10a-1320. Notice of dissenters’ rights.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this part. The notice shall be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders’ meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321. Demand for payment – Eligibility and notice of intent.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) shall cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

(b) may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters’ rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder shall have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

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16-10a-1322. Dissenters’ notice.

(1) If proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters’ notice required by Subsection (1) shall be sent no later than 10 days after the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and shall:

(a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

(b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares shall be deposited;

(c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

(e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters’ notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice required by Subsection (1) is given;

(f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

(g) be accompanied by a copy of this part.

16-10a-1323. Procedure to demand payment.

(1) A shareholder who is given a dissenters’ notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

(b) deposit certificates for his certificated shares in accordance with the terms of the dissenters’ notice; and

(c) if required by the corporation in the dissenters’ notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under this part.

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16-10a-1324. Uncertificated shares.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325. Payment.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter’s shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) shall be accompanied by:

(a) (i) (A) the corporation’s balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

(B) an income statement for that year;

(C) a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

(D) the latest available interim financial statements, if any;

(ii) the balance sheet and statements referred to in Subsection (2)(a)(i) shall be audited if the corporation customarily provides audited financial statements to shareholders;

(b) a statement of the corporation’s estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

(c) a statement of the dissenter’s right to demand payment under Section 16-10a-1328; and

(d) a copy of this part.

16-10a-1326. Failure to take action.

(1) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters’ notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

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16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) A corporation may, with the dissenters’ notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328. Procedure for shareholder dissatisfied with payment or offer.

(1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

(a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

(b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

(c) the corporation, having failed to take the proposed corporate action creating dissenters’ rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330. Judicial appraisal of shares – Court action.

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation’s principal office, or if it has no principal office in this state, Salt Lake County. If the corporation is a foreign corporation, it shall commence the proceeding in the county in this state where the principal office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located, or, if the domestic corporation did not have its principal office in this state at the time of the transaction, in Salt Lake County.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties shall be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares. Service may also be made otherwise as provided by law.

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(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

(a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

(b) for the fair value, plus interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

(b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

C-7

ANNEX D

DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON

The Company

The name, present principal employment and citizenship of each director and executive officer of the Company are set forth below. The address person set forth below is c/o Feihe International, Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China 100016.

Name	Present Principal Employment/Principal Business	Citizenship
You-Bin Leng	Chairman, Chief Executive Officer, President, and General Manager of the Company	China
Sheng-Hui Liu	Vice President of Finance, Heilongjiang WFOE, and Director of the Company	China
Hua Liu	Vice Chairman, Secretary, Treasurer, and Director of the Company	China
Kirk Downing	Law Offices of Kirk Downing	Canada
Jingjun Mu	Vice Executive Director of the China Dairy Industry Association	China
Xiaofei Ren	Financial Director of Beijing Bonianhengteng Film and Television Culture Media Co.	China
David Dong	Chief Financial Officer of China Botanic Pharmaceutical Inc.	Canada

Mr. You-Bin Leng has been the chairman, chief executive officer, president, and general manager of the Company since May 2003.

Mr. Sheng-Hui Liu has been the vice president of finance, Heilongjiang WFOE, and a director of the Company since May 2003.

Mr. Hua Liu has been vice chairman secretary, treasurer, and director of the Company since May 2003.

Mr. Kirk Downing has been an active attorney licensed to practice law in California since 1980.

Ms. Jingjun Mu has served as vice executive director of the China Dairy Industry Association since 2004.

Ms. Xiaofei Ren has served as financial director of Beijing Bonianhengteng Film and Television Culture Media Co., Ltd since September 2011. From October 2004 to August 2011, she was a senior accountant at Beijing Xinghua CPA Ltd.

Mr. David Dong has served as the chief financial officer of China Botanic Pharmaceutical Inc. since December 2010. From November 2008 to November 2010, Mr. Dong served as an investment manager with Hatitac Inc. From March 2006 to October 2008, Mr. Dong served as an investment manager with HUB International.

D-1

Parent, Merger Sub and Holdco

Set forth below for the directors and/or executive officers of each of Parent, Merger Sub and Holdco, are their present principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of such director.

Directors and Executive Officers of Parent and Holdco

The name, business address, present principal employment and citizenship of each director of each of Parent and Holdco are set forth below. As of the date of this proxy statement, none of Parent and Holdco have any executive officers.

Name	Present Principal Employment /Principal Business	Business Address	Citizenship
Samantha Jennifer Cooper	Vice President of Morgan Stanley Private Equity Asia III, Inc., Director of the Sponsor Director of MSPEA	1585 Broadway New York, New York 10036	United States
You-Bin Leng	Chairman, Chief Executive Officer, President, and General Manager of the Company	Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing 100016 People’s Republic of China	China
Zhi-Bo Li	General Manager of Langfang Beisili Commerce and Trade Co., Ltd.	Room 101, Unit 5, Building 15, Tianqinwan, Xianghe, Hebei Province	China

Ms. Samantha Jennifer Cooper has been a vice president of Morgan Stanley Private Equity Asia III, Inc. since February 2012, a director of the Sponsor since November 2012, and a director of MSPEA since July 2012. She has been employed by Morgan Stanley, the ultimate parent of MS LLC, since August 2002.

Mr. Zhi-Bo Li has been the General Manager of Langfang Beisili Commerce and Trade Co., Ltd. since April 2010, and had no principal employment in the two years preceding his current employment.

Directors and Executive Officers of Merger Sub

The name, business address, present principal employment and citizenship of each director and executive officer of Merger Sub are set forth below. Unless otherwise indicated, each individual is a director of Merger Sub and a United States citizen.

Name	Present Principal Employment /Principal Business	Business Address
Samantha Jennifer Cooper*	Vice President of Morgan Stanley Private Equity Asia III, Inc., Director of the Sponsor Director of MSPEA	1585 Broadway New York, New York 10036
Sung Min Choi	Director of MSPEA	HungKuk Life Insurance Building 226 Shinmun-ro 1-Ga Chongro-Ku, Seoul 110-061 Republic of Korea
Alan K. Jones	Director, President and Managing Director of Morgan Stanley Private Equity Asia III, Inc.	1585 Broadway New York, New York 10036

* President of Merger Sub.

D-2

Mr. Sung Min Choi has been a director of MSPEA since July 2012. He has been employed by Morgan Stanley since May 2006.

Mr. Alan K. Jones has been a director, president and managing director of Morgan Stanley Private Equity Asia III, Inc. since January 2007, January 2007 and September 2008, respectively, and a director of MSPEA since October 2011. He has been employed by Morgan Stanley since August 1993.

MS Filing Persons

The name, business address, present principal occupation or employment and citizenship of each director and executive officer of the Sponsor and MSPEA, and the name, business address, present principal occupation or employment and citizenship of each executive officer of MS LLC and MS LP are set forth below.

The general partner of MS LP is MS LLC. Neither MS LLC nor MS LP has officers or directors.

Directors and Executive Officers of the Sponsor

The name of the director and the names and titles of the executive officer of the Sponsor and their principal occupations are set forth below. The business address of each of the director or executive officer is also set forth below. Unless otherwise indicated, each individual is a United States citizen and each occupation set forth opposite an individual’s name refers to the Sponsor.

Name	Title	Address
Samantha Jennifer Cooper	Director	1585 Broadway New York, New York 10036
Karen A. Cassidy	Treasurer Director of MSPEA	750 Seventh Avenue New York 10019
Edwin van Keulen*	Treasurer Director of MSPEA	1633 Broadway New York, New York 10019
Christopher H. Norris	Vice President	1585 Broadway New York, New York 10036

* Citizenship – Dutch

Ms. Karen A. Cassidy has been a treasurer of the Sponsor and a director of MSPEA since November 2012. She has been employed by Morgan Stanley since May 2011. Prior to that, she was a real estate agent with Coldwell Banker from 2006 through 2011.

Mr. Edwin van Keulen has been a treasurer of the Sponsor since June 2011 and a director of MSPEA since Nov 2012. He has been employed by Morgan Stanley since May 2008. Prior to that, he was employed by Ernst & Young from 2001 to May 2008.

D-3

Mr. Christopher H. Norris has been the vice president of the Sponsor since July 2011. He has been employed by Morgan Stanley since July 2011. Prior to that, he was employed by Bank of America from January 2009 to July 2011, and before that, by Merrill Lynch since August 1997.

Directors and Executive Officers of MSPEA

The name of the director and the names and titles of the executive officer of MSPEA and their principal occupations are set forth below. The business address of each of the director or executive officer is also set forth below. Unless otherwise indicated, each individual is a United States citizen and each occupation set forth opposite an individual’s name refers to MSPEA.

Name	Title	Address
Alan K. Jones	Director	1585 Broadway New York, New York 10036
Samantha Jennifer Cooper	Director	1585 Broadway New York, New York 10036
Sung Min Choi	Director	HungKuk Life Insurance Building 226 Shinmun-ro 1-Ga Chongro-Ku, Seoul 110-061 Republic of Korea
Yu Gao*	Director	International Commerce Centre 1 Austin Road West Kowloon, Hong Kong SAR
Kwok King Kingsley Chan*	Director	International Commerce Centre 1 Austin Road West Kowloon, Hong Kong SAR
Karen A. Cassidy	Treasurer	750 Seventh Avenue New York 10019
Edwin van Keulen**	Treasurer	1633 Broadway New York, New York 10019

* Citizenship – Hong Kong

** Citizenship – Dutch

Mr. Yu Gao has been a director of MSPEA since July 2012. He has been employed by Morgan Stanley since August 2005.

Mr. Kwok King Kingsley Chan has been a director of MSPEA since July 2012. He has been employed by Morgan Stanley since May 2007.

D-4

FORM OF PROXY CARD

FEIHE INTERNATIONAL, INC.

Proxy for the Special Meeting of Shareholders
To be held on _________, 2013
Solicited by the Board of Directors

The undersigned hereby appoints __________ and __________, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Feihe International, Inc., a Utah corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016 on __________, 2013, at _____ a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated __________, 2013 (the ”Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH PROXY CARD HERE ▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________, 2013: A complete set of proxy materials relating to our special meeting is available on the Internet. These materials, consisting of the Notice of Special Meeting, Proxy Statement, and Proxy Card, may be viewed at www.shareholdermaterial.com/ADY.

☒ Please mark votes as in this example

The Company’s board of directors recommends voting “FOR” each of the following proposals:		FOR	AGAINST	ABSTAIN

1.	To approve the Agreement and Plan of Merger, dated March 3, 2013, by and among Diamond Infant Formula Holding Limited, Platinum Infant Formula Holding Limited, Infant Formula Merger Sub Holding Inc., and the Company, providing for the merger of Merger Sub Holding Inc. with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Platinum Infant Formula Holding Limited.	☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement	☐	☐	☐

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature: _______________________________________________________________

Date: ___________________________________________________________________

Signature: _______________________________________________________________

Date:___________________________________________________________________

CONTROL NUMBER

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE ABOVE	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

▲ PLEASE DETACH PROXY CARD HERE ▲

CONTROL NUMBER

VOTE BY INTERNET – https://www.proxypush.com/ITC
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-866-702-2536
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.